Prospectus Supplement to Prospectus dated March 17, 2008

$1,679,450,000

Student Loan Asset-Backed Notes

SLC Student Loan Trust 2008-1
Issuing Entity

SLC Student Loan Receivables I, Inc.
Depositor

The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

On or about March 28, 2008, the issuing entity will issue the following classes of notes offered by this prospectus supplement:

Class(1)	Original Principal Amount	Interest Rate	Maturity	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor
A-1 Notes	$308,000,000	3-month LIBOR plus 0.60%	September 15, 2013	100%	0.1600%	99.8400%
A-2 Notes	$422,000,000	3-month LIBOR plus 0.90%	March 15, 2017	100%	0.1800%	99.8200%
A-3 Notes	$290,000,000	3-month LIBOR plus 1.10%	September 15, 2019	100%	0.1900%	99.8100%
A-4A Notes	$602,105,000	3-month LIBOR plus 1.60%	December 15, 2032	100%	0.2210%	99.7790%
B Notes	$57,345,000	3-month LIBOR plus 1.75%	March 15, 2038	100%	0.3070%	99.6930%

(1)

It is expected that on the closing date the depositor or an affiliate of the depositor will purchase all of the class B notes, $55,000,000 of the class A-3 notes and $245,105,000 of the class A-4A notes.  The underwriting discount for any class A-3, class A-4A or class B notes purchased by the depositor or an affiliate of the depositor will be 0.0760%, 0.0884% and 0.1228%, respectively, and the proceeds to the depositor will be adjusted accordingly.

The issuing entity also will issue a class of floating rate EURIBOR-based notes, the class A-4B notes, which are not being offered by this prospectus supplement.  We are including information about the class A-4B notes solely to provide investors a better understanding of the offered notes.

The issuing entity will make payments primarily from collections on a pool of consolidation student loans made under the Federal Family Education Loan Program (also known as “FFELP”) which had an aggregate principal balance, including accrued interest to be capitalized, of approximately $1,992,822,492 as of February 29, 2008.  Interest and principal will be paid to the applicable noteholders quarterly on the 15th of each March, June, September and December, beginning in June 2008.  In general, the issuing entity will pay principal sequentially, first to the class A-1 notes, the class A-2 notes and the class A-3 notes, in that order, until each such class is paid in full, then, pro rata, to or with respect to the class A-4A and class A-4B notes, until each such class is paid in full, and then to the class B notes until such class is paid in full.  Credit enhancement for the notes consists of excess interest on the trust student loans, overcollateralization, cash on deposit in a reserve account and, until the distribution date in June 2012, the capitalized interest account, and, for the class A notes, the subordination of the class B notes.  The offered notes are LIBOR-based notes.  A description of how LIBOR is determined appears under “Description of the Notes—Determination of LIBOR” in this prospectus supplement.

We are offering the offered notes through the underwriters at the prices shown above, when and if issued.  We are not offering the notes in any state or other jurisdiction where the offer is prohibited.  Application will be made to The Irish Stock Exchange Limited for the offered notes to be admitted to the Official List and to begin trading on its regulated market.  There can be no assurance that such a listing will be obtained.  The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on The Irish Stock Exchange Limited.

We expect the proceeds to the depositor from the sale of the offered notes to be $1,676,139,899 (calculated assuming that none of the offered notes are purchased by the depositor or an affiliate of the depositor), before deducting expenses payable by the depositor estimated to be $1,054,324.

You should consider carefully the risk factors beginning on page S-13 of this prospectus supplement and on page 18 of the accompanying base prospectus.  The notes are asset-backed securities and are obligations of the issuing entity, which is a trust.  They are not obligations of or interests in The Student Loan Corporation, the depositor or any of their affiliates.  The notes are not guaranteed or insured by the United States or any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this prospectus supplement or the accompanying base prospectus is accurate or complete.  Any contrary representation is a criminal offense.

Citi
Lead Manager
Barclays Capital	Credit Suisse	Lehman Brothers
Co-Managers

March 24, 2008

TABLE OF CONTENTS

SUMMARY OF PARTIES TO THE TRANSACTION

iii

PAYMENT FLOWS AND DELIVERIES

iv

SUMMARY

S-1

RISK FACTORS

S-13

DEFINED TERMS

S-16

CURRENCY PRESENTATION

S-16

FORMATION OF THE ISSUING ENTITY

S-16

The Issuing Entity

S-16

Eligible Lender Trustee

S-18

ADDITIONAL INFORMATION CONCERNING OTHER PRINCIPAL PARTIES

S-19

Owner Trustee

S-19

Indenture Trustee

S-19

Sub-servicer

S-20

THE SELLER

S-20

USE OF PROCEEDS

S-20

THE TRUST STUDENT LOAN POOL

S-21

General

S-21

Eligible Trust Student Loans

S-21

Characteristics of the Trust Student Loans

S-21

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

S-27

New York State Higher Education Services Corporation

S-29

Cure Period for Trust Student Loans

S-30

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Issuing Entities

S-31

RECENT DEVELOPMENTS

S-31

DESCRIPTION OF THE NOTES

S-32

General

S-32

The Notes

S-32

Determination of LIBOR

S-34

Determination of EURIBOR

S-35

Notice of Interest Rates

S-36

Additional Information Concerning Accounts and Eligible Investments

S-36

Servicing Compensation

S-36

Additional Information Concerning Servicing Procedures

S-37

Additional Information Concerning Payments on Student Loans

S-37

Additional Information Concerning Servicer Covenants

S-37

Distributions

S-37

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

S-39

Voting Rights and Remedies

S-40

Credit Enhancement

S-40

Currency Swap

S-42

Issuing Entity Fees and Expenses

S-44

Determination of Indices

S-44

Optional Purchase

S-44

Auction of Trust Assets

S-45

STATIC POOLS

S-46

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF

THE NOTES

S-46

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

S-47

Other Taxes

S-47

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

S-47

CERTAIN ERISA CONSIDERATIONS

S-48

General

S-48

Purchases of the Notes

S-48

REPORTS TO NOTEHOLDERS

S-49

UNDERWRITING

S-49

LISTING AND GENERAL INFORMATION

S-51

LEGAL PROCEEDINGS

S-52

RATINGS OF THE NOTES

S-52

LEGAL MATTERS

S-52

GLOSSARY FOR PROSPECTUS SUPPLEMENT

S-53

EXHIBIT I: PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED

MATURITIES OF THE NOTES

I-1

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING BASE PROSPECTUS

We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information.  These two sections are:

•

the accompanying base prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of offered notes; and

•

this prospectus supplement, which describes the specific terms of the notes.

We have not authorized anyone to provide you with different information.  We sometimes refer to the base prospectus as the accompanying base prospectus.  You should read both this prospectus supplement and the accompanying base prospectus to understand the offered notes.

For your convenience, we include cross-references in this prospectus supplement and in the accompanying base prospectus to captions in these materials where you can find related information.  The Table of Contents on page i of this prospectus supplement and on pages 3 and 4 of the accompanying base prospectus provide the pages on which you can find these captions.

Affiliates of the issuing entity may enter into market-making transactions in the offered notes and may act as principal or agent in any of these transactions.  Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

NOTICE TO INVESTORS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

IRISH STOCK EXCHANGE INFORMATION

In connection with the proposed listing of the offered notes on the Official List of The Irish Stock Exchange Limited, the depositor accepts responsibility for the information contained in this prospectus supplement and the accompanying base prospectus.  To the best of the depositor’s knowledge and belief, having taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and the accompanying base prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

Reference in this prospectus supplement and the accompanying base prospectus to any website addresses set forth in this prospectus supplement and the accompanying base prospectus will not be deemed to constitute a part of this prospectus supplement and the accompanying base prospectus filed with the Irish Stock Exchange Limited in connection with the listing of the offered notes.

SUMMARY OF PARTIES TO THE TRANSACTION

This chart provides only a simplified overview of the relations between the principal parties to the transaction.  Refer to this prospectus supplement for a further description.

Affiliations, Certain Relationships and Related Transactions

•

The depositor, SLC Student Loan Receivables I, Inc., is a wholly-owned, special-purpose subsidiary of the sponsor, The Student Loan Corporation (which we sometimes refer to as “SLC”);

•

SLC is also the seller, servicer and administrator.  SLC is an 80% owned subsidiary of Citibank, N.A., which is the eligible lender trustee, indenture administrator, paying agent and London paying agent;

•

Citibank, N.A. is the parent company of the sub-administrator, CitiMortgage, Inc., and an affiliate of the sub-servicer, Citibank (South Dakota), National Association; and

•

The sub-administrator and the sub-servicer are affiliates of the sponsor and the depositor.

There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm’s length transaction with an unrelated third party that are material to noteholders other than as described in this prospectus supplement and the accompanying base prospectus between or among the sponsor and the issuing entity and any other principal party.

PAYMENT FLOWS AND DELIVERIES

SUMMARY

This summary highlights selected information about the notes.  It does not contain all of the information that you might find important in making your investment decision.  It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the accompanying base prospectus.  You should read the full description of this information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus to understand all of the terms of the offering of the notes.  The information in this prospectus supplement is preliminary and subject to change.

Principal Parties

Issuing Entity

SLC Student Loan Trust 2008-1, a special-purpose Delaware statutory trust created under a trust agreement dated as of March 20, 2008.  We sometimes refer to the issuing entity as the “trust” in this prospectus supplement. See “Formation of the Issuing Entity—The Issuing Entity” in this prospectus supplement.

Depositor

SLC Student Loan Receivables I, Inc.  The depositor will sell the trust student loans to the eligible lender trustee on behalf of the issuing entity and will make representations and warranties to the issuing entity concerning the trust student loans.  See ‘The Student Loan Corporation, the Depositor, the Sub-Servicer and the Sub-Administrator—The Depositor” and “Transfer Agreements” in the accompanying base prospectus.

Sponsor, Seller, Servicer

and Administrator

The Student Loan Corporation.  SLC will sell the trust student loans to the depositor and will make representations and warranties to the depositor concerning the trust student loans.   See “Transfer Agreements” in the accompanying base prospectus and “The Seller” in this prospectus supplement.  SLC will also act as (i) servicer under the servicing agreement, responsible for servicing, maintaining custody of and making collections on the trust student loans, and (ii) administrator of the issuing entity pursuant to an administration agreement.  See “Servicing and Administration” in the accompanying base prospectus.

Sub-servicer

Citibank (South Dakota), National Association, or “Citibank SD.”  SLC will delegate some of its servicing obligations under the servicing agreement to Citibank SD pursuant to a subservicing agreement.  SLC will compensate the sub-servicer out of its own funds.  See “Additional Information Concerning Other Principal Parties—Sub-servicer” in this prospectus supplement.

Sub-administrator

CitiMortgage, Inc.  SLC will delegate some of its administration duties under the administration agreement to CitiMortgage, Inc. pursuant to a sub-administration agreement. SLC will compensate the sub-administrator out of its own funds.  See “The Student Loan Corporation, the Depositor, the Sub-Servicer and the Sub-Administrator—The Sub-Administrator” in the accompanying base prospectus.

Indenture Trustee

U.S. Bank National Association.  The issuing entity will issue the notes under an indenture to be dated as of the closing date.  Under the indenture, U.S. Bank National Association will act as indenture trustee.  See “Additional Information Concerning Other Principal Parties—Indenture Trustee” in this prospectus supplement.

Eligible Lender Trustee, Indenture

Administrator, Paying Agent and

London Paying Agent

Citibank, N.A., or “Citibank.”  Citibank, as eligible lender trustee, will hold legal title to the assets of the issuing entity for the benefit of the issuing entity pursuant to the eligible lender trust agreement.    Citibank will also act as indenture administrator and paying agent under the indenture.  Citibank’s London Branch will act as London paying agent under the indenture.  See “Formation of the Issuing Entity—Eligible Lender Trustee” in this prospectus supplement.

Owner Trustee

Wilmington Trust Company.  Wilmington Trust Company will be the owner trustee under the trust agreement.  The trust certificateholder, under the trust agreement, has the right to direct the owner trustee to exercise the rights and interests of the trust certificateholder.  See “Additional Information Concerning Other Principal Parties—Owner Trustee” in this prospectus supplement.

The Notes

The issuing entity will issue the following classes of notes offered by this prospectus supplement:

Class	Original Principal Amount
A-1 Notes	$308,000,000
A-2 Notes	$422,000,000
A-3 Notes	$290,000,000
A-4A Notes	$602,105,000
B Notes	$57,345,000

The issuing entity is also issuing EURIBOR Class A-4B Student Loan Asset-Backed Notes in the amount of €150,000,000.  The class A-4B notes are not being offered by this prospectus supplement.  The U.S. Dollar equivalent of the initial principal amount of the class A-4B notes will be $232,050,000, calculated using an exchange rate of $1.547 = €1.00.

We sometimes refer to:

•

the class A-1, class A-2, class A-3, class A-4A and class B notes, collectively, as the offered notes;

•

the class A-1, class A-2, class A-3 and class A-4A notes, collectively, as the class A offered notes;

•

the class A-4B notes as the EURIBOR-based notes;

•

the class A-4A and class A-4B notes, together, as the class A-4 notes;

•

the class A-1, class A-2, class A-3 and class A-4 notes, collectively, as the class A notes; and

•

the class A and class B notes, together, as the notes.

Dates

Closing Date.  The closing date for this offering is anticipated to be on or about March 28, 2008.

Statistical Cutoff Date.  The information about the trust student loans in this prospectus supplement is calculated and presented as of February 29, 2008.  We refer to this date as the statistical cutoff date.

Cutoff Date.  The cutoff date for the pool of trust student loans will be the closing date.  The issuing entity will be entitled to receive all collections and proceeds on the trust student loans on and after the cutoff date.

Distribution Date.  A distribution date for each class of notes is the 15th of each March, June, September and December, beginning in June 2008.  If any such date is not a business day, the distribution date will be the next business day.

Record Date.  Interest and principal will be payable to holders of record as of the close of business on the record date, which is the business day before the related distribution date.

Information About the Notes

The notes are debt obligations of the issuing entity only.  The notes will receive payments primarily from collections on the pool of trust student loans acquired by the issuing entity on the closing date.

Interest Payments.  Interest will accrue on the outstanding principal amounts of the notes during each accrual period and will be paid on the related distribution date.  Each accrual period for the notes begins on a distribution date and ends on the day before the next distribution date.  The first accrual period for the notes, however, will begin on the closing date and end on the day before the first distribution date.

Interest Rates.  Except for the first accrual period, each class of notes will bear interest at a rate equal to three-month LIBOR or, in the case of the class A-4B notes, three-month EURIBOR, plus the applicable spread listed in the table below:

Class	Spread
A-1 Notes	plus 0.60%
A-2 Notes	plus 0.90%
A-3 Notes	plus 1.10%
A-4A Notes	plus 1.60%
A-4B Notes	plus 1.55%
B Notes	plus 1.75%

See “Description of the Notes—The Notes—The Class A Notes—Distributions of Interest” in this prospectus supplement for a description of how LIBOR and EURIBOR will be determined for the first accrual period.

The administrator will determine LIBOR and EURIBOR as specified under “Description of the Notes—Determination of LIBOR” and “—Determination of EURIBOR” in this prospectus supplement and “Certain Information Regarding the Notes—The Reset Rate Notes—LIBOR” and “—EURIBOR” in the accompanying base prospectus.  The administrator will calculate interest on the notes based on the actual number of days elapsed in each accrual period divided by 360.

Principal Payments.  Principal will be payable on each distribution date in an amount equal to the principal distribution amount for that distribution date.

The principal distribution amount with respect to any distribution date is the greater of:

(1)

the excess, if any, of:

•

the aggregate principal amount of all of the notes immediately prior to such distribution date, minus the difference between:

•

the adjusted pool balance (which takes into account the pool balance, the amount on deposit in the capitalized interest account and, in certain circumstances, the specified reserve account balance) as of the last day of the related collection period, and

•

the specified overcollateralization amount for such distribution date; and

(2)

the aggregate principal amount (or, in the case of the class A-4B notes, the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes) of each class of notes with a maturity date on or prior to such distribution date.

Priority of Principal Payments.  On each distribution date prior to an event of default, the issuing entity will pay the principal distribution amount from the funds available for that purpose as follows:

•

first, to the class A-1 notes, until their outstanding principal amount is reduced to zero;

•

second, to the class A-2 notes, until their outstanding principal amount is reduced to zero;

•

third, to the class A-3 notes, until their outstanding principal amount is reduced to zero;

•

fourth, pro rata, to the class A-4A notes and to the swap counterparty for the class A-4B notes, until the outstanding principal amount of the class A-4A notes has been reduced to zero and the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes has, with respect to principal, been reduced to zero by being distributed to the swap counterparty under the currency swap described below; and

•

fifth, to the class B notes, until their outstanding principal amount is reduced to zero.

Amounts allocated to the class A-4B notes pursuant to priority fourth above will be based on the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes and generally will be distributed to the swap counterparty under the currency swap described below.  Amounts received by the issuing entity in Euros from the swap counterparty with respect to principal will be paid to the class A-4B notes from the Euro account described below on the related distribution date.

See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of principal payments.  In addition, see “Description of the Notes—Distributions—Distributions With Respect to the EURIBOR-Based Notes; Currency Swap Default” in this prospectus supplement for a description of the ramifications of a termination of the currency swap.  See also “Description of the Notes—Distributions Following an Event of Default and Acceleration of the Maturity of the Notes” in this prospectus supplement for a description of the cash flows on each distribution date following the occurrence of an event of default and an acceleration of the maturity of the notes.

Maturity Dates.  Each class of notes will mature no later than the date set forth below for that class:

Class	Maturity Date
A-1 Notes	September 15, 2013
A-2 Notes	March 15, 2017
A-3 Notes	September 15, 2019
A-4A Notes	December 15, 2032
A-4B Notes	December 15, 2032
B Notes	March 15, 2038

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes.  The projected weighted average life, expected maturity date and percentages of remaining principal amount of each class of notes under various assumed prepayment scenarios may be found under “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” included as Exhibit I attached to this prospectus supplement.

Subordination of the Class B Notes.  On any distribution date, payments of interest on the class B notes will be subordinate to the payment of interest on the class A notes, certain swap payments due to the swap counterparty, and if a class B interest subordination condition is in effect, to the payment of principal on the class A notes.  No principal payments on the class B notes will be made until the principal amount of each of the class A notes is reduced to zero.  See “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Losses and Shortfalls.  If and to the extent that any losses in collections on the trust student loans are not covered or offset by credit enhancement, those losses will not be allocated to write down the principal amount of any class of notes.  Instead, the amount available to make payments on the notes will be reduced to the extent such losses result in shortfalls in the amount available to make distributions of interest and principal.  Such shortfalls will be borne first by the holders of the class B notes and then by the holders of the class A notes.  To the extent that any shortfalls in cash flows result in losses that exceed the available credit enhancement, holders of the class B notes will not receive their entire principal amount.  Since principal is allocated sequentially, any shortfalls allocated to the class A notes will generally be borne by the holders of the class A notes sequentially, in reverse order of payment priority.  However, if an event of default should have occurred and be continuing, which has resulted in an acceleration of the notes, such shortfalls will be borne by the holders of the class A notes on a pro rata basis.   See “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement.

Denominations.  The offered notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000.  The notes will be available only in book-entry form through The Depository Trust Company, Clearstream and Euroclear.  You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes.  The notes will be secured by the assets of the issuing entity, which consist primarily of the trust student loans.

Servicing

If the servicer breaches certain covenants under the servicing agreement regarding trust student loans that will have a materially adverse effect (individually or in the aggregate) on the noteholders, generally it will have to cure the breach, reimburse the issuing entity or purchase or substitute student loans for the affected trust student loans.  See “Servicing and Administration—Servicer Covenants” in the accompanying base prospectus.

Trust Assets

The assets of the issuing entity will include:

•

the trust student loans;

•

collections and other payments on the trust student loans;

•

funds it will hold from time to time in its trust accounts, including the collection account, the reserve account, the Euro account and the capitalized interest account; and

•

its rights under the currency swap.

Trust Student Loans.  The trust student loans are education loans to students and parents of students made under the Federal Family Education Loan Program, known as FFELP. All of the trust student loans are consolidation loans.  See “Appendix A—Federal Family Education Loan Program” to the accompanying base prospectus for a description of each type of FFELP student loan.  All of the trust student loans will have had their first disbursement prior to October 1, 2007.

Consolidation loans are used to combine a borrower’s obligations under various federally authorized student loan programs into a single loan.

The trust student loans had an aggregate principal balance, including accrued interest to be capitalized, of approximately $1,992,822,492 as of the statistical cutoff date.  The pool balance is expected to be approximately equal to that amount as of the closing date.

As of the statistical cutoff date, the weighted average annual borrower stated interest rate of the trust student loans was approximately 4.24% and their weighted average remaining term to scheduled maturity was approximately 202 months.

SLC originated or acquired the trust student loans in the ordinary course of its student loan financing business.  The depositor will acquire the trust student loans from SLC on or prior to the closing date.

The trust student loans have been selected from the consolidation student loans owned by SLC based on the criteria established by the depositor, as described in this prospectus supplement and the accompanying base prospectus.

Any special allowance payments on the trust student loans are based on (a) the three-month financial commercial paper rate for approximately 99.88% of the trust student loans by principal balance as of the statistical cutoff date and (b) the 91-day Treasury bill rate as for the remainder of the trust student loans.

Substantially all of the trust student loans are 98% guaranteed with respect to principal and interest by one of the guaranty agencies described in this prospectus supplement and reinsured by the U.S. Department of Education under the Higher Education Act.  See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this prospectus supplement.  For a discussion of legislative initiatives that may affect your notes, see “Recent Developments” in this prospectus supplement and “Appendix A—Federal Family Education Loan Program—Recent Developments” in the accompanying base prospectus.

Significant Guarantors. As of the statistical cutoff date, approximately 83.86% of the trust student loans are insured by New York State Higher Education Services Corporation.  See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this prospectus supplement.

Collection Account.  The indenture administrator will establish and maintain the collection account as an asset of the issuing entity in the name of the indenture trustee.  All collections on the trust student loans, interest subsidy payments and special allowance payments, and amounts received from SLC in respect of borrower incentive programs will be deposited into the collection account, as described in this prospectus supplement and the accompanying base prospectus.  The depositor will make a deposit on the closing date into the collection account in the amount of the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date

A collection period is the three-month period ending on the last day of February, May, August or November, in each case for the distribution date in the following month.  However, the first collection period will be the period from the closing date through May 31, 2008.

Excess Interest. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the available funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest.  See “Description of the Notes —Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization.  Overcollateralization represents the amount by which the pool balance, or the principal balance of the trust student loans, including interest that is expected to be capitalized, exceeds the outstanding principal amount of the notes.  The amount of overcollateralization will vary from time to time depending on the rate and timing of the principal payments on the student loans, capitalization of interest and the occurrence of losses on the trust student loans.  The overcollateralization will be available to absorb losses on the trust student loans that are not otherwise covered by amounts on deposit in the reserve account, the capitalized interest account or excess interest on the trust student loans, if any, and to cover shortfalls in interest on the notes that could result from the relatively low interest rate on the trust student loans on the one hand as compared to the interest rate on the notes and fees and expenses of the issuing entity on the other hand.  See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Overcollateralization Amount.  The overcollateralization amount represents the amount by which the adjusted pool balance (which takes into account the pool balance, the amount on deposit in the capitalized interest account and, in certain circumstances, the specified reserve account balance) exceeds the outstanding principal amount of the notes.  On the closing date, the overcollateralization amount is expected to equal 6.20% of the adjusted pool balance.  The application of available funds described below under “—Distributions” and “Description of the Notes—Distributions—Distributions from the Collection Account” is designed to build the level of the overcollateralization amount to, and maintain it at, the specified overcollateralization amount, or 6.40% of the adjusted pool balance as of the related distribution date.  See “Description of the Notes—Credit Enhancement—Overcollateralization Amount” in this prospectus supplement.

Reserve Account.  The indenture administrator will establish and maintain the reserve account as an asset of the issuing entity in the name of the indenture trustee.  The depositor will make a cash deposit into the reserve account on the closing date.  The initial deposit will equal $4,982,056.  Funds in the reserve account may be replenished, in accordance with the priority of payments, on each distribution date by additional funds available after all prior required distributions have been made.  See “Description of the Notes—Distributions” in this prospectus supplement.

Amounts remaining in the reserve account on any distribution date in excess of the specified reserve account balance, after the payments described below, will be deposited into the collection account for distribution on that distribution date.

The specified reserve account balance is the amount required to be maintained in the reserve account.  The specified reserve account balance for any distribution date will be equal to the greater of:

•

0.25% of the pool balance as of the end of the related collection period; or

•

$2,989,234.

The specified reserve account balance will be subject to adjustment as described in this prospectus supplement.  In no event will it exceed the outstanding balance of the notes.

The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the class A noteholders’ interest distribution amount, payments owed to the swap counterparty with respect to interest, certain swap termination payments and, as long as a class B interest subordination condition is not in effect, the class B noteholders’ interest distribution amount.

In addition, the reserve account will be available:

•

on the maturity date for each class of class A notes and upon termination of the issuing entity, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest;

•

on the class B maturity date and upon termination of the issuing entity, to cover shortfalls in payments of the class B noteholders’ principal and accrued interest and any remaining swap termination payments; and

•

to pay the servicer any carryover servicing fee.

The reserve account enhances the likelihood of payment to noteholders.  In certain circumstances, however, the reserve account could be depleted.  This depletion could result in shortfalls in distributions to noteholders.

If the amount on deposit in the reserve account on any distribution date is sufficient, when taken together with amounts on deposit in the collection account, to pay the remaining principal amount of the notes and the interest accrued on the notes and any unpaid primary servicing fees and administration fees and expenses, amounts on deposit in the reserve account will be so applied on that distribution date.  See “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement.

Capitalized Interest Account.  The indenture administrator will establish and maintain the capitalized interest account as an asset of the issuing entity in the name of the indenture trustee.  The depositor will make an initial cash deposit into the capitalized interest account on the closing date.  The initial deposit will equal $40,000,000.

On or prior to the June 2012 distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders, certain payments to the swap counterparty and, if there is no class B interest subordination condition in effect, shortfalls in payments of interest due to the class B Noteholders, in each case after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.  Funds in the capitalized interest account will not be replenished.  Funds on deposit in the capitalized interest account on the distribution dates listed in the table below in excess of the corresponding account balances will be transferred to the collection account and included in available funds on that distribution date.

Distribution Date	Account Balance
June 2008	$32,000,000
December 2008	$24,000,000
June 2009	$19,000,000
December 2009	$14,000,000
June 2010	$10,000,000
December 2010	$8,000,000
June 2011	$4,000,000

All remaining funds on deposit in the capitalized interest account on the June 2012 distribution date will be transferred to the collection account and included in available funds on that distribution date.

The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the June 2012 distribution date.  Because it will not be replenished, in certain circumstances the capitalized interest account could be depleted.  This depletion could result in shortfalls in interest distributions to noteholders.

Euro Account.  The Euro account will be established and maintained by the London paying agent in the name of the indenture trustee for the benefit of the noteholders.  Any payments received from the swap counterparty will be deposited into the Euro account, as described in this prospectus supplement.  For so long as the currency swap is in effect, the class A-4B notes will be paid from funds in the Euro account.

Distributions

The administrator will instruct the indenture administrator to withdraw funds on deposit in the collection account and, to the extent required, the reserve account and the capitalized interest account.  These funds will be applied monthly to the payment of the primary servicing fee and on each applicable distribution date, first to pay or reimburse each of the indenture trustee, the administrator, the paying agent, the London paying agent and the indenture administrator for all amounts due to it under the relevant transaction documents for the related distribution date, next to pay or reimburse the owner trustee for all amounts due to it under the trust agreement for the related distribution date, next to pay or reimburse the eligible lender trustee for all amounts due to it under the relevant transaction documents for the related distribution date (these amounts payable to the administrator, the indenture administrator, the indenture trustee, the owner trustee, the paying agent, the London paying agent and the eligible lender trustee not to exceed $115,000 per annum in the aggregate), and then generally as shown in the chart on the following page.  See “Description of the Notes—Distributions” in this prospectus supplement.

1st
SERVICER
(Primary Servicing Fee)
2nd
(pro rata)
OFFERED NOTEHOLDERS AND SWAP COUNTERPARTY
(Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTY
(Certain swap termination payments, if any)
3rd
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
(If the Class B Interest Subordination Condition is not in effect)
4th
CLASS A-1 NOTEHOLDERS
(Principal Distribution Amount)
(to the class A-1 notes, until paid in full)
5th
CLASS A-2 NOTEHOLDERS
(Remaining Principal Distribution Amount)
(to the class A-2 notes, until paid in full)
6th
CLASS A-3 NOTEHOLDERS
(Remaining Principal Distribution Amount)
(to the class A-3 notes, until paid in full)
7th
CLASS A-4A AND CLASS A-4B NOTEHOLDERS (OR SWAP COUNTERPARTY FOR CLASS A-4B NOTEHOLDERS)
(Remaining Principal Distribution Amount)
(pro rata, based on the outstanding principal amount of the class A-4A notes and the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes, until paid in full)
8th
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
(if the Class B Interest Subordination Condition is in effect)
9th
CLASS B NOTEHOLDERS
(Remaining Principal Distribution Amount)
(to the class B notes, until paid in full)
10th
RESERVE ACCOUNT
(Amount, if any, necessary to reinstate the Reserve Account balance to the Specified Reserve Account Balance)
11th
SERVICER
(Carryover Servicing Fee, if any)
12th
ADMINISTRATOR, INDENTURE ADMINISTRATOR, INDENTURE TRUSTEE, OWNER TRUSTEE, THE IRISH STOCK EXCHANGE LIMITED, PAYING AGENT AND LONDON PAYING AGENT
(Amount, if any, due to each and not previously paid)
13th
SWAP COUNTERPARTY
(Remaining swap termination payments, if any)
14th
NOTEHOLDERS
(Any Remaining Amounts)
(If the pool balance is 10% or less of the initial pool balance and there has been no optional purchase or auction of the trust assets, then the remaining Available Funds will be distributed sequentially to the class A-1, class A-2, class A-3, class A-4 (pro rata between the class A-4A and class A-4B notes or the swap counterparty for the class A-4B noteholders), and class B noteholders, in that order, until each such class is paid in full)
15th
TRUST CERTIFICATEHOLDER
(Any Remaining Amounts)

Representations and Warranties Concerning the Trust Student Loans

If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the issuing entity for losses resulting from the breach.  See “Transfer Agreements—Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor” in the accompanying base prospectus

SLC will have similar obligations under the purchase agreement.  See “Transfer Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the accompanying base prospectus.

Compensation of the Servicer

The servicer will be entitled to receive two separate fees:  a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to the lesser of the product of $3.25 and the number of borrowers as of the first day of the preceding month and 1/12th of an amount equal to 0.50% of the outstanding principal amount of the trust student loans as of the last day of the preceding calendar month.

The primary servicing fee will be payable in arrears solely out of available funds and amounts on deposit in the reserve account on the 15th of each month, or if the 15th is not a business day, then on the next business day, beginning in April 2008.  Fees will include primary servicing fees from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each distribution date out of available funds in the order and priority described above.

The carryover servicing fee is the sum of:

•

the amount of specified increases in the costs incurred by the servicer;

•

the amount of specified conversion, transfer and removal fees;

•

any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

•

interest on any unpaid amounts.

The carryover servicing fee will be payable to the servicer on each distribution date out of available funds in the order and priority described above.

See “Description of the Notes —Distributions” and “Description of the Notes—Servicing Compensation” in this prospectus supplement.

Compensation of the Administrator

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $20,000 per collection period payable proportionately in arrears on each distribution date.

The administrator will be solely responsible for the payment of fees due to the sub-administrator.

Optional Purchase or Auction of Trust Assets

Optional Purchase.  The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is 10% or less of the initial pool balance.  The exercise of this purchase option will result in the early retirement of the remaining notes.  The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the related collection period, but will not be less than a prescribed minimum purchase amount and not more than a prescribed maximum purchase amount.  See “Description of the Notes—Optional Purchase” in this prospectus supplement.

Auction of Trust Assets.  If the servicer does not purchase or arrange for the purchase of all remaining trust student loans on the first distribution date after the date on which the pool balance is 10% or less of the initial pool balance, the indenture administrator will engage (at the expense of the issuing entity) a third-party financial advisor, which may be an affiliate of SLC and which may include an underwriter of the securities or the administrator, to try to auction any trust student loans remaining in the issuing entity.  Only third parties unrelated to SLC may make bids to purchase these trust student loans on the trust auction date.  See “Description of the Notes—Auction of Trust Assets” in this prospectus supplement.

Currency Swap

On the closing date, the issuing entity will enter into a currency swap (the “currency swap”) with Credit Suisse International (the “swap counterparty”).  See “Description of the Notes—Currency Swap—Swap Counterparty” in this prospectus supplement.  The currency swap is intended to exchange the issuing entity’s U.S. Dollar interest and principal payments on the class A-4B notes into Euros.

On the second business day immediately preceding each distribution date, the swap counterparty will pay to the London paying agent, on behalf of the issuing entity, an amount in Euros equal to the product of:

•

EURIBOR (determined as of the same time and in the same manner as for the EURIBOR-based notes for the related accrual period) plus 1.5500%;

•

the outstanding principal amount of the class A-4B notes during the related accrual period; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

On the second business day immediately preceding each distribution date, the swap counterparty will be paid from the collection account and, if necessary, the reserve account and the capitalized interest account (to the extent funds are available), an amount in U.S. Dollars equal to the product of:

•

LIBOR (determined as of the same time and in the same manner as for the offered notes for the related accrual period) plus 1.6275%;

•

the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes during the related accrual period; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

On the second business day immediately preceding each distribution date, the swap counterparty will be paid from the collection account and, if necessary on the class A-4B note maturity date, the reserve account, an amount equal to any payment of principal in U.S. Dollars allocated to or with respect to the class A-4B notes.  In addition, on the second business day immediately preceding each distribution date, the swap counterparty will pay to the London paying agent, on behalf of the issuing entity, an amount in Euros equal to the product of (a) the amount to be paid to it as described under the immediately preceding sentence and (b) the applicable exchange rate.  The equivalent U.S. Dollar payment amount and Euro payment amount will be calculated using a fixed exchange rate of $1.547 = €1.00.

See “Description of the Notes—Currency Swap” in this prospectus supplement.

Trust Certificateholder

Under the sale agreement between the issuing entity and the depositor, the issuing entity will issue a trust certificate to the depositor.  This trust certificate will represent the beneficial ownership of the residual interest in the issuing entity.  Under the purchase agreement between the depositor and SLC, the depositor will transfer a trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.

We describe the trust certificate because it is relevant to understanding the notes.  Any description of the trust certificate in this prospectus supplement is for informational purposes only.  The trust certificate will not bear interest and will not have a principal amount.

In general, distributions on the trust certificate will be made only after all of the notes have received all amounts due on a distribution date.  See “Description of the Notes—Distributions” and “Description of the Notes—Principal Distributions” in this prospectus supplement.

Certain U.S. Federal Income Tax Considerations

McKee Nelson LLP will deliver an opinion that, for federal income tax purposes, the notes will be treated as indebtedness, as described under “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement and in the accompanying base prospectus.

Certain ERISA Considerations

The notes should be treated as debt for purposes of ERISA, and are eligible for purchase by or on behalf of employee benefit plans, individual retirement accounts, Keogh Plans and similar retirement arrangements, subject to the considerations discussed under “Certain ERISA Considerations” in the accompanying base prospectus, but only if an exemption from the prohibited transaction rules applies.  Each fiduciary of a plan who purchases any note will be deemed to represent that such an exemption exists and applies to the purchase and holding of the notes by or for the plan.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying base prospectus for additional information concerning the application of ERISA.

Ratings of the Notes

The notes are required to be rated as follows:

Class	Rating Agency (Moody’s / S&P / Fitch)
A-1 Notes	Aaa/AAA/AAA
A-2 Notes	Aaa/AAA/AAA
A-3 Notes	Aaa/AAA/AAA
A-4A Notes	Aaa/AAA/AAA
A-4B Notes	Aaa/AAA/AAA
B Notes	Aa1/AA+/AAA

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.  See “Ratings of the Notes” in this prospectus supplement.

Listing Information

Application will be made to The Irish Stock Exchange Limited for the offered notes to be admitted to the Official List and to trading on its regulated market.  There can be no assurance that such a listing will be obtained. You may consult with the Irish listing agent to determine their status. You can contact the listing agent at Riverside One, Sir John Rogerson’s Quay, Dublin 2, Ireland.

Irish Listing Agent and Paying Agent

McCann FitzGerald Listing Services Limited will act as the Irish listing agent and Custom House Administration and Corporate Services Limited will act as the paying agent in Ireland for the offered notes.  The depositor will at all times maintain an Irish paying agent with a specific office in Dublin, Ireland.  The Irish paying agent will make no representations as to the validity or sufficiency of the notes, the trust student loans, this prospectus supplement, the accompanying base prospectus or other related documents.

Identification Numbers

The offered notes will have the following CUSIP Numbers and International Securities Identification Numbers (ISIN):

Class	CUSIP Numbers	ISINs
A-1 Notes	78444L AA1	US78444LAA17
A-2 Notes	78444L AB9	US78444LAB99
A-3 Notes	78444L AC7	US78444LAC72
A-4A Notes	78444L AD5	US78444LAD55
B Notes	78444L AE3	US78444LAE39

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the issuing entity as of the closing date, after giving effect to the issuance of the notes and before deducting expenses of the offering, as if the issuance and sale of the notes and the conversion of the proceeds from the class A-4B notes from Euros to U.S. Dollars had taken place on that date (assuming that €1.00 converts to $1.547):

Class	Capitalization
A-1 Notes	$ 308,000,000
A-2 Notes	$ 422,000,000
A-3 Notes	$ 290,000,000
A-4A Notes	$ 602,105,000
A-4B Notes	$ 232,050,000
B Notes	$ 57,345,000
Total	$1,911,500,000

RISK FACTORS

You should carefully consider the following risk factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes.  Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note.  The accompanying base prospectus describes additional risk factors that you should also consider beginning on page 18 of the accompanying base prospectus.  These risk factors could affect your investment in or return on the notes.

You May Have Difficulty Selling Your Notes

There is currently a very limited market for asset-backed securities.  There may be a similar lack of liquidity at times in the future.  As a result, you may not be able to sell your notes when you want to do so, or you may not be able to sell your notes at prices that will enable you to realize your desired yield.  The market values of the notes are likely to fluctuate.  Any of these fluctuations may be significant and could result in significant losses to you.  See “Risk Factors—If a Secondary Market For Your Notes Does Not Develop, The Value of Your Notes May Diminish” in the accompanying base prospectus.

Subordination of the Class B Notes and Sequential Payment of the Notes May Result in a Greater Risk of Loss

Class B Noteholders and, to a lesser extent, holders of class A notes with higher numerical designations, bear a greater risk of loss than holders of class A notes with lower numerical designations because:

•

On each distribution date, distributions of interest on the class B notes will be subordinate to the payment of interest on the class A notes, to certain swap payments due to the swap counterparty and, if a class B interest subordination condition is in effect, to the payment of principal on the class A notes.  Distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes and to swap payments due to the swap counterparty;

•

No principal will be paid to the class B noteholders until the principal amount of each of the class A notes has been reduced to zero; and

•

No principal will be paid to any holders of class A notes with higher numerical designations until the principal amount of each class of class A notes having a lower numerical designation has been reduced to zero.

Holders of later maturing class A notes bear a greater risk of loss than do holders of earlier maturing class A notes because, prior to an event of default, no principal will be paid to any class A noteholders until each class of class A notes having an earlier maturity has been paid in full.

Investors in the Class B Notes Bear Greater Risk of Loss Because the Priority of Payment of Interest and the Timing of Principal Payments on the Class B Notes May Change Due to the Variability of Cash Flows

Interest on the class B notes generally will be paid prior to payment of principal on the class A notes.  However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, including accrued interest thereon that is expected to be capitalized, amounts then on deposit in the capitalized interest account (after any distributions of interest from that account) and amounts then on deposit in the reserve account, would be less than the outstanding principal amount of the class A notes, interest on the class B notes will be subordinate to the payment of principal on the class A notes on that distribution date.

Principal on the class B notes will not begin to be paid until the principal of each of the class A notes is paid in full.

Retention of Notes by the Depositor or an Affiliate of the Depositor May Reduce the Liquidity of Other Notes of Those Classes

It is anticipated that on the closing date the depositor or an affiliate of the depositor will purchase all of the class B notes and a portion of the class A-3 and class A-4A notes.  Accordingly, the market for those classes of notes may be less liquid than would otherwise be the case.  In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for any notes of that class already in the market could be adversely affected.

Certain Credit Enhancement Features Are Limited and if Depleted, There May Be Shortfalls in Distributions to Noteholders

Certain credit enhancement features, including the reserve account and the capitalized interest account, consist of limited funds.  In addition, the capitalized interest account will not be replenished, is available for a limited duration and will not be extended.  In certain circumstances, for example, if there is a shortfall in available funds, those funds may be depleted.  This depletion could result in shortfalls in distributions to noteholders.

The Characteristics of the Trust Student Loans May Change

The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date.  We expect additional student loans will be added to the trust student loans between the statistical cutoff date and the closing date.  The trust student loans actually sold to the issuing entity on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date due to payments received, other changes in these loans that occur during the period from the statistical cutoff date to the closing date, and the addition of student loans after the statistical cutoff date.    We do not expect the characteristics of the trust student loans actually sold to the issuing entity on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.  However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from those presented in this prospectus supplement as of the statistical cutoff date.

You May Incur Losses or Delays in Payments on Your Notes if Borrowers Default on the Student Loans

If a borrower defaults on a trust student loan, the issuing entity will experience a loss equal to the non-reimbursable percentage of the outstanding principal and interest with respect to the defaulted student loan.  Defaulted trust student loans are reimbursed at a percentage rate level of at least 98% for loans made prior to July 1, 2006, and at the 97% level for loans first disbursed on or after July 1, 2006.  If defaults occur on the trust student loans and the credit enhancement described in this prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

Your Notes May Have Some Basis Risk, Which Could Compromise the Issuing Entity’s Ability to Pay Principal and Interest on Your Notes

There is some basis risk associated with the notes.  Basis risk is the risk that shortfalls might occur because, among other things, the effective interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of different indices.  If a shortfall were to occur, the issuing entity’s ability to pay principal and/or interest on your notes could be compromised.

Changes in Law May Affect Student Loans and May Adversely Affect Your Notes

The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future, including as part of any reauthorization of the Higher Education Act, in a manner that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors.  The current reauthorization of the Higher Education Act expires on March 31, 2008; however, upon signature by the President, the current reauthorization will be extended to April 30, 2008 pursuant to the terms of a short-term extension (S.2733) that was recently approved by the U.S. Congress.  In the past, when the Higher Education Act has been subject to reauthorization, amendments to its provisions have been common.  Among other things, the guarantee reimbursement rate may be adjusted from time to time.  Future changes could affect the ability of SLC, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans or, in the case of the servicer, its ability to exercise any optional purchase of the trust student loans.  Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner.  We cannot predict whether any changes will be adopted when the Higher Education Act becomes subject to reauthorization or at any other time or, if adopted, what impact those changes would have on the issuing entity or the securities that it issues.  For a discussion of certain legislative initiatives, see “Recent Developments” in this prospectus supplement and “Appendix A—Federal Family Education Loan Program—Legislative Matters” and “—Recent Developments” in the accompanying base prospectus.

Delayed Payments from Borrowers Called to Active Military Service May Adversely Affect Your Notes

The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans.  Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Higher Education Reconciliation Act, P.L. 109-171, created a new military deferment for borrowers that are serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency.  The new deferment applies to FFELP loans first disbursed on or after July 1, 2006 and may last a period of no longer than three years.

The Servicemembers Civil Relief Act also limits the ability of a FFELP lender to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws.  As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Your Notes Will Have a Greater Risk if the Currency Swap Terminates or a Default Occurs Under the Currency Swap

The issuing entity will enter into a currency swap intended to convert principal payments on the class A-4B notes from U.S. Dollars to Euros and the interest rate on the class A-4B notes from LIBOR to EURIBOR.  Your notes may have greater risk or you may suffer losses if certain events occur.

The currency swap may terminate prior to its stated termination date.

Upon an early termination of the currency swap, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap.  If the issuing entity is not able to enter into a substitute currency swap, there can be no assurance that the amount of existing credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the EURIBOR-based notes.

In addition, the issuing entity may owe the swap counterparty a swap termination payment.  In this event, there can be no assurance that the amount of existing credit enhancement will be sufficient to cover the swap termination payment.

If the swap counterparty fails to perform its obligations or if the currency swap is terminated, the issuing entity will have to exchange U.S. Dollars for Euros at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full.

Moreover, there can be no assurance that the spread between LIBOR and EURIBOR will not widen.  As a result, if the currency swap is terminated and the issuing entity is not able to enter into a substitute currency swap, all of the notes bear currency risk and basis risk of LIBOR to EURIBOR.

In addition, if a payment is due to the issuing entity under the currency swap, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity’s ability to pay principal and interest on each class of the notes.

DEFINED TERMS

In later sections, we use terms defined in the Glossary at the end of this prospectus supplement.  These terms appear in bold face on their first use and in initial capital letters in all cases.

CURRENCY PRESENTATION

In this prospectus supplement, references to “U.S. Dollars” and “$” are references to U.S. currency and references to “Euros” and “€” are references to the currency of the participating member states of the European Union.  Any translations of U.S. Dollars into Euros have been made at, and references herein to U.S. Dollar equivalents will be based on, a rate of $1.547 = €1.00.  Use of such rate is not a representation that U.S. Dollar amounts actually represent such Euro amounts or could be converted into Euros at that rate.

FORMATION OF THE ISSUING ENTITY

The Issuing Entity

SLC Student Loan Trust 2008-1 is a statutory trust newly formed under Delaware law and under a short-form trust agreement dated as of March 20, 2008, between the depositor and the owner trustee.  The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement dated as of the closing date among the depositor and the owner trustee.

After its formation, the issuing entity will not engage in any activity other than:

•

acquiring, holding and managing the trust student loans and the other assets of the issuing entity and related proceeds;

•

issuing the notes;

•

making payments on the notes;

•

entering into the currency swap and making the required payments set forth therein; and

•

engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The net proceeds from the sale of the notes will be used by the issuing entity to purchase the trust student loans.  The issuing entity will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the issuing entity and the eligible lender trustee.  On the closing date, the depositor will use the net proceeds received from the sale of the trust student loans to pay SLC the purchase price for the trust student loans acquired from SLC under the purchase agreement between the depositor and SLC and to make the initial deposits into the reserve account and the capitalized interest account.

The property of the issuing entity will consist of:

•

the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the issuing entity;

•

all funds accrued and collected on the trust student loans, including any special allowance payments and interest subsidy payments, on or after the cutoff date;

•

all moneys and investments from time to time on deposit in the trust accounts;

•

its rights under the transfer agreements and the servicing agreements, including the right to require SLC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions

•

its rights under the currency swap and the related documents (including any collateral posted by the swap counterparty) described under “Description of the Notes—Currency Swap” below; and

•

its rights under the guarantee agreements with guarantors.

The sections “Transfer Agreements,” “Servicing and Administration” and “Description of the Notes” in the accompanying base prospectus contain descriptions of the material provisions of the transaction documents.

The notes will be secured by the property of the issuing entity.  The collection account, the reserve account and the capitalized interest account will be established by the indenture administrator in the name of the indenture trustee for the benefit of the noteholders.  The Euro account will be established and maintained by the London paying agent in the name of the indenture trustee for the benefit of the noteholders.  To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

The issuing entity’s principal offices are at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, in care of Wilmington Trust Company, as owner trustee.  The owner trustee’s main phone number at that address is (302) 651-1000.

Other than issuing the notes, the issuing entity will not be permitted to borrow money or make loans to other persons.

The issuing entity and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement.  The servicer will be responsible for the servicing and collection of the trust student loans pursuant to the servicing agreement.  See “Servicing and Administration” in the accompanying base prospectus.

The issuing entity will not own any other assets.  The fiscal year of the issuing entity will be a calendar year.  The issuing entity is not required by Delaware state law and does not intend to publish any financial statements.  The indenture requires the issuing entity to deliver to the indenture trustee and each rating agency, within 90 days after the end of each fiscal year of the issuing entity (commencing with the fiscal year ending December 31, 2008), a certificate of the administrator on behalf of the issuing entity stating that (i) a review of the activities of the issuing entity during that year and of performance under the indenture has been made under the administrator’s supervision, and (ii) to the best of the administrator’s knowledge, based on that review, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to the administrator and the nature and status of that default.

The trust certificate will represent the beneficial ownership of the residual interest in the issuing entity.  Under the related purchase agreement between the depositor and SLC, the depositor will transfer the trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.

Non-Petition.  Each transaction agreement will contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

Security Interest.  We have structured the transactions described in this prospectus supplement to assure that each transfer of trust student loans to the depositor and to the issuing entity constitutes a “true sale” of those trust student loans.  If the transfer constitutes a “true sale,” the trust student loans and related proceeds would not be property of the applicable seller should that seller become subject to any insolvency law.  Although SLC and the depositor will express their intent to treat the conveyance of the trust student loans as a sale, each of them will also grant to the eligible lender trustee on behalf of the issuing entity, a security interest in the trust student loans, which will be assigned by the eligible lender trustee to the indenture trustee for the benefit of the noteholders.  This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize SLC’s or the depositor’s transfer of the trust student loans as a borrowing secured by a pledge of the trust student loans.  In the event that a bankruptcy court did characterize the transaction as a borrowing by SLC or the depositor, that borrowing would be secured by the trust student loans in which SLC or the depositor granted a security interest to the eligible lender trustee.  SLC and the depositor have agreed to take any commercially reasonable actions necessary to maintain the security interest granted to the eligible lender trustee as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, as necessary.

Eligible Lender Trustee

The eligible lender trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank, N.A. has primary corporate trust offices located in both New York and London.  Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the end of the fourth quarter of 2007, Citibank’s Agency & Trust group manages in excess of $4.5 trillion in fixed income and equity investments on behalf of approximately 2,800 corporations worldwide.  Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.   As of the end of the fourth quarter of 2007, Citibank, N.A. acts as eligible lender trustee and/or paying agent for 9 student loan asset-backed note transactions.

Citibank, N.A. is the eligible lender trustee for the issuing entity under the trust agreement.  The eligible lender trustee will acquire on behalf of the issuing entity legal title to all the trust student loans acquired under the sale agreement on the closing date.  The eligible lender trustee on behalf of the issuing entity has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans.  The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements.  Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and U.S. Department of Education payments on the trust student loans.  See “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in the accompanying base prospectus.

The eligible lender trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement.  The eligible lender trustee will be entitled to indemnification from the issuing entity for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the relevant transaction documents except for any loss, liability or expenses caused by the eligible lender trustee’s bad faith or negligence.  See “Description of the Notes” in this prospectus supplement and “Transfer Agreements” in the accompanying base prospectus.

Prior to an event of default on the notes, there is a $115,000 per annum aggregate limit on the amounts, including fees and expenses, payable to the administrator, the eligible lender trustee, the indenture administrator, the indenture trustee, the paying agent, the London paying agent and the owner trustee from the cash flow on the trust student loans prior to the amounts distributed to the noteholders.  Remaining amounts, if any, payable to the eligible lender trustee, indenture administrator, indenture trustee, paying agent, London paying agent and owner trustee will be subordinate to amounts payable to the noteholders.  See “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement.

Affiliates of the depositor maintain customary banking relations on arm’s-length terms with the eligible lender trustee.

The eligible lender trustee may resign at any time.  The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as eligible lender trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  The depositor will be responsible for the payment of expenses incurred in connection with the replacement of the eligible lender trustee.

ADDITIONAL INFORMATION CONCERNING OTHER PRINCIPAL PARTIES

Owner Trustee

Wilmington Trust Company will be the owner trustee under the trust agreement.  Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903, and its principal place of business is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.  Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving student loan receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee or on the noteholders.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The trust certificateholder, under the trust agreement, has the right to direct the owner trustee to exercise the rights and interests of the trust certificateholder.  Except as specifically delegated to the administrator in the administration agreement, the owner trustee will also execute and deliver all agreements required to be entered into on behalf of the issuing entity.

The liability of the owner trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement.  The owner trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The owner trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the trust agreement.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the accompanying base prospectus.  The depositor and its affiliates may maintain banking relations with the owner trustee and/or its affiliates.

The owner trustee may resign at any time.  The administrator may also remove the owner trustee if it becomes insolvent or ceases to be eligible to continue as owner trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the owner trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the owner trustee are not paid by the owner trustee that is being replaced or by the successor owner trustee, the depositor will be responsible for the payment of such expenses.

Indenture Trustee

Under the indenture, U.S. Bank National Association will act as indenture trustee.

U.S. Bank National Association is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $228 billion as of December 31, 2007.  As of December 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,518 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank National Association has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The indenture will be administered from U.S. Bank National Association’s corporate trust office located at 425 Walnut St. Cincinnati Ohio 45202. The telephone number of the indenture trustee is (513) 632-4582.

U.S. Bank National Association has provided corporate trust services since 1924. As of December 31, 2007, U.S. Bank National Association was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.4 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2007, U.S. Bank National Association (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 99 issuances of student loan-backed securities with an outstanding aggregate principal balance of approximately $47,297,900,000.

Affiliates of the depositor may maintain customary banking relations on arm’s-length terms with the indenture trustee.

The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

The depositor will be responsible for the payment of expenses incurred in connection with the replacement of the indenture trustee.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The indenture trustee will be entitled to indemnification from the administrator for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cash flow on the trust student loans prior to any amounts being distributed to the noteholders.

Sub-servicer

Citibank SD is a national banking association headquartered in Sioux Falls, South Dakota.  Citibank SD is a wholly-owned subsidiary of Citigroup Inc. (“Citigroup”) and an affiliate of Citibank.  See “Summary of Parties to the Transaction—Affiliations, Certain Relationships and Related Transactions” in this prospectus supplement.  Under the subservicing agreement, Citibank SD, as sub-servicer, will sub-service the trust student loans on behalf of the issuing entity.  SLC has outsourced a substantial portion of its operations, including the origination and servicing of its student loan portfolio, to Citibank SD.  Citibank SD employees assist with the origination and servicing of student loans and also provide credit card services to Citigroup customers.  This arrangement with Citibank SD allows SLC to use the substantial employee base that Citibank SD has for servicing its credit card customers and creates certain operating and personnel efficiencies that would not otherwise be afforded SLC if SLC’s loan portfolio were originated and serviced by its own employees.  As of December 31, 2007, Citibank SD was servicing over $34 billion in student loans.

Citibank SD originates and services student loans, principally Stafford Loans, Parent Loans for Undergraduate Students (PLUS), consolidation loans and private education loans in accordance with the laws, rules and regulations applicable to those loans.

THE SELLER

SLC has sponsored ten issuing entities since it began securitizing student loans in 2002.  Of the ten issuing entities, nine issued notes backed by FFELP student loans and one issued notes backed by private education loans.  These sponsored issuing entities have issued, in both public offerings and private placements, an aggregate principal amount of approximately $17 billion of notes.

As of December 31, 2007, SLC managed approximately $36.5 billion of student loans consisting of both FFELP and private education loans.

As of December 31, 2007, SLC owned approximately $16.6 billion of FFELP student loans and approximately $4.7 billion of private education loans, exclusive of deferred fees.  SLC originated approximately $4.6 billion of FFELP Stafford and PLUS student loans and made new private education loan commitments of approximately $1.8 billion during 2007.  Secondary market and other loan procurement activities contributed approximately $2.4 billion of FFELP student loans to SLC’s student loan portfolio during 2007.

SLC has been in the business of servicing student loans since 1992 and, as of December 31, 2007, employs approximately 580 employees.

A majority of the trust student loans have been originated by or on behalf of SLC or one or more of its affiliates.  The identity of the actual originator of any particular student loan, however, is not material, as the requisite underwriting criteria for the trust student loans are in all cases prescribed by provisions of the Higher Education Act.

USE OF PROCEEDS

The issuing entity will use the net proceeds of $1,676,139,899 (calculated assuming that none of the offered notes are purchased by the depositor or an affiliate of the depositor) from the sale of the offered notes, together with any other amount contributed by the depositor, to purchase the trust student loans from the depositor on the closing date under the sale agreement.  The depositor will then use the proceeds paid to the depositor by the issuing entity to pay to SLC the purchase price due to SLC for the trust student loans purchased by the depositor.  Expenses incurred to establish the issuing entity and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.  Such expenses will not be paid from proceeds of the sale of the notes.

THE TRUST STUDENT LOAN POOL

General

The eligible lender trustee, on behalf of the issuing entity, will purchase the trust student loans from the depositor under the sale agreement on the closing date, and the issuing entity will be entitled to collections on and proceeds of the trust student loans on and after that date.  Unless otherwise specified, all information with respect to the trust student loans is presented herein as of February 29, 2008, which is the statistical cutoff date.

Eligible Trust Student Loans

The depositor will purchase the trust student loans from SLC under the purchase agreement.

The trust student loans were selected from SLC’s owned portfolio of FFELP student loans by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date:

•

is a consolidation loan that is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the U.S. Department of Education in accordance with FFELP;

•

contains terms in accordance with those required by FFELP, the guarantee agreements and other applicable requirements;

•

is not more than 180 days past due;

•

does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•

is eligible for special allowance payments, if any, based on the three-month financial commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the statistical cutoff date was subject to any prior obligation to sell that loan to a third party.

Characteristics of the Trust Student Loans

The following tables provide a description of certain characteristics of the trust student loans as of the statistical cutoff date.  The aggregate outstanding principal balance of the trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of approximately $1,992,822,492 as of the statistical cutoff date.  All of the trust student loans will have had their first disbursement prior to October 1, 2007.

The trust student loans actually sold to the issuing entity on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date due to payments received, other changes in these loans that occur during the period from the statistical cutoff date to the closing date, and the addition of student loans after the statistical cutoff date.  As a consequence, the aggregate characteristics of the final pool of trust student loans may vary from those shown below; however, we do not believe that this variance will be material.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans.  Moreover, the information below about the weighted average remaining terms to maturity of the trust student loans as of the statistical cutoff date may vary significantly from the actual terms to maturity of any of the trust student loans as a result of prepayments or the granting of deferral and forbearance periods on any of the trust student loans.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The following tables reflect those loan segments within the number of loans.

Percentages and dollar amounts in any table may not total 100% or the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS
AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance	$1,992,822,492
Aggregate Outstanding Principal Balance – Treasury Bill	$2,332,598
Aggregate Outstanding Principal Balance – Commercial Paper	$1,990,489,894
Number of Borrowers	94,787
Average Outstanding Principal Balance Per Borrower	$21,024
Number of Loans	161,740
Number of Loans – Treasury Bill	178
Number of Loans – Commercial Paper	161,562
Average Outstanding Principal Balance Per Loan	$12,321
Average Outstanding Principal Balance Per Loan – Treasury Bill	$13,104
Average Outstanding Principal Balance Per Loan – Commercial Paper	$12,320
Weighted Average Remaining Term to Scheduled Maturity	202 months
Weighted Average Annual Borrower Stated Interest Rate	4.24%

We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future.  See Appendix A to the accompanying base prospectus and “The Student Loan Pools—The Student Loan Corporation’s Student Loan Business” in the accompanying base prospectus.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments.  The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was 3.10% as of the statistical cutoff date.  The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.64% as of the statistical cutoff date.  See “Federal Family Education Loan Program—Special Allowance Payments” in Appendix A to the accompanying base prospectus.

For this purpose, the three-month financial commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter.  The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY ANNUAL STATED INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE

Annual Stated Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
Less than 2.25%	12,082	$ 144,294,330	7.24
2.25% to 2.99%	37,671	433,028,245	21.73
3.00% to 3.74%	44,869	524,127,043	26.30
3.75% to 4.49%	18,163	247,023,766	12.40
4.50% to 5.24%	6,916	95,867,524	4.81
5.25% to 5.99%	9,118	119,252,058	5.98
6.00% to 6.74%	9,118	122,343,085	6.14
6.75% to 7.49%	7,361	97,723,408	4.90
7.50% to 8.24%	9,563	120,062,639	6.02
8.25% or greater	6,879	89,100,393	4.47
Total	161,740	$ 1,992,822,492	100.00

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
Less than $500.00	1,623	$ 446,591	0.02
$500.00 - $999.99	2,443	1,864,532	0.09
$1,000.00 - $1,999.99	6,228	9,457,942	0.47
$2,000.00 - $2,999.99	7,519	18,844,878	0.95
$3,000.00 - $3,999.99	8,066	28,303,501	1.42
$4,000.00 - $5,999.99	18,864	94,415,800	4.74
$6,000.00 - $7,999.99	18,832	131,894,384	6.62
$8,000.00 - $9,999.99	18,092	162,541,622	8.16
$10,000.00 - $14,999.99	34,168	420,651,887	21.11
$15,000.00 - $19,999.99	20,777	357,591,848	17.94
$20,000.00 - $24,999.99	11,197	248,820,343	12.49
$25,000.00 - $29,999.99	5,286	144,072,481	7.23
$30,000.00 - $34,999.99	3,240	104,547,363	5.25
$35,000.00 - $39,999.99	1,891	70,624,653	3.54
$40,000.00 - $49,999.99	1,836	81,160,599	4.07
$50,000.00 - $59,999.99	762	41,334,507	2.07
$60,000.00 - $69,999.99	367	23,608,260	1.18
$70,000.00 - $79,999.99	207	15,399,421	0.77
$80,000.00 - $89,999.99	90	7,560,890	0.38
$90,000.00 - $99,999.99	75	7,117,801	0.36
$100,000.00 - $109,999.99	49	5,135,904	0.26
$110,000.00 - $119,999.99	32	3,656,898	0.18
$120,000.00 - $129,999.99	26	3,227,530	0.16
$130,000.00 - $139,999.99	23	3,101,562	0.16
$140,000.00 - $149,999.99	17	2,427,707	0.12
$150,000.00 or greater	30	5,013,588	0.25
Total	161,740	$ 1,992,822,492	100.00

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
0 to 24	773	$ 1,070,165	0.05
25 to 36	1,282	4,314,392	0.22
37 to 48	1,153	5,230,458	0.26
49 to 60	1,888	10,752,153	0.54
61 to 72	1,184	6,302,159	0.32
73 to 84	2,893	19,704,396	0.99
85 to 96	6,769	47,999,218	2.41
97 to 108	6,582	40,959,228	2.06
109 to 120	8,459	54,021,747	2.71
121 to 132	5,909	43,915,058	2.20
133 to 144	21,182	171,554,859	8.61
145 to 156	26,458	241,388,503	12.11
157 to 168	7,699	81,493,125	4.09
169 to 180	7,620	86,289,359	4.33
181 to 220	37,144	526,159,986	26.40
221 to 260	9,808	185,080,461	9.29
261 to 300	10,808	282,040,241	14.15
301 to 330	2,389	102,043,338	5.12
Over 330	1,740	82,503,646	4.14
Total	161,740	$ 1,992,822,492	100.00

We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future.  See Appendix A to the accompanying base prospectus and “The Student Loan Pools—The Student Loan Corporation’s Student Loan Business” in the accompanying base prospectus.  Also, see “Risk Factors—You Will Bear Prepayment and Extension Risk Due to Actions Taken by Individual Borrowers and Other Variables Beyond Our Control” in the accompanying base prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
Deferment	0	$ 0	0.00
Forbearance	0	0	0.00
Repayment
First year in repayment	10,961	172,949,021	8.68
Second year in repayment	10,811	146,525,678	7.35
Third year in repayment	55,236	687,371,019	34.49
Fourth year in repayment	44,170	525,133,888	26.35
Fifth year or sixth year in repayment	20,252	240,088,096	12.05
Seventh year or greater in repayment	20,310	220,754,791	11.08
Total	161,740	$ 1,992,822,492	100.00

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical cutoff date.  The borrower:

•

may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

•

may currently be required to repay the loan—repayment.

See Appendix A to the accompanying base prospectus and “The Student Loan Pools—The Student Loan Corporation’s Student Loan Business” in the accompanying base prospectus.

The weighted average loan age for all trust student loans is approximately 40 months.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE
TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
AS OF THE STATISTICAL CUTOFF DATE

Scheduled Months in Status
Current Borrower Payment Status	Deferral	Forbearance	Repayment(1)
Deferment	–	–	–
Forbearance	–	–	–
Repayment	–	–	202.0

(1)

Scheduled months shown in the table were determined without giving effect to deferral or forbearance periods that may be granted in the future.

GEOGRAPHIC DISTRIBUTION OF THE
TRUST STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

Geographic Distribution	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
Alabama	2,519	$ 30,546,897	1.53
Alaska	278	3,245,871	0.16
Arizona	3,745	46,349,301	2.33
Arkansas	802	10,038,608	0.50
California	18,807	237,719,501	11.93
Colorado	3,619	45,330,335	2.27
Connecticut	2,081	25,093,586	1.26
Delaware	535	6,555,434	0.33
District of Columbia	685	10,294,459	0.52
Florida	252	3,358,184	0.17
Georgia	5,773	74,888,446	3.76
Hawaii	623	8,440,817	0.42
Idaho	1,282	14,417,991	0.72
Illinois	8,733	108,614,403	5.45
Indiana	2,451	28,654,854	1.44
Iowa	2,802	29,297,774	1.47
Kansas	1,614	18,793,085	0.94
Kentucky	1,821	21,552,596	1.08
Louisiana	1,062	14,719,636	0.74
Maine	790	9,388,692	0.47
Maryland	3,493	47,287,498	2.37
Massachusetts	4,857	55,764,768	2.80
Michigan	6,585	76,455,254	3.84
Minnesota	4,468	49,137,325	2.47
Mississippi	202	2,613,517	0.13
Missouri	3,097	36,391,150	1.83
Montana	487	5,285,217	0.27
Nebraska	1,083	12,110,877	0.61
Nevada	1,135	13,766,897	0.69
New Hampshire	950	11,153,971	0.56
New Jersey	5,642	70,304,754	3.53
New Mexico	825	10,937,891	0.55
New York	12,979	167,867,527	8.42
North Carolina	4,956	59,105,906	2.97
North Dakota	320	3,596,014	0.18
Ohio	10,190	120,345,685	6.04
Oklahoma	1,224	15,145,292	0.76
Oregon	3,626	43,402,470	2.18
Pennsylvania	6,572	83,867,256	4.21
Rhode Island	664	7,900,099	0.40
South Carolina	1,847	23,823,951	1.20
South Dakota	352	3,973,918	0.20
Tennessee	64	647,454	0.03
Texas	7,069	95,739,752	4.80
Utah	566	7,444,263	0.37
Vermont	256	2,931,475	0.15
Virginia	5,277	69,194,876	3.47
Washington	5,372	63,192,305	3.17
West Virginia	1,226	14,043,483	0.70
Wisconsin	4,783	55,002,606	2.76
Wyoming	232	2,669,879	0.13
Other	1,067	14,418,692	0.72
Total	161,740	$ 1,992,822,492	100.00

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment.  If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal.  As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

SLC currently offers various incentive programs to borrowers of FFELP consolidation student loans it holds.  One common incentive program allows for an interest rate reduction (currently 0.25%) to borrowers who elect to have their installments deducted automatically from their bank accounts.  Another incentive program provides an  interest rate reduction (up to 1.00%) to borrowers who pay a specified number of consecutive installments on time, starting with their first installment.  This benefit is lost if a borrower is delinquent with respect to any subsequent installment.  If any incentive program not required by the Higher Education Act is in effect for the trust student loans on any distribution date on or after the June 2010 distribution date when the outstanding principal amount of the class A and class B notes exceeds the Adjusted Pool Balance, the seller either will contribute funds to the collection account in an amount equal to the interest that otherwise would have been paid on such trust student loans in the absence of the borrower incentive program or terminate the borrower incentive program.

In addition, SLC makes payment terms available to borrowers of student loans it holds that may result in the lengthening of the remaining term of the student loans.  For example, not all of the loans owned by SLC provide for level payments throughout the repayment term of the loans.  Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase-in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  SLC also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income, and an extended repayment plan, under which certain borrowers may extend their repayment term up to 30 years.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST
STUDENT LOANS BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
Subsidized	81,109	$ 1,014,100,230	50.89
Unsubsidized	80,631	978,722,262	49.11
Total	161,740	$ 1,992,822,492	100.00

DISTRIBUTION OF THE TRUST
STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
Level Repayment	135,290	$ 1,610,941,063	80.84
Other Repayment Options(1)	26,450	381,881,429	19.16
Total	161,740	$ 1,992,822,492	100.00

(1)

Includes, among others, graduated repayment, income-sensitive and interest-only period loans.

SLC, as servicer, on behalf of the issuing entity, may in the future offer repayment terms similar to those described above to borrowers of loans in the issuing entity who are not entitled to these repayment terms as of the statistical cutoff date.  If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST
STUDENT LOANS BY DISBURSEMENT DATE AS OF THE STATISTICAL CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
Pre-January 1, 2000	178	$ 2,332,598	0.12
January 1, 2000 to June 30, 2006	161,562	1,990,489,894	99.88
Total	161,740	$ 1,992,822,492	100.00

DISTRIBUTION OF THE TRUST
STUDENT LOANS BY NUMBER OF DAYS OF
DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE

Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
0-30	152,671	$ 1,865,148,552	93.59
31-60	3,439	48,099,745	2.41
61-90	2,057	28,827,042	1.45
91-120	1,656	23,066,843	1.16
121-150	1,126	16,673,006	0.84
151-180	791	11,007,304	0.55
Total	161,740	$ 1,992,822,492	100.00

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

General.  Each trust student loan is currently guaranteed as to at least 97% of the outstanding principal and interest accrued under the loan at the time of the making of a claim by one of the guarantee agencies described below and reinsured by the U.S. Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the U.S. Department of Education.

As a general rule, for student loans disbursed on or after July 1, 2006, lenders are reimbursed at 97% (or at least 98% for student loans disbursed prior to July 1, 2006) by the applicable guarantor, and reinsured against default by the U.S. Department of Education.  See “Risk Factors—You May Incur Losses or Delays in Payments on Your Notes if Borrowers Default on the Student Loans” in this prospectus supplement and “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” in the accompanying base prospectus.

No insurance premium is charged to a borrower or a lender in connection with a consolidation loan.  However, FFELP lenders must pay a monthly rebate fee to the U.S. Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, with the exception of consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999, for which FFELP lenders must pay a fee at an annualized rate of 0.62%.  The issuing entity will pay this consolidation loan rebate prior to calculating Available Funds.

Guarantee Agencies for the Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

Under the Higher Education Amendments of 1992, if the U.S. Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the U.S. Department of Education and the U.S. Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency.  However, the U.S. Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the U.S. Department of Education making the determination referred to above.  We cannot assure you that the U.S. Department of Education would ever make that determination with respect to a guarantee agency or, if that determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner.  See “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” in the accompanying base prospectus.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE TRUST STUDENT LOANS BY
GUARANTEE AGENCY AS OF THE STATISTICAL CUTOFF DATE

Guarantee Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Aggregate Outstanding Principal Balance
American Student Assistance	600	$ 9,070,087	0.46
California Student Aid Commission	4,375	65,948,208	3.31
Educational Credit Management Corp. of Virginia	92	965,935	0.05
Illinois Student Assistance Commission	1,032	15,659,195	0.79
Kentucky Higher Education Assistance Authority	280	4,405,737	0.22
Louisiana Student Financial Assistance Commission	83	1,031,832	0.05
New York State Higher Education Services Corporation	139,937	1,671,279,192	83.86
Texas Guaranteed Student Loan Corporation	2,653	37,192,492	1.87
United Student Aid Funds Inc.	11,906	177,366,856	8.90
Other	782	9,902,957	0.50
Total	161,740	$ 1,992,822,492	100.00

The U.S. Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default.  This requirement is subject to specified reductions when the guarantor’s claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year.  See “Appendix A—Federal Family Education Loan Program” in the accompanying base prospectus.

Each guarantee agency’s guarantee obligations with respect to any trust student loan are conditioned upon the satisfaction of all of the conditions in the applicable guarantee agreement.  These conditions include, but are not limited to, the following:

•

the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, Department of Education regulations, the guarantee agency’s rules and other applicable requirements in all material respects;

•

the timely payment of the default fee payable on the trust student loan;

•

the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan; and

•

compliance with FFELP’s requirements for due diligence in servicing and collection of the trust student loans.

Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loans, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

See “Appendix A—Federal Family Education Loan Program” to the accompanying base prospectus.

Some historical information about each of the guarantee agencies that guarantees trust student loans comprising at least 10% of the expected Initial Pool Balance is provided below.  For purposes of the following tables we refer to these guarantee agencies as the “Significant Guarantors.”  The information shown for the Significant Guarantors relates to all student loans, including, but not limited to, trust student loans guaranteed by the Significant Guarantor.

We obtained the following information from various sources, including from the Significant Guarantors themselves or, if not available from the Significant Guarantors, from U.S. Department of Education publications and data.  Prospective investors may consult the U.S. Department of Education Data Books for further information concerning the guarantors.  None of the depositor, SLC or the underwriters have audited or independently verified this information for accuracy or completeness.

New York State Higher Education Services Corporation

Guarantee Volume.  The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by New York State Higher Education Services Corporation in each of the five federal fiscal years shown:

	Loans Guaranteed ($ Millions)
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
New York State Higher Education Services Corporation	$2,414	$2,563	$2,711	$2,970	$3,164

Reserve Ratio.  New York State Higher Education Services Corporation’s reserve ratio is determined by dividing its cumulative cash reserves of the Federal Student Loan Reserve Fund (the “FSLRF”) by the original principal amount of the outstanding loans it has agreed to guarantee.  For this purpose:

•

Cumulative cash reserves are cash reserves of the FSLRF plus (1) sources of funds, including federal advances, federal default fees, federal reinsurance payments, investment earnings on the FSLRF and any other funds received by the guaranty agency which are specifically designated for deposit in the FSLRF, minus (2) permissible uses of funds, including claims paid to lenders, transfer of default aversion fees to the guaranty agency’s operating fund, returned advances, borrower refunds, and any other amounts authorized or directed by the U.S. Department of Education.

•

The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by that guarantor and the original principal amount of any loans on which the guarantee was transferred to such guarantor from another guarantor minus the original principal amount of loans on which the loan guarantee was cancelled or transferred to another guarantor, the guarantor paid claims, loans paid in full by the borrower and reinsurance coverage that has been lost and cannot be regained.

The following table shows New York State Higher Education Services Corporation’s reserve ratios for the last five federal fiscal years:

	Reserve Ratio as of Close of Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
New York State Higher Education Services Corporation	0.52%	0.39%	0.25%	0.25%	0.29%

Recovery Rates.  A guarantor’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied.  The U.S. Department of Education calculates a guaranty agency’s recovery rate by dividing the amount recovered from borrowers during a federal fiscal year by the guaranty agency’s outstanding default loan portfolio at the end of the prior federal fiscal year.  The table below shows the recovery rates for New York State Higher Education Services Corporation for the last five federal fiscal years as calculated by the U.S. Department of Education:

	Recovery Rate Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
New York State Higher Education Services Corporation	16.17%	13.99%	18.50%	19.59%	26.54%

Claims Rate.  The following table shows the claims rates of New York State Higher Education Services Corporation for the last five federal fiscal years:

	Claims Rate Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
New York State Higher Education Services Corporation	1.85%	1.49%	1.67%	1.50%	1.42%

Cure Period for Trust Student Loans

SLC, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified student loans for, and to reimburse for shortfalls in the value of, affected trust student loans in the event of breaches of certain representations, warranties or covenants which have a material adverse effect (individually or in the aggregate) on the noteholders, following a period during which the breach may be cured or the issuing entity may be reimbursed.  However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect the guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect.

For purposes of trust student loans, the cure period will be 210 days.  However, in the case of breaches that may be cured by the reinstatement of the guarantor’s guarantee of the trust student loan, the cure period will be 360 days.  In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer’s receipt of the guarantor reject transmittal form with respect to the trust student loan.  The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Initial Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the owner trustee or the indenture trustee, such affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Initial Pool Balance.  The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first.  See “Servicing and Administration—Servicer Covenants” and “Transfer Agreements—Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor” and “—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the accompanying base prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Issuing Entities

Due to a U.S. Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other issuing entities established by the depositor to securitize student loans to use the U.S. Department of Education lender identification number applicable to the issuing entity.  In that event, the billings submitted to the U.S. Department of Education for interest subsidy and special allowance payments on loans in the issuing entity would be consolidated with the billings for the payments for student loans in other issuing entities using the same lender identification number and payments on the billings would be made by the U.S. Department of Education in lump sum form.  These lump sum payments would then be allocated among the various issuing entities using the same lender identification number.

In addition, the sharing of the lender identification number with other issuing entities may result in the receipt of claim payments from guarantee agencies in lump sum form.  In that event, these payments would be allocated among the issuing entities in a manner similar to the allocation process for interest subsidy and special allowance payments.

The U.S. Department of Education regards the eligible lender trustee as the party primarily responsible to the U.S. Department of Education for any liabilities owed to the U.S. Department of Education or guarantee agencies resulting from the eligible lender trustee’s activities in the FFELP.  As a result, if the U.S. Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the U.S. Department of Education or a guarantee agency on any student loan included in an issuing entity using the shared lender identification number, the U.S. Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the issuing entity.

In addition, other issuing entities using the shared lender identification number may in a given quarter incur consolidation origination fees, consolidation loan rebate fees or special allowance payment rebates that exceed the interest subsidy and special allowance payments payable by the U.S. Department of Education on the loans in the other issuing entities, resulting in the consolidated payment from the U.S. Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the U.S. Department of Education on the loans in the issuing entity for that quarter.

The servicing agreement for the issuing entity and the servicing agreements for the other issuing entities established by the depositor that share the lender identification number to be used by the issuing entity will require any issuing entity to indemnify the other issuing entities against a shortfall or an offset by the U.S. Department of Education or a guarantee agency arising from the student loans held by the eligible lender trustee on the issuing entity’s behalf.

RECENT DEVELOPMENTS

Recently Enacted Legislation and Regulations.  On September 27, 2007, the President of the United States signed the College Cost Reduction and Access Act of 2007 into law, which, by amending the Higher Education Act, eliminates certain government subsidies to education lenders.  The legislation also includes provisions that: (1) reduce the undergraduate subsidized Stafford Loan interest rate from 6.8% to 3.4% over a five year period, with the rate returning to 6.8% on July 1, 2012, (2) reduce special allowance payments made to FFELP lenders by between 0.55% and 0.85% per annum, depending on the loan type, for loans first disbursed on or after October 1, 2007, (3) limit lender reimbursement to 97% of the unpaid balance of FFELP loans for most claims filed on or after October 1, 2007 by eliminating the exceptional performer program, with a further reduction to 95% reimbursement for loans first disbursed on or after October 1, 2012, (4) increase the lender fee from 0.50% to 1.00% for FFELP loans first disbursed on or after October 1, 2007, (5) extend eligibility for the military deferment and (6) introduce an income-based repayment option.

The enactment of the College Cost Reduction and Access Act is expected to have an adverse impact on SLC’s results of operations, which could adversely affect its ability to service the trust student loans, act as administrator for the issuing entity or otherwise comply with its obligations under the transaction documents.  In addition, it could have an adverse impact on the financial condition of the guaranty agencies.  The termination of SLC’s exceptional performer status and the reduction in the lender insurance rate effectively reduce the guaranteed percentage of almost all of the trust student loans from what the FFELP lender insurance rate would have been if the College Cost Reduction and Access Act had not been enacted.

On November 1, 2007, the U.S. Secretary of Education released final regulations applicable to the FFELP which will go into effect on July 1, 2008.  Among other things, the regulations incorporate, with some modifications, current, interpretive and clarifying guidance on prohibited inducements and activities provided by lenders and guaranty agencies.  In addition, the regulations also specify the requirements that a school must meet if it chooses to provide a preferred lender list, including that the preferred lender list contain at least three lenders that are not affiliated with each other.

The current reauthorization of the Higher Education Act expires on March 31, 2008; however, upon signature by the President, the current reauthorization will be extended to April 30, 2008 pursuant to the terms of a short-term extension (S.2733) that was recently approved by the U.S. Congress.  The U.S. House of Representatives and the U.S. Senate are expected to reconcile their respective bills (H.R.4137 and S.1642) for full reauthorization of the Higher Education Act during April 2008.  As this piece of legislation moves through Congress, significant changes may be made to the Higher Education Act.  We cannot predict what impact any such changes would have on the issuing entity or the securities that it issues.

Inquiries into the Student Loan Industry by Congress, the U.S. Department of Education and State Attorneys General.  Since March 2007, SLC has been responding to and cooperating with a number of inquiries into the student loan industry.  Several U.S. Congressional committees and the U.S. Department of Education commenced investigations of the student loan industry.   SLC has responded to requests for certain information and documents in connection with these investigations.  Additionally, the offices of various states’ attorneys general and certain federal authorities have also conducted investigations and/or have served formal or informal requests for information upon SLC.  As an operating subsidiary of a federally-regulated bank, SLC is subject to the jurisdiction of the Office of the Comptroller of the Currency, however it will cooperate with the state requests to the extent possible without compromising federal jurisdiction.

DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement to which this prospectus supplement relates.  The issuance of the notes was authorized by a resolution of the Board of Directors of the depositor.  The following summary describes some terms of the notes, the indenture and the trust agreement.  The accompanying base prospectus describes other terms of the notes.  See “Description of the Notes” and “Certain Information Regarding the Notes” in the accompanying base prospectus.  The following summary presents only brief descriptions of the material terms of these transaction documents and is subject to actual provisions of the notes, the indenture and the trust agreement.

The Notes

The Class A Notes.

Distributions of Interest.  Interest will accrue on the outstanding principal amounts of the class A notes at their respective interest rates.  Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary.  Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions).  See “—Distributions” and “—Credit Enhancement” in this prospectus supplement.  If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

The interest rate for each class of class A notes for each accrual period will be equal to three-month LIBOR (except for the first accrual period) or, in the case of the EURIBOR-based notes, three-month EURIBOR (except for the first accrual period), plus the following applicable spread:

Class	Spread
A-1 Notes	plus 0.60%
A-2 Notes	plus 0.90%
A-3 Notes	plus 1.10%
A-4A Notes	plus 1.60%
A-4B Notes	plus 1.55%

LIBOR or EURIBOR, as applicable, for the first accrual period for all classes of notes will be determined by the following formula:

x + [a/b × (y - x)]

where:

x = two-month LIBOR or two-month EURIBOR, as applicable;

y = three-month LIBOR or three-month EURIBOR, as applicable;

a = the actual number of days from the maturity date of two-month LIBOR or two-month EURIBOR, as applicable, to the first distribution date; and

b = the actual number of days from the maturity date of two-month LIBOR or two-month EURIBOR, as applicable, and the maturity date of three-month LIBOR or three-month EURIBOR, as applicable;

The administrator will determine LIBOR and EURIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under “—Determination of LIBOR” and “—Determination of EURIBOR” below.

Distributions of Principal.  Principal payments will be made to the class A noteholders (other than the class A-4B noteholders) and the swap counterparty (in exchange for the amounts payable to the class A-4B noteholders) on each distribution date in an amount generally equal to the Principal Distribution Amount, until the outstanding principal amount of each class of the class A notes is reduced to zero.  Principal payments on the class A notes (other than the class A-4B notes) and to the swap counterparty (in exchange for the amounts payable to the class A-4B notes) will generally be funded from Available Funds and the other sources of funds available for payments of principal described in this prospectus supplement (subject to all prior required distributions).  See “—Distributions,” “—Credit Enhancement,” and “—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes (other than the class A-4B notes) or to the swap counterparty (in exchange for the amounts payable to the class A-4B notes) except at maturity of the applicable class of notes or on the final distribution upon termination of the issuing entity.

Principal payments will be applied on each distribution date in the priorities set forth under “—Distributions” below.

However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes (other than the class A-4B notes) and to the swap counterparty (in exchange for the amounts payable to the class A-4B notes) will be made pro rata, without preference or priority.

The aggregate outstanding principal amount of each class of class A notes will be due and payable in full on its maturity date.  The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due to Actions Taken by Individual Borrowers and Other Variables Beyond Our Control” under “Risk Factors” in the accompanying base prospectus.

The Class B Notes.

Distributions of Interest.  Interest will accrue on the principal amount of the class B notes at the class B interest rate.  Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate.  Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds available for payment described in this prospectus supplement (subject to all prior required distributions).  See “—Distributions,” “—Credit Enhancement—Reserve Account” and “—The Class B Notes—Subordination of the Class B Notes” below.

The interest rate for the class B notes with respect to each accrual period will be equal to three-month LIBOR plus 1.75%, except for the first accrual period.  The administrator will determine LIBOR for the class B notes for each accrual period in the same manner as for the class A notes.

Distributions of Principal.  Principal payments will be made to the class B noteholders on each distribution date in an amount generally equal to the Principal Distribution Amount remaining on each such distribution date after the principal amount of each of the class A notes has been reduced to zero.  Principal payable on any distribution date will generally be funded from Available Funds and the other sources of funds available for payment described in this prospectus supplement (subject to all prior required distributions).  Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the issuing entity.  See “—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

The outstanding principal amount of the class B notes will be due and payable in full on the class B maturity date.  The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due to Actions Taken by Individual Borrowers and Other Variables Beyond Our Control” under “Risk Factors” in the accompanying base prospectus.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinate to the payment of interest on the class A notes (including amounts due to the swap counterparty for payment of interest on the class A-4B notes), to certain swap payments due to the swap counterparty and, if a Class B Interest Subordination Condition is in effect, to the payment of principal on the class A notes. On any distribution date, principal payments on the class B notes will be subordinate to the payment of both interest and principal on the class A notes (including amounts due to the swap counterparty for payment of both interest and principal on the class A-4B notes) and to swap payments due to the swap counterparty.

Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee, and, through the June 2012 distribution date, amounts on deposit in the capitalized interest account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal amount of the class B notes will be made on any distribution date until the outstanding principal amount of each of the class A notes has been reduced to zero.

Notwithstanding the foregoing, if (1) a Class B Interest Subordination Condition is in effect, or (2) an event of default relating to payment or bankruptcy under the indenture affecting the class A notes has occurred and is continuing, then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the interest on and principal of any outstanding class A notes before any amounts are applied to the payment of the interest on or principal of any class B notes.  As long as any class A notes are outstanding, the failure to pay interest on any class B notes will not constitute an event of default.

Determination of LIBOR

LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, as that rate appears on the Reuters LIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m., London time, on the related LIBOR Determination Date.  If no rate is so reported on the related LIBOR Determination Date, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks.  The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate.  If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than $1,000,000.  If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•

“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period.

•

“Reference Banks” means four major banks in the London interbank market selected by the administrator.

•

“Reuters LIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.  Interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Determination of EURIBOR

EURIBOR, for any accrual period, will be the Euro interbank offered rate for deposits in Euros having the specified maturity commencing on the first day of the accrual period, as that rate appears on the Reuters EURIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. Brussels time, on the related EURIBOR Determination Date.  If no rate is so reported on the related EURIBOR Determination Date, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the specified maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro zone interbank market by the Reference Banks. The administrator will request the principal Euro zone office of each Reference Bank to provide a quotation of its rate.  If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date, for loans in Euros to leading European banks having the specified maturity and in a principal amount of not less than €1,000,000.  If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable accrual period will be EURIBOR in effect for the previous accrual period.

For this purpose:

•

“EURIBOR Determination Date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•

“Settlement Day” means any day on which TARGET (the Trans European Automated Real time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

•

“Reference Banks” means four major banks in the Euro zone interbank market selected by the administrator.

•

“Reuters EURIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

For the EURIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360 day year.

Notice of Interest Rates

Information concerning the past and current LIBOR and EURIBOR, any other applicable index, and the interest rates applicable to the notes will be available by registering on the sub-administrator’s website at http://www.citimortgagembs.com or by telephoning the administrator at (800) 967-2400 between the hours of 9 a.m. and 4 p.m., Eastern time, on any business day and will also be available through the Reuters Monitor Money Rates Service or Bloomberg L.P.  For each class of notes listed on the Irish Stock Exchange, the administrator will also notify the Irish paying agent, and will cause the Irish Stock Exchange to be notified, of the current interest rate for each class of notes listed on the exchange prior to the first day of each accrual period.

Additional Information Concerning Accounts and Eligible Investments

The indenture administrator will establish and maintain the collection account for the benefit of the noteholders, in the name of the indenture trustee, into which all payments on the trust student loans will be deposited.  The indenture administrator will also establish and maintain the reserve account and the capitalized interest account in the name of the indenture trustee, for the benefit of the noteholders.  The Euro account will be established and maintained by the London paying agent in the name of the indenture trustee for the benefit of the noteholders.

The indenture administrator will invest funds in the collection account, the reserve account and the capitalized interest account in eligible investments as provided in the indenture.  Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes.  Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed notes) issued by the depositor or its affiliates, other issuing entities originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof.  Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day (or the third business day, in the case of any funds required to be distributed to the swap counterparty) immediately preceding the next distribution date (or monthly servicing fee payment date, to the extent of the primary servicing fee).  See “Servicing and Administration—Accounts” in the accompanying base prospectus for a more complete description of eligible investments.

Servicing Compensation

The servicer will be entitled to receive two separate servicing fees in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the issuing entity.

The primary servicing fee for any month is equal to the lesser of the product of $3.25 and the number of borrowers as of the first day of the preceding month and 1/12th of an amount equal to 0.50% of the outstanding principal amount of the trust student loans as of the last day of the preceding calendar month.

The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date.

The carryover servicing fee is the sum of:

•

the amount of specified increases in the costs incurred by the servicer;

•

the amount of specified conversion, transfer and removal fees;

•

any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

•

interest on any unpaid amounts.

The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (i) under “—Distributions—Distributions from the Collection Account” in this prospectus supplement.  The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.  The servicer will be solely responsible for the payment of fees due to the sub-servicer and the administrator.

Additional Information Concerning Servicing Procedures

The servicer will keep ongoing records on the trust student loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act.  It will also furnish periodic statements to the indenture trustee, the indenture administrator, the eligible lender trustee and the noteholders.  See “Servicing and Administration—Statements to Indenture Trustee, Indenture Administrator and Issuing Entity” in the accompanying base prospectus.

Additional Information Concerning Payments on Student Loans

The servicing agreement will not require the servicer to make advances to any issuing entity and no such advances have been made by the servicer with respect to any trust student loans.

Additional Information Concerning Servicer Covenants

The servicer will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest-only, deferral or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act.  See “Servicing and Administration—Servicer Covenants” in the accompanying base prospectus.

All expenses related to the resignation or removal for cause of the servicer or any successor servicer will be paid solely by the servicer being replaced.

Distributions

Deposits into the Collection Account.  On or before the third business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture administrator with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased by SLC, the depositor or the servicer.

The sub-servicer will forward to the servicer all identifiable payments on the trust student loans and all proceeds of the trust student loans collected by the sub-servicer during each collection period within four business days of receipt and the servicer will deposit all identifiable payments on the trust student loans and all proceeds of the trust student loans received by it (including amounts received from the sub-servicer) during each collection period into the collection account within two business days of the servicer’s receipt.  The servicer will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

Distributions from the Collection Account.  On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture administrator to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date to and excluding the current monthly servicing payment date from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the indenture administrator to first pay or reimburse itself, the indenture trustee, the administrator, the paying agent and the London paying agent for all amounts due to itself, the indenture trustee, the administrator, the paying agent and the London paying agent under the relevant transaction documents for the related distribution date, next to pay or reimburse the owner trustee for all amounts due to it under the trust agreement for the related distribution date, next to pay or reimburse the eligible lender trustee for all amounts due to it under the relevant transaction documents for the related distribution date (these amounts payable to the administrator, the indenture administrator, the indenture trustee, the owner trustee, the paying agent, the London paying agent and the eligible lender trustee not to exceed $115,000 per annum in the aggregate) and then make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes,” and “—The Notes—The Class A Notes—Distributions of Principal,” to the extent of the Available Funds for that distribution date, amounts transferred from the capitalized interest account through the June 2012 distribution date with respect to clauses (b) and (c) below (or only clause (b) below if a Class B Interest Subordination Condition is in effect) for that distribution date and amounts transferred from the reserve account with respect to that distribution date:

(a)

to the servicer, the primary servicing fee due on that distribution date;

(b)

pro rata, based on (1) the sum of (x) the aggregate outstanding principal amount of the class A notes (other than the class A-4B notes) and (y) the U.S. Dollar equivalent of the aggregate outstanding principal amount of the class A-4B notes, and (2) the amount of any swap termination payment due and payable by the issuing entity to the swap counterparty under clause (b)(ii) below,

(i)

to the class A noteholders (other than the class A-4B noteholders) and to the swap counterparty (in exchange for the amount of interest due on the class A-4B notes), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount; and

(ii)

to the swap counterparty, the amount of certain swap termination payments due to the swap counterparty under the currency swap; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to in this clause (b)(ii) remaining unpaid;

(c)

if the Class B Interest Subordination Condition is not in effect, to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(d)

sequentially, to the class A-1, class A-2 and class A-3 noteholders, in that order, until the outstanding principal amount of each such class is reduced to zero, the Principal Distribution Amount;

(e)

pro rata, based on the outstanding principal amount of the class A-4A notes and the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes, any remaining Principal Distribution Amount,

(i)

to the class A-4A noteholders, until the outstanding principal amount of the class A-4A notes has been reduced to zero; and

(ii)

to the swap counterparty, until the swap counterparty has, with respect to principal, been paid the U.S. Dollar Notional Principal Amount of the class A-4B notes;

(f)

[Reserved];

(g)

if the Class B Interest Subordination Condition is in effect, to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(h)

to the class B noteholders, until the outstanding principal amount of the class B notes has been reduced to zero, any remaining Principal Distribution Amount;

(i)

to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(j)

to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(k)

to the indenture administrator, the indenture trustee, the owner trustee, the eligible lender trustee, the Irish paying agent, The Irish Stock Exchange Limited, the paying agent and the London paying agent in respect of its fees, pro rata, for all amounts due to each and not previously paid;

(l)

to the swap counterparty, the amount of any swap termination payment due to the swap counterparty under the currency swap and not paid pursuant to clause (b)(ii) above; and

(m)

to the trust certificateholder (initially, the depositor or an affiliate thereof), any remaining amounts after application of the preceding clauses.

Amounts that would be paid to the swap counterparty pursuant to clauses (b)(i) and (e)(ii) above will be determined on the third business day preceding each distribution date and will be paid by the issuing entity to the swap counterparty on the second business day preceding each distribution date.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture administrator to distribute as accelerated payments of principal on the notes all amounts that otherwise would be paid to the trust certificateholder.

Distributions With Respect to the EURIBOR-Based Notes; Currency Swap Default. On each distribution date, the London paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the Euro account to the holders of the EURIBOR-based notes. If the currency swap terminates, amounts that would have otherwise been paid to the swap counterparty under the currency swap will be used to make payments to the EURIBOR-based notes in an amount in Euros equal to the payment that the swap counterparty would have made.  If this occurs, the issuing entity will exchange U.S. Dollars for Euros in order to make distributions of principal and interest to the EURIBOR-based noteholders. If the then-current exchange rate of U.S. Dollars for Euros is less favorable than under the currency swap or if the then-current spread of LIBOR to EURIBOR is less favorable than under the currency swap, the issuing entity will use more U.S. Dollars to pay principal of and interest on the EURIBOR-based notes than it would have paid to the swap counterparty.  As a result, amounts paid pursuant to clauses (b) and (e) above under ‘‘—Distributions from the Collection Account’’ could be higher if the currency swap terminates.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

Following the occurrence of an event of default and an acceleration of the notes, as described under “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default” in the accompanying base prospectus,  the priority of distributions on each distribution date shown above under “—Distributions—Distributions from the Collection Account” will be made in the following order of priority:

first, to the administrator, the indenture trustee, the indenture administrator, the paying agent and the London paying agent for amounts due to the administrator,  the indenture trustee, the indenture administrator, the paying agent and the London paying agent, respectively, for fees, expenses and/or indemnities (but only to the extent not paid by the administrator or the depositor), to the owner trustee for amounts due to it under the trust agreement and to the eligible lender trustee for amounts due to it under the relevant transaction documents;

second, to the servicer for due and unpaid primary servicing fees;

third, pro rata, based on (1) the sum of (x) the aggregate outstanding principal amount of the class A notes (other than the class A-4B notes) and (y) the U.S. Dollar equivalent of the aggregate outstanding principal amount of the class A-4B notes, and (2) the amount of any swap termination payment due and payable by the issuing entity to the swap counterparty under priority third, clause (ii) below,

(i)

to the class A noteholders (other than the class A-4B noteholders) and to the swap counterparty (in exchange for the amount of interest due on the class A-4B notes), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount; and

(ii)

to the swap counterparty, the amount of certain swap termination payments due to the swap counterparty under the currency swap; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to in this priority third, clause (ii) remaining unpaid;

fourth, pro rata, based on the aggregate outstanding principal amount of the class A notes (other than the class A-4B notes) and the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes,

(i)

to the class A noteholders (other than the class A-4B noteholders), ratably, an amount sufficient to reduce the respective outstanding principal amounts of those class A notes to zero; and

(ii)

to the swap counterparty (for payments to the class A-4B noteholders), an amount sufficient to reduce the U.S. Dollar Notional Principal Amount of the class A-4B notes to zero;

fifth, to the class B noteholders, for amounts due and unpaid on the class B notes for interest at the applicable rate of interest on those notes;

sixth, to the class B noteholders, an amount sufficient to reduce the outstanding principal amount of the class B notes to zero;

seventh, to the servicer, for any unpaid carryover servicing fee;

eighth, to the swap counterparty, the amount of any swap termination payment due to the swap counterparty under the currency swap and not paid pursuant to priority third, clause (ii) above; and

ninth, to the trust certificateholder, any remaining funds.

Amounts that would be paid to the swap counterparty pursuant to priorities third and fourth above will be determined on the third business day preceding each distribution date and will be paid by the issuing entity to the swap counterparty on the second business day preceding each distribution date.

Voting Rights and Remedies

Noteholders will have the voting rights and remedies described in the accompanying base prospectus.  See “Transfer  Agreements—Amendments to Transfer Agreements,” “Servicing and Administration—Servicer Default,” “Servicing and Administration—Rights upon Servicer Default,” “Servicing and Administration—Waiver of Past Defaults,” “Servicing and Administration—Administrator Default,” “Servicing and Administration—Rights upon Administrator Default,” “Description of the Notes—The Indenture—Modification of Indenture,” “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default” and “Certain Information Regarding the Notes—Definitive Notes” in the accompanying base prospectus.

Credit Enhancement

Excess Interest. Excess interest is created when interest collections received on the trust student loans during a collection period and related investment earnings exceed the interest on the notes at the related note interest rates and certain fees and expenses of the issuing entity.  Excess interest with respect to the trust student loans is intended to provide “first loss” protection for the notes.  Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds.  There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment.  Excess interest not applied to make required distributions on any distribution date, and not deposited into the reserve account, will be paid to the trust certificateholder and will not be available on subsequent distribution dates to make payments on any class of the notes.

Overcollateralization.  Overcollateralization represents the amount by which the Pool Balance exceeds the outstanding principal amount of the notes.  The amount of overcollateralization will vary from time to time depending on the rate and timing of the principal payments on the student loans, capitalization of interest and the occurrence of losses on the trust student loans.  The overcollateralization will be available to absorb losses on the trust student loans that are not otherwise covered by amounts on deposit in the reserve account, the capitalized interest account or excess interest on the trust student loans, if any, and to cover shortfalls in interest on the notes that could result from the relatively low interest rate on the trust student loans on the one hand as compared to the interest rate on the notes and fees and expenses of the issuing entity on the other hand.

Overcollateralization Amount.  The overcollateralization amount represents the amount by which the Adjusted Pool Balance exceeds the outstanding principal amount of the notes.  On the closing date, the overcollateralization amount is expected to equal 6.20% of the Adjusted Pool Balance.  The application of Available Funds described under “—Distributions—Distributions from the Collection Account” above is designed to build the level of the overcollateralization amount to, and maintain it at, the Specified Overcollateralization Amount.

Reserve Account.  The reserve account will be created with an initial deposit by the depositor on the closing date of cash in an amount equal to $4,982,056.  The reserve account may be replenished on each distribution date, by a deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (h) under “—Distributions—Distributions from the Collection Account” in this prospectus supplement above.

If the market value of securities and cash in the reserve account on any distribution date is sufficient to pay the remaining principal amount of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, the administrator will instruct the indenture administrator to deposit the amount of the excess into the collection account for distribution on that distribution date.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the noteholders.  Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c) (or only clauses (a) and (b) if a Class B Interest Subordination Condition is in effect) under “—Distributions—Distributions from the Collection Account” above.  These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the issuing entity to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (d), (e) and (h) and, in the case of the final distribution upon termination of the issuing entity, clauses (j) and (l) under “—Distributions—Distributions from the Collection Account” above.  These funds will be paid from the reserve account to the persons and in the order of priority specified above for distributions out of the collection account.

The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses.  In some circumstances, however, the reserve account could be reduced to zero.  Except on the final distribution upon termination of the issuing entity, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fee.  Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay any carryover servicing fee on the final distribution upon termination of the issuing entity.

Capitalized Interest Account.  The capitalized interest account will be created with an initial deposit by the depositor on the closing date of cash in an amount equal to $40,000,000.  The initial deposit will not be replenished.

Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A Noteholders and the class B Noteholders, as applicable.  If, on any distribution date through the June 2012 distribution date, the amount of Available Funds is insufficient to pay or allocate any of the items specified in clauses (b) and (c) (or only clause (b) if a Class B Interest Subordination Condition is in effect) under “—Distributions—Distributions from the Collection Account” above, amounts on deposit in the capitalized interest account on that distribution date will be withdrawn by the indenture administrator to cover those shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under “—Distributions—Distributions from the Collection Account” above.

Funds on deposit in the capitalized interest account on the distribution dates listed in the table below in excess of the corresponding account balances will be transferred to the collection account and included in Available Funds on that distribution date.

Distribution Date	Account Balance
June 2008	$32,000,000
December 2008	$24,000,000
June 2009	$19,000,000
December 2009	$14,000,000
June 2010	$10,000,000
December 2010	$8,000,000
June 2011	$4,000,000

All remaining funds on deposit in the capitalized interest account on the June 2012 distribution date will be transferred to the collection account and included in Available Funds on that distribution date.

The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the June 2012 distribution date.

Priority of the Notes.  On any distribution date, distributions of interest on the class B notes will be subordinate to the payment of interest, and if a Class B Interest Subordination Condition is in effect, to the payment of principal, on the class A notes.  Distributions of principal on the class B notes will be subordinate to the payment of both interest and principal on all of the class A notes.  See “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Currency Swap

On the closing date, the issuing entity will enter into a currency swap (the “currency swap”) with Credit Suisse International (the “swap counterparty”).  See “—Swap Counterparty” below.  The currency swap is intended to exchange the issuing entity’s U.S. Dollar interest and principal payments on the class A-4B notes into Euros.  The currency swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

The initial U.S. Dollar notional amount of the currency swap will be equal to the initial U.S. Dollar Notional Principal Amount of the class A-4B notes, which is $232,050,000, and the initial Euro notional amount of the currency swap will be equal to the Euro denominated principal amount of the class A-4B notes, which is €150,000,000.

On the second business day immediately preceding each distribution date while the currency swap is in effect, the swap counterparty will pay to the London paying agent, on behalf of the issuing entity, an amount in Euros equal to the product of:

•

EURIBOR (determined as of the same time and in the same manner as for the class A-4B notes for the related accrual period) plus 1.5500%;

•

the outstanding principal amount of the class A-4B notes during the related accrual period; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

In exchange for the swap counterparty’s payments, the issuing entity will pay to the swap counterparty, on the second business day immediately preceding each distribution date while the currency swap is in effect (to the extent funds are available therefor, as described under “—Distributions from the Collection Account” or “Distributions Following an Event of Default and Acceleration of the Maturity of the Notes” above, as applicable) an amount in U.S. Dollars equal to the product of:

•

LIBOR (determined as of the same time and in the same manner as for the offered notes for the related accrual period) plus 1.6275%;

•

the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes during the related accrual period; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

If the issuing entity does not or is unable to make the full floating rate payment due to the swap counterparty, the floating rate payment to be made by the swap counterparty on such date will be reduced by the same proportion as the reduction in the payment from the issuing entity.

In addition, on the second business day immediately preceding each distribution date so long as the currency swap is in effect, the swap counterparty will be paid from the collection account, and if necessary on the class A-4B maturity date, the reserve account, the amount available for payment clause (e)(ii) under “—Distributions from the Collection Account” above  or priority fourth under “Distributions Following an Event of Default and Acceleration of the Maturity of the Notes” above, as applicable, on the related distribution date.  On the second business day immediately preceding each distribution date, the swap counterparty will pay to the London paying agent, on behalf of the issuing entity, an amount in Euros equal to the product of (a) the amount to be paid to it as described under the immediately preceding sentence and (b) the exchange rate.

The purchase price for the class A-4B notes will be paid by investors in Euros, but the consideration for the purchase by the issuing entity of the trust student loans will be in U.S. Dollars.  On the closing date, the issuing entity will pay to the swap counterparty the net proceeds of the issuance of the class A-4B notes in Euros. In return, the issuing entity will be paid by the swap counterparty the U.S. Dollar equivalent of that Euro payment amount.

The swap counterparty will have a security interest in the issuing entity’s assets subordinate to that of the noteholders.

Conditions Precedent. The obligation of the issuing entity to pay amounts due under the currency swap will be subject to the conditions that (1) no event of default under the currency swap by the swap counterparty has occurred and is continuing and (2) no such event that with the giving of notice or lapse of time or both would become an event of default under the currency swap, has occurred and is continuing.

Default Under the Currency Swap. Events of default under the currency swap are limited to:

•

the failure of the issuing entity or the swap counterparty to pay any amount when due under the currency swap after giving effect to the applicable grace period; provided, that with respect to the issuing entity, the issuing entity has available, after all prior obligations of the issuing entity, sufficient funds to make the payment,

•

the occurrence of certain events of bankruptcy and insolvency, and

•

the following other standard events of default under the 1992 ISDA Master Agreement: “Breach of Agreement” (not applicable to the issuing entity), “Credit Support Default” (not applicable to the issuing entity except as to breach of its obligation (if any) to return eligible collateral to the swap counterparty), “Misrepresentation” (not applicable to the issuing entity), “Default under Specified Transaction” (not applicable to the issuing entity), “Cross-Default” (not applicable to the issuing entity) and “Merger Without Assumption” (not applicable to the issuing entity), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

Termination Events. The currency swap will contain usual and customary termination events and will also include additional termination events.  One of these additional termination events will relate to the swap counterparty’s credit rating.  This additional termination event will occur if the swap counterparty has not complied with the debt rating downgrade provisions specified in the currency swap.

The occurrence of an event of default under the indenture that results in an acceleration of the notes will not cause a termination of the currency swap, and no swap termination payment will be payable by either the issuing entity or the swap counterparty.

Early Termination of the Currency Swap. Upon the occurrence of any event of default under the currency swap or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date. The issuing entity may not designate an early termination date without the consent of the administrator.

Upon any early termination of the currency swap, either the issuing entity or the swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination.  The amount of that termination payment will be based on the value of the swap transaction under the currency swap computed in accordance with the procedures in the currency swap.  In the event that the issuing entity is required to make a termination payment following certain events of default or termination events under the currency swap in respect of the issuing entity, the payment will be payable pari passu with the Class A Noteholders’ Interest Distribution Amount.

Swap Counterparty. The swap counterparty for the swap agreement is Credit Suisse International (“CSi”).  CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International" and, effective as of January 16, 2006, was renamed "Credit Suisse International".  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of "AA- (negative outlook)" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa1 (stable outlook)" by Moody's Investors Service Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

CSi is an affiliate of Credit Suisse Securities (USA) LLC and Credit Suisse Securities (Europe) Limited.

The information in the preceding four paragraphs has been provided by the swap counterparty for inclusion in this prospectus supplement.

Issuing Entity Fees and Expenses

Expenses incurred to establish the issuing entity and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.  Such expenses are not paid from proceeds of the sale of the notes.

The table below sets forth the fees payable by or on behalf of the issuing entity after issuance of the notes.

Party	Amount
Servicer

The servicing fee for any month is equal to the sum of (1) the primary servicing fee,(1) which is equal to the lesser of $3.25 for each borrower or 1/12th of 0.50% of the outstanding principal amount of the trust student loans and (2) any carryover servicing fee(2).

Administrator(3)	$20,000 per quarter total, payable in advance.
Eligible Lender Trustee, Indenture Trustee, Paying Agent and Indenture Administrator(3)	$5,000 per annum total, payable in advance.
London Paying Agent(3)	$5,000 per annum total, payable in advance.
Owner Trustee(3)	$4,000 per annum, payable in advance.
Irish Paying Agent(2)	€650 per annum, payable annually in arrears from the date of listing.

(1)  To be paid before any amounts are distributed to the noteholders.

(2) Subordinate to amounts payable to the noteholders.

(3) Fees, expenses and/or indemnities up to $115,000 per annum in the aggregate to be paid before amounts distributed to the noteholders.  Remaining amounts, if any, will be subordinate to amounts payable to the noteholders.

Determination of Indices

For a discussion of the day count basis, interest rate determination dates, interest rate change dates and possible interest rate indices applicable for a class of notes, see “Certain Information Regarding the Notes—Determination of Indices” in the accompanying base prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the Pool Balance is 10% or less of the Initial Pool Balance.

The exercise of this purchase option will result in the early retirement of the remaining notes.  The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount and not more than a prescribed maximum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

•

pay to noteholders the interest payable on the related distribution date;

•

reduce the outstanding principal amount of each class of notes (or in the case of the class A-4B notes, the U.S. Dollar Notional Principal Amount of such notes) then outstanding on the related distribution date to zero; and

•

pay to the swap counterparty the amount of any swap payments and swap termination payments due to the swap counterparty.

The prescribed maximum purchase amount is an amount equal to the fair market value of the remaining trust student loans, including accrued but unpaid interest, as of the end of the related collection period.  See “The Student Loan Pools—Termination” in the accompanying base prospectus.

Auction of Trust Assets

If the servicer does not purchase or arrange for the purchase of all remaining trust student loans on the first distribution date after the date on which the Pool Balance is 10% or less of the Initial Pool Balance, the indenture administrator will engage (at the expense of the issuing entity) a third-party financial advisor, which may be an affiliate of SLC and which may include an underwriter of the securities or the administrator, to try to auction any trust student loans remaining in the issuing entity.  Only third parties unrelated to SLC may make bids to purchase these trust student loans on the trust auction date.

The trust auction date will be the third business day before the related distribution date.  An auction will be consummated only if the servicer has first waived its optional purchase right.  The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee, the indenture trustee and the indenture administrator, in writing, that it intends to exercise its purchase option before the financial advisor, on behalf of the indenture administrator, accepts a bid to purchase the trust student loans.

If at least two bids are received, the financial advisor, on behalf of the indenture administrator, will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The financial advisor, on behalf of the indenture administrator, will accept the highest of the remaining bids if it equals or exceeds the higher of:

•

the minimum purchase amount described under “—Optional Purchase” above (plus (i) any amounts owed to the servicer as a carryover servicing fee and (ii) the amount necessary to reimburse the indenture administrator and the financial advisor for all of their and their respective agents’ fees, expenses and costs incurred in connection with any such auction); or

•

the fair market value of the trust student loans, including accrued but unpaid interest, as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the financial advisor will not complete the sale.  The indenture administrator at the direction of the depositor will be required to consult with a financial advisor, including an underwriter of the securities or the administrator, to determine the fair market value of the trust student loans.  Notwithstanding any cap on fees and expenses described herein, the indenture administrator and the financial advisor will be entitled to the reimbursement of all of their and their respective agents’ fees, expenses and costs in connection with any auction sale whether or not such auction sale is consummated.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, as described above, the financial advisor, on behalf of the indenture administrator, will continue to solicit and re-solicit bids for sale of the trust student loans upon the same terms described above, including the servicer’s waiver of its option to purchase the remaining trust student loans, until the financial advisor has received at least one bid that equals or exceeds the minimum purchase amount described  above.

The financial advisor may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the Specified Reserve Account Balance, the administrator will direct the indenture administrator to distribute the amount of the excess as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the accompanying base prospectus.

Upon termination of the issuing entity, any remaining assets of that issuing entity, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided under “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement.

STATIC POOLS

Information concerning the static pool performance data of previous FFELP consolidation student loan securitizations of the sponsor may be obtained through the following procedure: first, go to the sub-administrator’s Internet site, which is http://www.citimortgagembs.com; second, click on the “Reg AB” bar located on the left hand side of the window titled “MBS Investor Information”; third, choose “SLC” from the drop-down menu titled “Shelf”; and fourth, choose “SLCSLT 2008-1.”  This website presents the static pool performance data of the sponsor’s previous securitizations involving student loans in the form of published charts.  The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the accompanying base prospectus or the related registration statement.  We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other issuing entities.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments on the trust student loans that may occur as described below.  Therefore, payments on the notes could occur significantly earlier than expected.  Consequently, the actual maturities on the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected.  Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto.  The rate of those prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below.  In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans.  Prepayments could increase as a result of certain borrower incentive programs, among other factors.  In addition, the depositor is obligated to repurchase trust student loans (or substitute eligible student loans) as a result of breaches of certain of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase (or substitute eligible student loans for) affected trust student loans pursuant to the servicing agreement as a result of breaches of certain covenants with respect to such trust student loans, in each case, where that breach materially adversely affects (individually or in the aggregate) the noteholders and is not cured or the issuing entity is not reimbursed within the applicable cure period.  See “Transfer Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” and “Servicing and Administration—Servicer Covenants” in the accompanying base prospectus.  See “The Student Loan Pools—Termination” in the accompanying base prospectus regarding the servicer’s option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the Initial Pool Balance and the auction of the trust student loans if the servicer does not exercise that option.

On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans.  These may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer.  Therefore, payments on the notes could occur significantly later than expected.  Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected.  The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto.  In addition, the maturity of certain of the trust student loans could extend beyond the latest legal maturity date for the notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders.  Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the issuing entity than those interest rates and those spreads would otherwise have been if those prepayments had not been made or had those prepayments been made at a different time.

The projected weighted average life, expected maturity date and percentages of remaining principal amount of each class of notes under various assumed prepayment scenarios may be found under “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” included as Exhibit I attached to this prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion and the discussion in the accompanying base prospectus under the caption “Certain U.S. Federal Income Tax Considerations” summarizes the views of McKee Nelson LLP on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the notes.  It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”) and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.

The determination of whether any class of notes are debt for U.S. federal income tax purposes must be made based on the application of the relevant law to the facts and circumstances existing at the time the notes are considered issued for federal income tax purposes.  McKee Nelson LLP will deliver an opinion to the issuing entity that for federal income tax purposes, the notes transferred on the closing date to parties unrelated to the initial trust certificateholder will be characterized as indebtedness.  McKee Nelson LLP will also deliver its opinion to the issuing entity that the issuing entity will not be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Code) taxable as a corporation.

For information reporting purposes, all stated interest on the notes will be assumed to be qualified stated interest for purposes of the Treasury regulations relating to original issue discount (“OID”).  See “Certain U.S. Federal Income Tax Considerations” in the accompanying base prospectus.  Assuming that all interest payable on the notes constitutes qualified stated interest, the notes are not expected to be treated as having been issued with OID for information reporting purposes.  Because a portion of the interest payable on the class B notes may be deferred (and the deferral of interest may not constitute an event of default under the indenture), it is possible that some or all of such interest may not be treated as qualified stated interest. If such interest is not qualified stated interest, the related note may be treated as having been originally issued with OID (or treated as having been re-issued with OID as of the date of the deferral).  Prospective investors should consult their own tax advisors regarding whether they might be required to report income with respect to the notes as OID.

For tax information reporting purposes, the issuing entity will assume a prepayment assumption equal to 100% PPC, as described under “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” in Exhibit I to this prospectus supplement.  No representation is made that the trust student loans will prepay in accordance with that prepayment assumption or in accordance with any other prepayment assumption.

Prospective investors in the notes should see “Certain U.S. Federal Income Tax Considerations” in the accompanying base prospectus for a discussion of the application of certain federal income laws to the issuing entity and purchasers of the notes.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the notes under any state, local or foreign tax law.  All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the notes.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

On June 3, 2003, the European Council of Economics and Finance Ministers (ECOFIN) agreed on proposals under which Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Belgium, Luxembourg and Austria will instead be required to operate a withholding system in relation to those payments (the ending of that transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).  The proposals took effect on July 1, 2005.

The Directive has been enacted into Irish legislation.  Since January 1, 2004, where any person in the course of a business or profession carried on in Ireland makes an interest payment to, or secures an interest payment for the immediate benefit of, the beneficial owner of that interest, where that beneficial owner is an individual, that person must, in accordance with the methods prescribed in the legislation, establish the identity and residence of that beneficial owner.  Where such a person makes such a payment to a “residual entity” then that interest payment is a “deemed interest payment” of the “residual entity” for the purpose of this legislation.  A “residual entity,” in relation to “deemed interest payments,” must, in accordance with the methods prescribed in the legislation, establish the identity and residence of the beneficial owners of the interest payments received that are comprised in the “deemed interest payments.”

“Residual entity” means a person or undertaking established in Ireland or in another Member State or in an “associated territory” to which an interest payment is made for the benefit of a beneficial owner that is an individual, unless that person or undertaking is within the charge to corporation tax or a tax corresponding to corporation tax, or it has, in the prescribed format for the purposes of this legislation, elected to be treated in the same manner as an undertaking for collective investment in transferable securities within the meaning of the UCITS Directive 85/611/EEC, or it is such an entity or it is an equivalent entity established in an “associated territory,” or it is a legal person (not being an individual) other than certain Finish or Swedish legal persons that are excluded from the exemption from this definition in the European Union Directive on the Taxation of Savings Income.

Procedures relating to the reporting of details of payments of interest (or similar income) made by any person in the course of a business or profession carried on in Ireland, to beneficial owners that are individuals or to residual entities resident in another Member State or an “associated territory” and procedures relating to the reporting of details of deemed interest payments made by residual entities where the beneficial owner is an individual resident in another Member State or an “associated territory,” will apply from a date not earlier than July 1, 2005 to be specified by the Minister for Finance of Ireland.  For the purposes of these paragraphs “associated territory” means Andorra, Aruba, Netherlands Antilles, Jersey, Gibraltar, Guernsey, Isle of Man, Anguilla, British Virgin Islands, Cayman Islands, Montserrat, Liechtenstein, Monaco, San Marino, the Swiss Confederation, and Turks and Caicos Islands.

Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

CERTAIN ERISA CONSIDERATIONS

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan, including a so-called “Keogh” plan, an individual retirement account or an educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a “Plan”), and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of such class that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to federal, state, local or foreign laws substantially similar to ERISA or the Code (“Similar Law”).  Such plans, together with Plans, are referred to herein as “Benefit Plans.”

For a further discussion of these issues, see “Certain ERISA Considerations” in the accompanying base prospectus.

Each purchaser and transferee of a note will be deemed to represent that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such note will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code which is not covered under an applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law and will be deemed to further represent that it will not transfer such note in violation of the foregoing.

Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other substantially similar applicable law, the effect of the assets of the issuing entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the notes. Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

REPORTS TO NOTEHOLDERS

Quarterly distribution reports and annual servicing and administration reports concerning the issuing entity will be made available to Noteholders as discussed under “Reports to Noteholders” in the accompanying base prospectus.  The first quarterly distribution report is expected to be available June 15, 2008.

Except in very limited circumstances, you will not receive these reports directly from the issuing entity.  Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes.  See “Certain Information Regarding the Notes—Book-Entry Registration” in the accompanying base prospectus.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream and the Euroclear System, on or about March 28, 2008, against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement dated on or about the pricing date, the depositor has agreed to cause the issuing entity to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name below.

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4A Notes	Class B Notes
Citigroup Global Markets Inc.	$230,900,000	$316,400,000	$217,400,000	$451,505,000	$57,345,000
Barclays Capital Inc.	$25,700,000	$35,200,000	$24,200,000	$50,200,000	$0
Credit Suisse Securities (USA) LLC	$25,700,000	$35,200,000	$24,200,000	$50,200,000	$0
Lehman Brothers Inc.	$25,700,000	$35,200,000	$24,200,000	$50,200,000	$0
Total	$308,000,000	$422,000,000	$290,000,000	$602,105,000	$57,345,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below.  After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	100%	0.160%	99.840%	0.9600%	0.0480%
Per Class A-2 Note	100%	0.180%	99.820%	0.1080%	0.0540%
Per Class A-3 Note	100%	0.190%	99.810%	0.1140%	0.0570%
Per Class A-4A Note	100%	0.221%	99.779%	0.1326%	0.0663%
Per Class B Note	100%	0.307%	99.693%	0.1842%	0.0921%
Total	$1,679,450,000	$3,310,101	$1,676,139,899

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses of $1,054,324 payable by the depositor.

It is expected that on the closing date, the depositor or an affiliate of the depositor will purchase all of the class B notes, $55,000,000 of the class A-3 notes and $245,105,000 of the class A-4A notes.  The underwriting discount for any class A-3, class A-4A or class B notes purchased by the depositor or an affiliate of the depositor will be 0.0760%, 0.0884% and 0.1228%, respectively, with no selling concession or reallowance, and the proceeds to the depositor will be adjusted accordingly.  Any retained notes may be resold by the depositor or its affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.  See “Risk Factors—Retention of Notes by the Depositor or an Affiliate of the Depositor May Reduce the Liquidity of Other Notes of Those Classes” in this prospectus supplement.

The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

Citigroup Global Markets Inc. is an affiliate of SLC.  Affiliates of the issuing entity expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions.  Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with SLC, the depositor and their respective affiliates.

The swap counterparty is an affiliate of Credit Suisse Securities (USA) LLC and Credit Suisse Securities (Europe) Limited.

The issuing entity may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes.  This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

Each underwriter has represented and agreed that:

•

it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business;

•

it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”);

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus dated March 17, 2008, the base prospectus, the term sheet dated March 20, 2008 (collectively, the “pre-pricing disclosure package”), this prospectus supplement, nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such pre-pricing disclosure package, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA.  The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA

LISTING AND GENERAL INFORMATION

Application will be made to The Irish Stock Exchange Limited for the offered notes to be admitted to the Official List and to trading on its regulated market.  There can be no assurance that such listing will be obtained.

For so long as the offered notes are listed on The Irish Stock Exchange Limited from the date of this prospectus supplement, all of the material contracts referred to herein and in the accompanying base prospectus, including the indenture, the sale agreement, the purchase agreement, the servicing agreement, the trust agreement, the administration agreement and other basic documents will be made available for inspection at the principal office of the depositor, where electronic or physical copies thereof may be obtained upon request.  Once the offered notes have been listed, trading may be effected on The Irish Stock Exchange Limited.  The Irish Stock Exchange Limited will also be advised if any class of offered notes is delisted.

The European Union Transparency Obligations Directive may be implemented in a manner that is unduly burdensome for the issuing entity.  In particular, the issuing entity may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards.  In such circumstances the administrator may decide to de-list the offered notes or seek an alternative listing for the offered notes on a stock exchange of international standing outside the European Union as the administrator may select.

The notes, the indenture, the sale agreement, the purchase agreement, the servicing agreement and the administration agreement are governed by the laws of the State of New York.  The trust agreement is governed by the laws of the State of Delaware.  The currency swap will be governed by the laws of the State of New York.

The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the accompanying base prospectus is true and accurate in all material respects.  In relation to the depositor, the issuing entity, SLC and the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the accompanying base prospectus.  Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the accompanying base prospectus, when taken as a whole.

The depositor confirms that there has been no material adverse change in the assets of the issuing entity since February 29, 2008, which is the statistical cutoff date, and the date of the information with respect to the assets of the issuing entity set forth in this prospectus supplement.

The indenture administrator will serve as the registrar for the notes.  The address for the indenture administrator is Citibank, N.A., 111 Wall Street, 15th Floor, New York, New York 10005.

It is expected that the total expenses relating to the application for admission of the offered notes to the Official List of The Irish Stock Exchange Limited and to trading on its regulated market will be approximately €20,000.

LEGAL PROCEEDINGS

As of the date of this prospectus supplement, none of the depositor, SLC, the indenture trustee or the eligible lender trustee are involved in any governmental, legal or arbitration proceeding relating to the issuance of the notes that could be considered to be material to the noteholders.  We are not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

RATINGS OF THE NOTES

The notes are required to be rated as follows:

Class	Rating Agency (Moody’s / S&P / Fitch)
A-1 Notes	Aaa/AAA/AAA
A-2 Notes	Aaa/AAA/AAA
A-3 Notes	Aaa/AAA/AAA
A-4A Notes	Aaa/AAA/AAA
A-4B Notes	Aaa/AAA/AAA
B Notes	Aa1/AA+/AAA

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL MATTERS

McKee Nelson LLP, as counsel to the issuing entity, SLC, the servicer, the depositor and the administrator, will give opinions on specified legal matters for the issuing entity, SLC, the depositor, the servicer and the administrator.  McKee Nelson LLP will give an opinion on specified federal income tax matters for the issuing entity.  Richards, Layton & Finger, P.A., as Delaware counsel for the issuing entity, will give an opinion on specified legal matters for the issuing entity.  Stroock & Stroock & Lavan LLP also will give opinions on specified legal matters for the underwriters.

GLOSSARY FOR PROSPECTUS SUPPLEMENT

“Adjusted Pool Balance” means, for any distribution date, (i) if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, the sum of that Pool Balance, the amount on deposit in the capitalized interest account (after any distributions from that account), and the Specified Reserve Account Balance for that distribution date, or (ii) if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the Initial Pool Balance, the sum of that Pool Balance and the amount on deposit in the capitalized interest account (after any distributions from that account).

“Available Funds” means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to that distribution date or the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

•

all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

(a)

any collections in respect of principal on the trust student loans applied by the issuing entity to repurchase guaranteed loans from the guarantors under the guarantee agreements; and

(b)

amounts required by the Higher Education Act to be paid to the U.S. Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period including special allowance payment rebates and consolidation loan rebate fees, if any;

•

any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

•

the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

•

the aggregate purchase amounts received during that collection period for those trust student loans purchased by SLC;

•

the aggregate amounts, if any, received from any of SLC, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

•

amounts received by the issuing entity pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

•

any interest remitted by the administrator to the collection account prior to that distribution date or monthly servicing payment date;

•

investment earnings for that distribution date earned on amounts on deposit in each trust account (other than the Euro account);

•

amounts received by the issuing entity from SLC in respect of borrower incentive programs;

•

amounts transferred into the collection account from the capitalized interest account on that distribution date; and

•

amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date.

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (c) (or if a Class B Interest Subordination Condition is in effect, only clauses (a) and (b) from the capitalized interest account and the reserve account) under “Description of the Notes—Distributions—Distributions from the Collection Account,” then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

“Class A Note Interest Shortfall” means, for any distribution date, the excess of:

•

the Class A Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•

the amount of interest actually distributed with respect to each class A note (in the case of the class A offered notes) or paid to the swap counterparty for interest (in the case of the EURIBOR-based notes) for payment to the EURIBOR-based noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•

the amount of interest accrued (or, in the case of the class A-4B notes, the amount payable by the issuing entity to the swap counterparty with respect to interest on the U.S. Dollar notional amount of the currency swap) at the respective class A note interest rates for the related accrual period on the aggregate outstanding principal amounts of the class A notes immediately preceding such distribution date, and

•

the Class A Note Interest Shortfall for that distribution date.

“Class B Interest Subordination Condition” means, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the sum of the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon as of the last day of the related collection period, and amounts then on deposit in the reserve account and the capitalized interest account as of that distribution date, would be less than the outstanding principal amount of the class A notes.

“Class B Note Interest Shortfall” means, for any distribution date, the excess of:

•

the Class B Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•

the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•

the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal amount of the class B notes immediately preceding such distribution date, and

•

the Class B Note Interest Shortfall for that distribution date.

“DTC” means The Depository Trust Company, or any successor thereto.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

“Initial Pool Balance” means the Pool Balance as of the closing date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Pool Balance” means, for any date, the aggregate principal balance of the trust student loans (other than any trust student loan for which the related guarantor has either paid or rejected a claim for guarantee payment) as of the close of business on that date, including accrued interest that is expected to be capitalized.

“Principal Distribution Amount” means, with respect to any distribution date, the greater of (a) an amount equal to the excess, if any, of (i) the aggregate principal amount of all of the notes immediately prior to such distribution date, minus (ii) the difference between (A) the Adjusted Pool Balance and (B) the Specified Overcollateralization Amount for such distribution date and (b) the aggregate principal amount (or U.S. Dollar Notional Principal Amount, in the case of the class A-4B notes) of each class of notes with a maturity date on or prior to such distribution date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Significant Guarantors” means the guarantee agencies that each guarantee or will guarantee trust student loans comprising at least 10% of the Initial Pool Balance.

“Specified Overcollateralization Amount” means, with respect to any distribution date, an amount equal to 6.40% of the Adjusted Pool Balance.

“Specified Reserve Account Balance” means, for any distribution date, the greater of:

(a)

0.25% of the Pool Balance as of the close of business on the last day of the related collection period; or

(b)

$2,989,234;

provided that in no event will that balance exceed the aggregate outstanding principal amount of the offered notes and the U.S. Dollar Notional Principal Amount of the EURIBOR-based notes.

“U.S. Dollar Notional Principal Amount” means, with respect to the EURIBOR-based notes as of any date of determination, the U.S. Dollar equivalent amount of the initial principal amount of the EURIBOR-based notes (based on the exchange rate of $1.547 = €1.00), less all payments in respect of principal of such notes made to the swap counterparty under the currency swap with respect to such notes on or before such date.

EXHIBIT I

ACCOMPANYING BASE PROSPECTUS

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES

AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The models used to calculate prepayments in this prospectus supplement are the pricing prepayment curve (“PPC”) model and the constant percentage rate (“CPR”) model.  The following tables show, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

PPC Assumptions

The PPC model assumes that:

•

Student loans will prepay at an annual rate of 1/12th of 1.0% in the first month after origination;

•

The prepayment rate will increase by an annual rate of 1/12th of 1.0% per month up to the 119th month after origination; and

•

The monthly prepayment rate will be constant at 10% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% PPC.”  For example, at 100% PPC, student loans with a loan age of 72 months are assumed to prepay at 6.0% CPR; at 50% PPC, student loans with a loan age of 48 months are assumed to prepay at 2.0% CPR; at 200% PPC, student loans with a loan age of 96 months are assumed to prepay at 16.0% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of PPC.

Constant Prepayment Rate

	Number of Months Seasoning
Percentage of PPC	24	48	72	96	120
50%	1.0%	2.0%	3.0%	4.0%	5.0%
100%	2.0%	4.0%	6.0%	8.0%	10.0%
150%	3.0%	6.0%	9.0%	12.0%	15.0%
200%	4.0%	8.0%	12.0%	16.0%	20.0%

CPR Assumptions

The CPR assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for various CPR examples:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

Other Assumptions

For purposes of the PPC model and the CPR model, it is assumed, among other things, that:

•

the statistical cutoff date for the trust student loans is as of February 29, 2008;

•

the closing date will be on March 28, 2008;

•

all trust student loans (as grouped within the “rep lines” described below) are in repayment status with accrued interest having been capitalized upon entering repayment;

•

no trust student loan moves from repayment to any other status;

•

no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected, in full, on the 1st day of each month;

•

there are government payment delays of 60 days for interest subsidy and special allowance payments;

•

index levels for calculation of borrower and government payments are:

•

91-day Treasury bill rate of 2.30%; and

•

3-month commercial paper rate of 3.07%;

•

quarterly distributions begin on June 15, 2008, and payments are made quarterly on the 15th day of every March, June, September and December thereafter, whether or not the 15th is a business day;

•

the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR (or three-month EURIBOR, in the case of the class A-4B notes) plus the applicable spread, which on all distribution dates will be equal to (or, in the case of the class A-4B notes, equal to the U.S. Dollar equivalent coupon of) :

•

Class A-1 notes: 3.83%;

•

Class A-2 notes: 4.18%;

•

Class A-3 notes: 4.33%;

•

Class A-4A notes: 4.78%;

•

Class A-4B notes: 4.78%; and

•

Class B notes: 4.93%;

•

a servicing fee equal to the lesser of the product of $3.25 and the number of borrowers as of the first day of the preceding month and 1/12th of an amount equal to 0.50% of the outstanding principal amount of the trust student loans as of the last day of the preceding calendar month;

•

total quarterly expenses of the issuing entity are equal to $28,750 and are paid quarterly by the issuing entity beginning in June 2008;

•

the reserve account has an initial balance equal to $4,982,056 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, and (2) $2,989,234;

•

the collection account has an initial current balance equal to $0;

•

the capitalized interest account has an initial balance equal to $40,000,000, and funds on deposit in the capitalized interest account on the distribution dates listed below in excess of the corresponding account balances will be transferred to the collection account and included in Available Funds on that distribution date;

Distribution Date	Account Balance
June 2008	$32,000,000
December 2008	$24,000,000
June 2009	$19,000,000
December 2009	$14,000,000
June 2010	$10,000,000
December 2010	$8,000,000
June 2011	$4,000,000
June 2012	$0

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, the capitalized interest account and reserve account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 2.80% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•

the weighted average loan age is 40 months;

•

prepayments on the trust student loans are applied monthly in accordance with PPC or CPR, as the case may be, as described above;

•

an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance;

•

the pool of trust student loans consists of 94 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term; and

•

the currency swap will be in full force and effect at all times.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

The PPC Model

The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant percentage of PPC, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

This model shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various PPC scenarios.

Weighted Average Lives and Expected Maturity Dates of the Notes
at Various PPC Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 notes	1.56	1.21	1.00	0.86	0.77
Class A-2 notes	4.94	3.69	3.00	2.54	2.22
Class A-3 notes	8.11	6.16	5.00	4.24	3.70
Class A-4 notes	13.86	11.19	9.21	7.90	6.88
Class B notes	17.96	15.21	12.46	10.96	9.46

Expected Maturity Date	0%	50%	100%	150%	200%
Class A-1 notes	March 15, 2011	June 15, 2010	March 15, 2010	September 15, 2009	September 15, 2009
Class A-2 notes	March 15, 2015	June 15, 2013	June 15, 2012	September 15, 2011	March 15, 2011
Class A-3 notes	September 15, 2017	June 15, 2015	March 15, 2014	March 15, 2013	June 15, 2012
Class A-4 notes	March 15, 2026	June 15, 2023	September 15, 2020	March 15, 2019	September 15, 2017
Class B notes	March 15, 2026	June 15, 2023	September 15, 2020	March 15, 2019	September 15, 2017

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by:  (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	66%	55%	45%	34%	24%
March 15, 2010	31%	8%	0%	0%	0%
March 15, 2011	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	90%	73%	58%
March 15, 2011	98%	71%	46%	22%	0%
March 15, 2012	72%	36%	3%	0%	0%
March 15, 2013	47%	2%	0%	0%	0%
March 15, 2014	21%	0%	0%	0%	0%
March 15, 2015	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	99%
March 15, 2012	100%	100%	100%	60%	20%
March 15, 2013	100%	100%	44%	0%	0%
March 15, 2014	100%	53%	0%	0%	0%
March 15, 2015	91%	5%	0%	0%	0%
March 15, 2016	50%	0%	0%	0%	0%
March 15, 2017	13%	0%	0%	0%	0%
March 15, 2018	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	98%	82%
March 15, 2014	100%	100%	96%	76%	60%
March 15, 2015	100%	100%	77%	58%	42%
March 15, 2016	100%	86%	61%	42%	28%
March 15, 2017	100%	72%	48%	31%	18%
March 15, 2018	92%	59%	37%	21%	0%
March 15, 2019	78%	47%	27%	0%	0%
March 15, 2020	64%	36%	19%	0%	0%
March 15, 2021	53%	28%	0%	0%	0%
March 15, 2022	45%	22%	0%	0%	0%
March 15, 2023	38%	16%	0%	0%	0%
March 15, 2024	29%	0%	0%	0%	0%
March 15, 2025	21%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	100%	100%
March 15, 2014	100%	100%	100%	100%	100%
March 15, 2015	100%	100%	100%	100%	100%
March 15, 2016	100%	100%	100%	100%	100%
March 15, 2017	100%	100%	100%	100%	100%
March 15, 2018	100%	100%	100%	100%	0%
March 15, 2019	100%	100%	100%	0%	0%
March 15, 2020	100%	100%	100%	0%	0%
March 15, 2021	100%	100%	0%	0%	0%
March 15, 2022	100%	100%	0%	0%	0%
March 15, 2023	100%	100%	0%	0%	0%
March 15, 2024	100%	0%	0%	0%	0%
March 15, 2025	100%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

The CPR Model

The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period.

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The trust student loans will not prepay at any constant CPR, nor will all of the trust student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

The below models show the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios.

Weighted Average Lives and Expected Maturity Dates of the Notes
at Various CPRs(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 notes	1.56	1.00	0.75	0.61	0.52
Class A-2 notes	4.94	3.25	2.38	1.87	1.54
Class A-3 notes	8.11	5.79	4.31	3.39	2.77
Class A-4 notes	13.86	11.19	9.03	7.46	6.22
Class B notes	17.96	15.46	12.71	10.96	9.21

Expected Maturity Date	0%	4%	8%	12%	16%
Class A-1 notes	March 15, 2011	March 15, 2010	September 15, 2009	June 15, 2009	March 15, 2009
Class A-2 notes	March 15, 2015	December 15, 2012	September 15, 2011	December 15, 2010	June 15, 2010
Class A-3 notes	September 15, 2017	March 15, 2015	June 15, 2013	June 15, 2012	September 15, 2011
Class A-4 notes	March 15, 2026	September 15, 2023	December 15, 2020	March 15, 2019	June 15, 2017
Class B notes	March 15, 2026	September 15, 2023	December 15, 2020	March 15, 2019	June 15, 2017

 (1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by:  (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	66%	44%	23%	1%	0%
March 15, 2010	31%	0%	0%	0%	0%
March 15, 2011	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	85%
March 15, 2010	100%	93%	64%	36%	9%
March 15, 2011	98%	55%	16%	0%	0%
March 15, 2012	72%	20%	0%	0%	0%
March 15, 2013	47%	0%	0%	0%	0%
March 15, 2014	21%	0%	0%	0%	0%
March 15, 2015	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	71%	24%
March 15, 2012	100%	100%	62%	3%	0%
March 15, 2013	100%	81%	8%	0%	0%
March 15, 2014	100%	36%	0%	0%	0%
March 15, 2015	91%	0%	0%	0%	0%
March 15, 2016	50%	0%	0%	0%	0%
March 15, 2017	13%	0%	0%	0%	0%
March 15, 2018	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	83%
March 15, 2013	100%	100%	100%	81%	63%
March 15, 2014	100%	100%	86%	64%	47%
March 15, 2015	100%	98%	71%	50%	34%
March 15, 2016	100%	83%	57%	38%	24%
March 15, 2017	100%	70%	46%	29%	17%
March 15, 2018	92%	59%	36%	21%	0%
March 15, 2019	78%	48%	27%	0%	0%
March 15, 2020	64%	37%	19%	0%	0%
March 15, 2021	53%	29%	0%	0%	0%
March 15, 2022	45%	23%	0%	0%	0%
March 15, 2023	38%	17%	0%	0%	0%
March 15, 2024	29%	0%	0%	0%	0%
March 15, 2025	21%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	100%	100%
March 15, 2014	100%	100%	100%	100%	100%
March 15, 2015	100%	100%	100%	100%	100%
March 15, 2016	100%	100%	100%	100%	100%
March 15, 2017	100%	100%	100%	100%	100%
March 15, 2018	100%	100%	100%	100%	0%
March 15, 2019	100%	100%	100%	0%	0%
March 15, 2020	100%	100%	100%	0%	0%
March 15, 2021	100%	100%	0%	0%	0%
March 15, 2022	100%	100%	0%	0%	0%
March 15, 2023	100%	100%	0%	0%	0%
March 15, 2024	100%	0%	0%	0%	0%
March 15, 2025	100%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

PRINCIPAL OFFICES
DEPOSITOR
SLC Student Loan Receivables I, Inc. 750 Washington Boulevard, 9th Floor Stamford, Connecticut 06901
ADMINISTRATOR AND SERVICER
The Student Loan Corporation 750 Washington Boulevard, 9th Floor Stamford, Connecticut 06901
SLC STUDENT LOAN TRUST 2008-1
Citibank, N.A., as Eligible Lender Trustee 388 Greenwich Street, 14th Floor New York, New York 10013	U.S. Bank National Association, as Indenture Trustee 100 Wall St, 16th Floor New York, New York 10005	Citibank, N.A., as Indenture Administrator 388 Greenwich Street, 14th Floor New York, New York 10013
IRISH PAYING AGENT
Custom House Administration and Corporate Services Limited 25 Eden Quay Dublin 1, Ireland
IRISH LISTING AGENT
McCann FitzGerald Listing Services Limited Riverside One Sir John Rogerson’s Quay Dublin 2, Ireland
LONDON PAYING AGENT
Citibank, N.A., London Branch Citigroup Centre Canary Wharf Canada Square, London E14 5LB
LEGAL ADVISORS TO THE DEPOSITOR, THE ISSUING ENTITY, THE ADMINISTRATOR AND THE SERVICER
McKee Nelson LLP One Battery Park Plaza New York, New York 10004
Richards, Layton & Finger, P.A. 920 King Street Wilmington, Delaware 19801
LEGAL ADVISORS TO UNDERWRITERS
Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038
UNDERWRITERS
Citigroup Global Markets Inc. 388 Greenwich Street, 19th Floor New York, New York 10013
Barclays Capital Inc. 200 Park Avenue New York, New York 10166	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019

SLC Student Loan Receivables I, Inc.
Depositor
The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

The Depositor

SLC Student Loan Receivables I, Inc., a Delaware corporation, is the depositor.  The depositor is a wholly-owned, special-purpose subsidiary of The Student Loan Corporation.

The Notes

The depositor intends to form issuing entities periodically to issue student loan asset-backed notes.  Each issue will have its own characteristics and series designation.  We will sell the notes in amounts, at prices and on terms determined at the time of offering and sale.  Each series will include one or more classes of notes secured by the assets of that issuing entity.

A class of notes may:

•

be senior or subordinate to other classes; and

•

receive payments from one or more forms of credit or liquidity enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of notes has the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Assets of the Issuing Entity

The assets of each issuing entity will include:

•

education loans to students or parents of students;

•

specified types of credit enhancement; and

•

other moneys, investments and property including derivative instruments in some cases.

Each supplement to this prospectus will describe the specific amounts, prices and terms of the notes of each series.  The supplement will also give details of the specific student loans, credit enhancement, and other assets of the related issuing entity.

You should consider carefully the risk factors described in this prospectus beginning on page 18 and in the prospectus supplement that accompanies this prospectus.

Each issue of notes represents obligations of, or interests in, the applicable issuing entity only.  They do not represent interests in or obligations of The Student Loan Corporation, any other seller, the depositor or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined if this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

March 17, 2008

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

For each issue, we will provide information to you about the notes in two separate documents that progressively provide more detail:

•

this prospectus, including the Appendices hereto, which provides general information, some of which may not apply to your series of notes; and

•

the related prospectus supplement, which describes the specific terms of your series of notes, including:

•

the timing of interest and principal payments;

•

financial and other information about the student loans and the other assets owned by the issuing entity;

•

information about credit enhancement;

•

the ratings; and

•

the method of selling the notes.

In making any investment decision, you should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not offering the notes in any state or other jurisdiction where the offer is prohibited.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of these documents.

For certain information concerning the notes, we have provided cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions.  The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

5

RISK FACTORS

18

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

31

FORMATION OF THE ISSUING ENTITIES

32

The Issuing Entities

32

The Eligible Lender Trustee

33

USE OF PROCEEDS

33

THE STUDENT LOAN CORPORATION, THE DEPOSITOR, THE SUB-SERVICER AND THE

SUB-ADMINISTRATOR

33

The Sponsor, Primary Seller, Servicer and Administrator

33

The Depositor

34

The Sub-Servicer

35

The Sub-Administrator

35

THE STUDENT LOAN POOLS

35

FFELP Delinquencies, Defaults, Claims and Net Losses

36

Static Pool Data

36

Prepayments and Yield

37

Payment of Notes

37

Termination

37

The Student Loan Corporation’s Student Loan Business

38

CitiAssist Loan Program

39

TRANSFER AGREEMENTS

43

General

43

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

43

Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor

44

Custodian of Promissory Notes

44

Additional Fundings

44

Amendments to Transfer Agreements

45

SERVICING AND ADMINISTRATION

45

General

45

Accounts

46

Servicing Procedures

47

Payments on Student Loans

48

Servicer Covenants

49

Servicing Compensation

50

Net Deposits

50

Evidence as to Compliance

50

Certain Matters Regarding the Servicer

51

Servicer Default

52

Rights Upon Servicer Default

52

Waiver of Past Defaults

52

Administration Agreement

53

Administrator Default

53

Rights Upon Administrator Default

53

Statements to Indenture Trustee, Indenture Administrator and Issuing Entity

54

Evidence as to Compliance

55

TRADING INFORMATION

55

Pool Factors

56

DESCRIPTION OF THE NOTES

57

General

57

Principal and Interest on the Notes

57

Call Option on the Notes

57

Collateral Call

58

The Indenture

58

CERTAIN INFORMATION REGARDING THE NOTES

61

Fixed Rate Notes

61

Floating Rate Notes

62

The Auction Rate Notes

62

The Reset Rate Notes

64

Distributions

80

Credit and Liquidity or other Enhancement or Derivative Arrangements

81

Book-Entry Registration

84

Reset Rate Notes

86

Non-U.S. Dollar Denominated Notes

88

Definitive Notes

90

List of Noteholders

90

Reports to Noteholders

90

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

91

Transfer of Student Loans

91

Consumer Protection Laws

91

Loan Origination and Servicing Procedures Applicable to Student Loans

92

Student Loans Generally Not Subject to Discharge in Bankruptcy

92

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

93

General

93

Tax Characterization of the Trust

94

Tax Consequences to U.S. Holders

94

Tax-Exempt Organizations

97

Tax Treatment of Non-U.S. Holders

97

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

98

Alternative Characterizations and Treatments

98

Information Reporting and Backup Withholding

99

State, Local And Foreign Taxes

99

CERTAIN ERISA CONSIDERATIONS

99

General

99

Purchases of the Notes

99

AVAILABLE INFORMATION

100

REPORTS TO NOTEHOLDERS

101

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

101

THE PLAN OF DISTRIBUTION

102

LEGAL MATTERS

103

APPENDIX A

Federal Family Education Loan Program

A–1

APPENDIX B

Global Clearance, Settlement and Tax Documentation Procedures

B–1

PROSPECTUS SUMMARY

This summary highlights selected information concerning the notes.  It does not contain all of the information that you might find important in making your investment decision.  You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular notes.

Principal Parties

Issuing Entity

Each issuing entity will be a Delaware statutory trust to be formed for each series of notes under a trust agreement between the depositor and an owner trustee.  We sometimes refer to an issuing entity as a “trust” in this prospectus.

Eligible Lender Trustee

If the trust student loans include FFELP student loans, for each series of notes, the related prospectus supplement will specify the eligible lender trustee for the related issuing entity.  See “Formation of the Issuing Entities—The Eligible Lender Trustee” in this prospectus.

Owner Trustee

For each series of notes, the related prospectus supplement will specify the owner trustee for the related issuing entity.

Depositor

The depositor is SLC Student Loan Receivables I, Inc.  The depositor is a wholly-owned, special purpose subsidiary of The Student Loan Corporation, formed to acquire student loans originated or acquired by The Student Loan Corporation and to transfer to, and deposit the student loans in, issuing entities.  For notes backed by FFELP student loans, an eligible lender trustee will be specified in the related prospectus supplement and that eligible lender trustee will hold legal title to the FFELP student loans on our behalf.  References to the “depositor” also include the eligible lender trustee where the context involves the holding or transferring of legal title to FFELP student loans.

Sponsor

The sponsor is The Student Loan Corporation.  We sometimes refer to The Student Loan Corporation as “SLC” in this prospectus.

Servicer

The servicer is The Student Loan Corporation or another servicer specified in the prospectus supplement for your notes.

Under the circumstances described in this prospectus, the servicer may transfer its obligations to other entities.  It may also contract with various other servicers or sub-servicers.  The related prospectus supplement will describe any sub-servicers.  Actions described in this prospectus or any prospectus supplement as being taken by the servicer may be taken by the sub-servicer or other servicers on behalf of the servicer.  See “Servicing and Administration—Certain Matters Regarding the Servicer” in this prospectus.

Sub-servicer

For each series of notes, the related prospectus supplement will specify the sub-servicer for your notes.

Other Originators

To the extent that private credit student loans have been originated by one or more originators not affiliated with SLC or the depositor and those loans constitute a material portion of the related loan pool, the identity of those originators will be disclosed, to the extent known in the related prospectus supplement. The requisite information concerning those originators, to the extent available, will also be provided in the related prospectus supplement.

Indenture Trustee

For each series of notes, the related prospectus supplement will specify the indenture trustee for the notes.  See “Description of the Notes—The Indenture—The Indenture Trustee” in this prospectus.

Indenture Administrator

For each series of notes, the related prospectus supplement will specify the indenture administrator.  See “Description of the Notes—The Indenture—The Indenture Administrator” in this prospectus.

Administrator

The Student Loan Corporation will act as administrator of each issuing entity.  Under the circumstances described in this prospectus, it may transfer its obligations as administrator or contract with others to perform such obligations on its behalf.  See “Servicing and Administration—Administration Agreement” in this prospectus.

Sub-administrator

The Student Loan Corporation will delegate many of its obligations as administrator to CitiMortgage, Inc.  Actions described in this prospectus or any prospectus supplement as being taken by the administrator may be taken by the sub-administrator on behalf of the administrator. See “Servicing and Administration—Administration Agreement” in this prospectus.

The Notes

Each series will include one or more classes of student loan asset-backed notes.  The notes will be issued under an indenture among the issuing entity, the indenture trustee, the eligible lender trustee, if applicable, and the indenture administrator.  We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.  The depositor may denominate the notes in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement.  The notes will be available initially in book-entry form only.  Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.  See “Certain Information Regarding the Notes—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Each class of notes will have a stated principal amount and will bear interest at a specified rate described in the related prospectus supplement.  Classes of notes may also have different interest rates.  The interest rate may be:

•

fixed,

•

variable,

•

adjustable,

•

reset,

•

auction-determined, or

•

any combination of these rates.

The related prospectus supplement will specify:

•

the principal amount of each class of notes; and

•

the interest rate for each class of notes or the method for determining the interest rate.

See “Description of the Notes—Principal and Interest on the Notes” in this prospectus.

If a series includes two or more classes of notes:

•

timing and priority of payments, seniority, interest rates and/or the method of determining interest rates or amount of payments of principal or interest may differ for each class; or

•

payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Assets of the Issuing Entity

The assets of each issuing entity will consist primarily of a pool of student loans.  These student loans may be:

•

FFELP student loans — education loans to students or parents of students made under FFELP; or

•

non-FFELP student loans or “private credit student loans” — other education loans not made under FFELP.

“Student loans,” as used in this prospectus or in the related prospectus supplement, refers to FFELP student loans, private credit student loans, or both, as applicable.

Student loans owned by a specific issuing entity are called “trust student loans.”

The assets of the issuing entity will include rights to receive payments made on these student loans and any proceeds related to them.

We will purchase the student loans from The Student Loan Corporation or an unaffiliated seller under a purchase agreement.  If a seller of the student loans is not described in this prospectus, the related prospectus supplement will describe that seller. The student loans will be selected based on criteria listed in that purchase agreement.  We will sell the student loans to the issuing entity under a sale agreement.  The related prospectus supplement will specify the aggregate principal balance of the loans sold as of a specified statistical cutoff date.  The property of each issuing entity will also include amounts on deposit in specific trust accounts, including a collection account, any capitalized interest account, any reserve account, any pre-funding account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the issuing entity.  See “Formation of the Issuing Entities—The Issuing Entities.”

Each FFELP student loan sold to an issuing entity will be guaranteed as to the payment of principal and interest by a state guarantee agency or a private non-profit guarantor. The applicable guarantee percentage will be set forth in the prospectus supplement for your notes.  These guarantees are contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations.  Each guarantor is reinsured by the U.S. Department of Education for a percentage of claims paid by that guarantor for a given federal fiscal year.  The reinsured amount depends on a guarantor’s claims experience and the year in which the FFELP student loans subject to the claims were disbursed.  The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation.  See “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under FFELP,” which is hereby incorporated into this prospectus.

Private credit student loans may or may not be insured by a private guarantor or surety.  If insured private credit student loans are included in the assets sold to an issuing entity, the issuing entity and the holders of the publicly offered notes related to that issuing entity may or may not have the benefit of the guarantee.  If your notes have the benefit of a private guarantee or surety, the related prospectus supplement will either describe the private guarantee or surety or you will be told that the private guarantee or surety was not considered by the rating agencies in the rating of your notes and the private guarantee or surety should not be considered in connection with your investment decision.

An issuing entity may also have among its assets various agreements with counterparties providing for interest rate swaps, currency swaps, interest rate caps, floor agreements and collar agreements.  These agreements will be described in the prospectus supplement for that issuing entity.

Collection Account

For each issuing entity, the indenture administrator will establish and maintain one or more accounts to hold all payments made on the trust student loans.  We refer to these accounts collectively as the “collection account.”  The collection account will be in the name of the indenture trustee on behalf of the holders of the notes. The related prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Pre-Funding Account

The prospectus supplement may indicate that a portion of the net proceeds of the sale of the notes may be kept in a pre-funding account—in the form of a supplemental purchase account or an add-on consolidation loan account—for a period of time and be used to purchase additional student loans.  If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the issuing entity.  The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

Reserve Account

The administrator will establish an account for each series called the reserve account.  The reserve account will be in the name of the indenture trustee and will be an asset of the issuing entity.  On the relevant closing date, we will make a deposit into the reserve account, as specified in the related prospectus supplement.  The initial deposit into the reserve account may also be supplemented from time to time by additional deposits.  The prospectus supplement will describe the amount of these additional deposits.

The prospectus supplement for each issuing entity will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the notes.  It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Capitalized Interest Account

The prospectus supplement may indicate that the indenture administrator will establish and maintain a capitalized interest account as an asset of the issuing entity in the name of the indenture trustee.  If established, the related issuing entity will make an initial deposit, in cash or eligible investments, from the net proceeds of the sale of the notes into the capitalized interest account as specified in the related prospectus supplement.

Funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to senior noteholders and payments due to each swap counterparty (other than any termination payments) pursuant to any swap agreement then in effect and, after that, shortfalls in payments of interest to subordinate noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Supplemental Purchase Account

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more supplemental purchase accounts for the applicable issuing entity.  If a supplemental purchase account is established, on the relevant closing date a portion of the net proceeds of the sale of the securities will be deposited in the supplemental purchase account and used to acquire additional student loans.  The related prospectus supplement will describe the permitted uses of any funds in the supplemental purchase account, the conditions for their application and the length of time during which additional student loans may be purchased with amounts on deposit in the supplemental purchase account.

Consolidation Loan Add-On Account

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more consolidation loan add-on accounts for the applicable issuing entity.  If a consolidation loan add-on account is established, on the relevant closing date a portion of the net proceeds of the sale of the securities will be deposited in the consolidation loan add-on account and used to acquire additional student loans.  The related prospectus supplement will describe the permitted uses of any funds in the consolidation loan add-on account, the conditions for their application and the length of time during which additional student loans may be purchased with amounts on deposit in the consolidation loan add-on account.

Cash Capitalization or Cash Collateral Accounts

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more cash capitalization or cash collateral accounts for the applicable issuing entity.  If a cash capitalization or cash collateral account is established, the issuing entity will be required to deposit cash into the cash capitalization or cash collateral account for the purpose of providing credit enhancement to pay interest on the securities.  Amounts in the cash capitalization or cash collateral account will be remitted as specified in the related prospectus supplement.

Supplemental Interest Accounts

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more supplemental interest accounts for the applicable issuing entity, with respect to one or more classes of reset rate securities for which an accumulation account is established.  If a supplemental interest account is established, on each applicable distribution date, the indenture trustee, the administrator or the paying agent, subject to sufficient available funds therefor, will deposit into the supplemental interest account the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the related class or classes of reset rate securities.  Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement to offset shortfalls in interest that may arise as a result of funds invested in eligible investments in the accumulation account earning a lower rate of interest than the rate of interest on the related class or classes of reset rate securities.

Investment Reserve Accounts

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more investment reserve accounts for the applicable issuing entity with respect to one or more classes of reset rate securities for which an accumulation account is established.  If an investment reserve account is established, on each applicable distribution date, after a downgrade, if any, by one or more rating agencies of the ratings of any eligible investments in an accumulation account, the indenture trustee, the administrator or the paying agent, subject to sufficient available funds therefor, will deposit into the investment reserve account an amount, if any, to be set by each applicable rating agency in satisfaction of the rating agency condition.  On each distribution date, all amounts on deposit in the investment reserve account either will be withdrawn from that investment reserve account and deposited into the related accumulation account in an amount required to offset any realized losses on eligible investments related to that accumulation account, or will be deposited into the collection account to be used as available funds on that distribution date.

Currency Accounts

If, as specified in the related prospectus supplement, one or more classes of securities, including reset rate securities during any reset period, are denominated in a currency other than U.S. Dollars, the indenture administrator will establish and maintain in the name of the indenture trustee one or more currency accounts for that currency, for the benefit of the holders of that related class or classes of securities. If a currency account is established, any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into that currency account as described in the related prospectus supplement.

Remarketing Fee Accounts

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more remarketing fee accounts for the applicable issuing entity with respect to one or more classes of reset rate securities.  If a remarketing fee account is established, beginning on the distribution date that is one year prior to a reset date for a class of reset rate securities, and through that reset date, the issuing entity will be required to deposit into the remarketing fee account, prior to the payment of interest on the securities, available funds, up to the related quarterly required amount on each related distribution date, until the balance on deposit in the remarketing fee account in respect of that class reaches the targeted level for the related reset date.

Accumulation Accounts

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more accumulation accounts for the applicable issuing entity with respect to one or more classes of reset rate securities, whenever a class of reset rate securities bears interest at a fixed rate or bears interest at a floating rate but is structured not to receive a payment of principal until the end of the related reset period.  If an accumulation account is established, with respect to each related class of reset rate securities for the related reset period, on each applicable distribution date, the indenture trustee, the administrator or the paying agent will deposit any payments of principal allocated to that class, in U.S. Dollars, into the related accumulation account.  Amounts, exclusive of investment earnings, on deposit in the accumulation account may be used only to pay principal on the related class of reset rate securities or to the related currency swap counterparty or counterparties.  Investment earnings on deposit in an accumulation account will be withdrawn on each distribution date and deposited into the collection account to be used as available funds on that distribution date.

Investment Premium Purchase Accounts

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more investment premium purchase accounts for the applicable issuing entity with respect to one or more classes of reset rate securities.  If an investment premium purchase account is established, with respect to each related class of reset rate securities for the related reset period, on each applicable distribution date, the indenture trustee, the administrator or the paying agent, subject to sufficient available funds therefor, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par.  Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.

Prepayment Trapping Account

If specified in the related prospectus supplement, the indenture administrator will establish and maintain in the name of the indenture trustee one or more prepayment trapping accounts for the applicable issuing entity.  If a prepayment trapping account is established, the issuing entity will be required to deposit prepayments received on the trust student loans above a certain specified level into the prepayment trapping account for a defined period of time.  Amounts, exclusive of investment earnings, on deposit in the prepayment trapping account may be used only to pay principal on the related series of notes or to the related swap counterparty or counterparties.  Investment earnings on deposit in an prepayment trapping account will be withdrawn on each distribution date and deposited into the collection account to be used as available funds on that distribution date.

Pre-Funding Period

The prospectus supplement for your notes will inform you if there is a pre-funding period and the length of that pre-funding period for the issuing entity to acquire additional student loans with amounts on deposit in the pre-funding account. The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of notes. The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of notes. The additional student loans will have the same general characteristics as the original trust student loans in the related pool.

Revolving Period

The prospectus supplement for your notes will inform you if there is a revolving period and the length of that revolving period for the issuing entity to acquire additional student loans with the cash flows from the related pool of trust student loans. The length of the revolving period will not extend for more than three years from the date of issuance of the related series of notes. The prospectus supplement for your notes will describe the characteristics or selection criteria for the additional trust student loans.

Credit and Liquidity or other Enhancement or Derivative Arrangements

Credit or liquidity enhancement for any series of notes may include one or more items described under “Certain Information Regarding the Notes—Credit and Liquidity or Other Enhancement or Derivative Arrangements—General” in this prospectus.

If any credit or liquidity enhancement applies to an issuing entity or any of the notes issued by that issuing entity, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application.  A credit or liquidity enhancement may have limitations and exclusions from coverage.  If applicable, the related prospectus supplement will describe these limitations or exclusions. See “Certain Information Regarding the Notes—Credit and Liquidity or other Enhancement or Derivative Arrangements” in this prospectus.

Purchase Agreements

For each issuing entity, the depositor will acquire the related student loans under one or more purchase agreements.  The depositor will assign its rights under the purchase agreements related to FFELP student loans to the issuing entity or the eligible lender trustee, on behalf of the issuing entity, as applicable.  The issuing entity will further assign these rights to the indenture trustee as collateral for the notes.  See “Transfer Agreements” in this prospectus.

Sale Agreements

The depositor will sell the trust student loans to the issuing entity under a sale agreement.  The eligible lender trustee will hold legal title to those trust student loans that are FFELP student loans.  The issuing entity will assign its rights under the sale agreement to the indenture trustee as collateral for the notes.  See “Transfer Agreements” in this prospectus.

Servicing Agreements

The servicer will enter into one or more servicing agreements covering the student loans held by each issuing entity.  Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans.  In addition, for trust student loans that are FFELP student loans, the servicer will file with the U.S. Department of Education and the guarantors all appropriate claims to collect interest subsidy payments, special allowance payments and guarantee payments owed on those student loans.  See “Servicing and Administration” in this prospectus.

The servicer will enter into a sub-servicing agreement with the sub-servicer.  Under the sub-servicing agreement, the sub-servicer will agree to perform some or most all of the obligations of the servicer under the servicing agreement.  The servicing agreement and the sub-servicing agreement are collectively referred to as the “servicing agreements.”

Servicing Fee

The servicer will receive a servicing fee specified in the related prospectus supplement.  The servicer will also receive reimbursement for expenses and charges, as specified in that prospectus supplement.  These amounts will be payable monthly.  The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related notes unless any portion of the servicing fee is expressly subordinated to payments on the notes, as specified in the related prospectus supplement.  See “Servicing and Administration—Servicing Compensation” in this prospectus.

Administration Agreement

The Student Loan Corporation, in its capacity as administrator, will enter into a separate administration agreement with each issuing entity and the servicer.  Under each agreement, The Student Loan Corporation will undertake specific administrative duties for each issuing entity.  See “Servicing and Administration—Administration Agreement” in this prospectus.

Administration Fee

The administrator will receive an administration fee specified in the related prospectus supplement.  It also may receive reimbursement for expenses and charges, as specified in the related prospectus supplement.  These amounts will be payable before any payments are made on the related notes, as specified in the related prospectus supplement.  See “Servicing and Administration—Administration Agreement” in this prospectus.

Representations and Warranties of the Depositor

Under the sale agreement for each issuing entity, the depositor, as the seller of the student loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the student loans.  The depositor will have an obligation to repurchase affected trust student loans if the noteholders are materially and adversely affected by a breach (individually or in the aggregate) of these representations or warranties, unless it cures the breach or reimburses the issuing entity within the period specified in the applicable prospectus supplement.  Alternatively, the depositor may substitute qualified substitute student loans rather than repurchase the affected loans.  Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by the depositor in the sale agreement.  Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

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principal balance;

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status—in-school, grace, deferment, forbearance or repayment;

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program type— FFELP student loans (Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS or, Consolidation) or private credit student loans;

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school type;

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total return; and

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remaining term to maturity.

Any required repurchase or substitution will occur no later than the date the next collection period ends after the applicable cure period has expired.

In addition, the depositor will have an obligation to reimburse the issuing entity for:

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any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, together with any unamortized premium on the shortfall (based on the percentage premium paid by the depositor for the loans being replaced), and

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any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.

See “Transfer Agreements—Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor” in this prospectus.

Representations and Warranties of the Sellers under the Purchase Agreements

In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans covered by that purchase agreement.  These representations and warranties will be similar to the representations and warranties made by the depositor under the related sale agreement.  The related seller will have cure, repurchase, substitution and reimbursement obligations under the purchase agreement that match those of the depositor under the sale agreement.  These obligations may be transferred if certain conditions are satisfied.  See “Transfer Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in this prospectus.

Covenants of the Servicer

The servicer will agree to service the trust student loans in compliance with the servicing agreement and, if applicable, the Higher Education Act.  It will have an obligation to purchase from an issuing entity, or substitute qualified substitute student loans for, affected trust student loans if the noteholders are materially and adversely affected by a breach (individually or in the aggregate) of any covenant of the servicer concerning such student loans.  Any breach that relates to compliance with the Higher Education Act or the relevant loan program rules, or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect (for example, any breach by the servicer that is cured within the applicable grace period will not be considered to have a material adverse effect).

If the servicer does not cure a breach within the period specified in the applicable prospectus supplement, the purchase or substitution will be made no later than the date the next collection period ends after the applicable cure period has expired, or as described in the related prospectus supplement.

In addition, the servicer has an obligation to reimburse the issuing entity for:

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any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

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any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the servicer’s covenants.

See “Servicing and Administration—Servicer Covenants” in this prospectus.

Optional Purchase

Subject to any limitations described in the related prospectus supplement, the servicer or another entity specified in that prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by an issuing entity on any distribution date when the pool balance of the remaining student loans is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or the lesser percentage as set forth in the related prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus.

Call Option and Collateral Call

If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes. If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on that class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. See “Description of the Notes—Call Option on the Notes” in this prospectus.  Each class of reset rate notes will be subject to a call option as described under “Certain Information Regarding the Notes—The Reset Rate Notes—Call Option.” In addition, if specified in the related prospectus supplement and provided that the rating agency condition is satisfied, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes. See “Description of the Notes—Collateral Call” in this prospectus.

Auction of Trust Assets

Subject to any limitations described in the related prospectus supplement, the indenture administrator may offer, or cause to be offered, for sale by auction all remaining trust student loans at the end of the collection period in which their aggregate pool balance is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or the lesser percentage as set forth in the related prospectus supplement. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus and “Summary of Terms—Auction of Trust Assets” in the related prospectus supplement.

U.S. Federal Income Tax Considerations

On each closing date, SLC will receive an opinion of tax counsel that the issuing entity will not be treated as an association (or publicly traded partnership) taxable as a corporation.  Unless otherwise specified in the related prospectus supplement, SLC will receive an opinion of tax counsel that the notes will be treated as indebtedness for federal income tax purposes.

SLC and the issuing entity will treat the notes as indebtedness for federal income tax purposes.  By acquiring a note, you will agree to treat that note as indebtedness for federal income tax purposes.

See the discussion under the heading “Certain U.S. Federal Income Tax Considerations” in this prospectus and in the related prospectus supplement.

Certain ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code.  See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings

All of the notes will be rated in at least one of the four highest rating categories by at least two nationally recognized statistical rating organizations.  The related prospectus supplement will specify the ratings for the notes being issued.

RISK FACTORS

You should carefully consider the following risk factors in deciding whether to purchase any notes.  You should also consider the additional risk factors described in each prospectus supplement.  All of these risk factors could affect your investment in or return on the notes.

Because The Notes May Not Provide Regular or Predictable Payments, You May Not Receive The Return on Investment That You Expected

The notes may not provide a regular or predictable schedule of payments or payment on any specific date.  Accordingly, you may not receive the return on investment that you expected.

The Notes Are Not Suitable Investments For All Investors

The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.  The notes, and in particular the subordinate notes, are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date.

If a Secondary Market For Your Notes Does Not Develop, The Value of Your Notes May Diminish

The notes will be a new issue without an established trading market.  While we intend to list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list the notes on any exchange in the United States.  We cannot assure you that listing on a European exchange will be accepted nor, in any event, that a secondary market for the notes will develop.  If a secondary market does not develop, the spread between the bid price and the asked price for your notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses

The issuing entity will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans and the guarantee agreements, and if so provided in the related prospectus supplement, a reserve account, any other accounts established in the issuing entity’s name, any derivative contracts and other credit or liquidity enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and any other credit or liquidity enhancements to repay your notes.  If these sources of funds are insufficient to repay your notes, you may experience a loss on your investment.

Private Credit Student Loans May Have Greater Risk Of Default

Private credit student loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private credit student loans typically have already borrowed up to the maximum annual or aggregate limits under FFELP student loans. As a result, borrowers of private credit student loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances. Failures by borrowers to timely pay the principal and interest on their private credit student loans or an increase in deferrals or forbearances could affect the timing and amount of available funds for any collection period and adversely affect an issuing entity’s ability to pay principal and interest on your notes. In addition, the private credit student loans are not secured by any collateral of the borrowers and are not insured by any FFELP guarantee agency or by any governmental agency. Consequently, if a borrower defaults on a private credit student loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your notes is insufficient or unavailable to cover that default.

Interests Of Other Persons In Private Credit Student Loans Could Be Superior To An Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes

Another person could acquire an interest in a private credit student loan that is superior to an issuing entity’s interest in that student loan because the promissory notes evidencing private credit student loans will not be segregated or marked as belonging to an issuing entity and will not be held by a third-party custodian on behalf of the indenture trustee. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect an issuing entity’s interest in the related private credit student loans. The servicer will also mark its books and records accordingly. However, the servicer will continue to hold the promissory notes evidencing private credit student loans. If another party purchases (or takes a security interest in) one or more private credit student loans for new value in the ordinary course of business and obtains possession of those promissory notes evidencing private credit student loans without actual knowledge of the issuing entity’s interests, the new purchaser (or secured party) will acquire an interest in those private credit student loans superior to the interest of the applicable issuing entity.

Risk Of Default By Private Guarantors or Insurers

If a private guarantor or insurer defaults on its guarantee or surety obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed or insured student loan to the extent this loss is not covered by the limited credit enhancement provided in the financing structure for your notes.

If Borrowers Default On The Student Loans, You May Suffer a Delay in Payments or Losses on Your Notes

FFELP student loans owned by an issuing entity that are first disbursed on or after July 1, 2006 and prior to October 1, 2012 are only 97% reimbursed and those first disbursed prior to such date are only 98% reimbursed.  If a borrower defaults on a trust student loan that is only 98% or 97% reimbursed, the related issuing entity will experience a loss of approximately 2% or 3% as applicable, of the outstanding principal and accrued interest on that student loan.  If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payments or losses on your notes.

If A Guarantor Of The FFELP Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payments Or Losses On Your Notes

All of the FFELP student loans will be unsecured.  As a result, the primary security for payment of a FFELP student loan is the guarantee provided by the applicable guarantor.  FFELP student loans acquired by each issuing entity will be subject to guarantee agreements with a number of individual guarantors.  A deterioration in the financial status of a guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner.

A FFELP guarantor’s financial condition and ability to honor guarantee claims could be adversely affected by a number of factors including:

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the amount of claims made against that guarantor as a result of borrower defaults;

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the amount of claims reimbursed to that guarantor from the U.S. Department of Education, which range from 75% to 100% of the guaranteed portion of the loan depending on the date the loan was first disbursed or, in certain circumstances, the date on which the claim was filed and the historical performance of the guarantor; and

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changes in legislation that may reduce expenditures from the U.S. Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the U.S. Department of Education.

If the financial condition of a guarantor or surety deteriorates, it may fail to make guarantee payments in a timely manner, or at all.  In that event, you may suffer delays in payment or losses on your notes.

The U.S. Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes

If a FFELP guarantor is unable to meet its guarantee obligations, the issuing entity may submit claims directly to the U.S. Department of Education for payment. The U.S. Department of Education’s obligation to pay guarantee claims directly is dependent upon its determination that the guarantor is unable to meet its guarantee obligations. If the U.S. Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your notes. In addition, if the U.S. Department of Education determines that the FFELP guarantor is able to meet its guarantee obligations, the U.S. Department of Education will not make guarantee payments to the issuing entity. The U.S. Department of Education may or may not make the necessary determination that the guarantor is unable to meet its guarantee obligations. Even if the U.S. Department of Education determines that the guarantor is unable to meet its guarantee obligations, it may or may not make the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control

A borrower may prepay a student loan in whole or in part at any time.  The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy.  In addition, an issuing entity may receive unscheduled payments due to defaults and to purchases by the servicer or the depositor.  Because a pool may include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any period.  Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect.

On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods.  This may lengthen the remaining term of the student loans and delay principal payments to you.  In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans.  Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.

Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to noteholders.

The effect of these factors is impossible to predict.  To the extent they create reinvestment risk, you will bear that risk.

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes

Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the notes.  Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the notes.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes

The rules under which the trust student loans were originated, including the Higher Education Act or the program rules and surety agreements for private credit student loans, require lenders making and servicing student loans and the guarantors, if any, guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

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the U.S. Department of Education’s refusal to make reinsurance payments to the applicable guarantor or directly to the lender in the event the Department of Education has determined that the guarantor is unable to meet its guarantee obligations or to make interest subsidy payments and special allowance payments on the trust student loans that are FFELP student loans; or

•

the guarantors’ or sureties’ inability or refusal to make guarantee or insurance payments on the trust student loans; and

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in the case of a final and binding determination by the Department of Education that due diligence in the collection of the trust student loans was not observed, the Department of Education’s refusal to make any, or a reduction in the amount of, interest subsidy payments, special allowance payments or other guaranteed amounts with respect to the trust student loans.

Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity’s ability to pay principal and interest on your notes.

The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Notes

Under some circumstances, the issuing entity has the right to require the depositor or the servicer to purchase or provide the issuing entity with a substitute for a trust student loan.  This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect (individually or in the aggregate) on the noteholders and if the breach is not cured or the issuing entity is not reimbursed within the applicable cure period.  We cannot guarantee you, however, that the depositor or the servicer will have the financial resources to make a purchase or substitution.  In this case, you will bear any resulting loss.

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Notes

Some classes of notes may be subordinate to other classes of the related series.  As long as a senior class of notes is outstanding, the failure to pay interest or principal on any classes of notes subordinate to that senior class will not constitute an event of default.  Consequently, holders of some classes of notes may bear a greater risk of losses or delays in payment.  The prospectus supplement will describe the nature and the extent of any subordination.

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option.  If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk

The notes may be repaid before you expect them to be if:

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the indenture administrator successfully conducts an auction sale; or

•

the servicer or other applicable entity exercises its option to purchase all the trust student loans.

Either event would result in the early retirement of the notes outstanding on that date.  If this happens, your yield on the notes may be affected.  You will bear the risk that you cannot reinvest the money you receive in comparable notes at an equal yield.

The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs

Various incentive programs may be made available to borrowers by the sellers of the student loans.  One of SLC’s incentive programs allows for interest rate reductions to borrowers who elect to have their installments deducted automatically from their bank accounts.  Another of SLC’s incentive programs provides an interest rate reduction to borrowers who, starting with their first installment, pay a specified number of installments on time and in succession.  This benefit is lost if a borrower is delinquent with respect to any subsequent installment.   If these benefits or other benefits like these are made available to borrowers with trust student loans, the principal of the affected trust student loans may amortize faster than anticipated.  For each series of notes, the related prospectus supplement will specify the terms of the incentive programs in effect for the trust student loans.

Payment Offsets By FFELP Student Loan Guarantors Or The U.S. Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes

The eligible lender trustee may use the same U.S. Department of Education lender identification number for FFELP student loans in an issuing entity as it uses for other FFELP student loans it holds on behalf of other issuing entities established by us. If it does, the billings submitted by the eligible lender trustee or the servicer to the U.S. Department of Education (for items such as special allowance payments or interest subsidy payments) and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other issuing entities using the same lender identification number. Payments on those billings by the U.S. Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various issuing entities that reference the same lender identification number.

If the U.S. Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the issuing entity for your notes or other issuing entities, the U.S. Department of Education or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the issuing entity. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the issuing entity’s ability to pay you principal and interest on the notes.

The servicing agreement for your notes and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Such provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to the issuing entity from indemnification would not necessarily be adequate to compensate the issuing entity and investors in the notes for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes

If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the issuing entity or the eligible lender trustee, as applicable.  Only the indenture trustee or the noteholders, and not the issuing entity or the eligible lender trustee, as applicable, have the ability to remove the servicer if a servicer default occurs.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

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the cost of the transfer of servicing to the successor,

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the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement, or

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the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans and a failure by the servicer to comply with the requirements of the U.S. Department of Education with respect to FFELP student loans could lead to loss of interest and/or the guarantee.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur. Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Bankruptcy Of The Depositor Or The Student Loan Corporation Could Delay Or Reduce Payments On Your Notes

We have taken steps to assure that the voluntary or involuntary application for relief by SLC, or any other applicable seller, under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLC or the other sellers.  However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLC or any other seller in a proceeding under any insolvency law.  If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the notes or reductions in these amounts could result.

SLC, any other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale.  If a transfer constitutes a true sale, the student loans and their proceeds would not be property of SLC or any other sellers should any such seller become the subject of any insolvency proceeding.

If SLC or any other seller were to become subject to an insolvency proceeding, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the notes could occur.  In addition, if the court ruled in favor of this position, reductions in the amounts of these payments could result.

If the transfer of student loans by SLC or any other seller to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of that seller that arises before the transfer of those student loans to us may have priority over the applicable issuing entity’s interest in the student loans.

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default

Generally, if an event of default occurs under an indenture, the indenture trustee may sell the related trust student loans without the consent of the noteholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all related noteholders in full).  However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors

The federal direct student loan program, established under the Higher Education Act, may result in reductions in the volume of loans made under FFELP.  If so, the servicer may experience increased costs due to reduced economies of scale.  These cost increases could reduce the ability of the servicer to satisfy its obligations to service the trust student loans that are FFELP student loans.  This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted FFELP student loans.  The level of demand currently existing in the secondary market for loans made under FFELP could be reduced, resulting in fewer potential buyers of the FFELP student loans and lower prices available in the secondary market for those loans.  The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under FFELP and result in prepayments of FFELP student loans held by the issuing entity.

Future Changes to the Higher Education Act and Future Legislative Actions May Adversely Affect The FFELP Student Loans, the Guarantee Agencies, the Depositor, SLC, or the Other Sellers and, Accordingly, Adversely Affect Your Notes

The provisions of the Higher Education Act governing the Federal Family Education Loan Program are periodically amended and must be reauthorized every five years in order to prevent sunset of the Higher Education Act.  The Federal Family Education Loan Program has been recently reauthorized through 2012 by the Higher Education Reconciliation Act of 2005 and various changes have been made including changes to loan limits, interest rates, guarantee percentages and consolidation loans.

The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner, including as part of any reauthorization of the Higher Education Act, that could adversely affect the federal student loan programs as well as the FFELP student loans and the financial condition of the guarantee agencies. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could affect the ability of SLC, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans.  Future changes could also have a material adverse effect on the revenues received by the guarantee agencies that are available to pay claims on defaulted FFELP student loans in a timely manner.  We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any issuing entity or the notes that it issues.

Funds for payment of interest subsidies and other payments under FFELP are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under FFELP to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the U.S. Department of Education, and the financial condition of the guarantee agencies.

It is not possible to predict the effects of any future changes to the Higher Education Act or any other future legislation on the FFELP student loans, the guarantee agencies, the depositor, SLC, the other sellers, any issuing entity or the notes that it issues.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In Certain FFELP Student Loans

Beginning for loans disbursed on or after July 1, 1999, a master promissory note may evidence any Federal Stafford student loan made to a borrower under FFELP.  The master promissory note may be used for Federal PLUS Loans for loans disbursed beginning on or after July 1, 2003, and must be used for all Federal PLUS Loans for loans disbursed beginning on or after July 1, 2004, or for any Federal PLUS Loan certified on or after July 1, 2004, regardless of the loan period.  If a master promissory note is used, a borrower executes only one promissory note with each lender.  Subsequent FFELP student loans from that lender are evidenced by a confirmation sent to the student.  Therefore, if a lender originates multiple FFELP student loans to the same student, all the student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other FFELP student loan made under that same master promissory note.  Each FFELP student loan is separately enforceable on the basis of an original or copy of the master promissory note.  Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement.  Prior to the master promissory note, each student loan made under FFELP was evidenced by a separate note.  Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

Federal consolidation loans are not originated with master promissory notes. Each of those loans are made under standard loan applications and promissory notes required by the U.S. Department of Education.

It is possible that FFELP student loans transferred to an issuing entity may be originated under a master promissory note.  If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee’s lien, that third party may also claim an interest in the FFELP student loan.  It is possible that the third party’s interest could be prior to or on a parity with the interest of the indenture trustee.

A Decline In The Financial Health Of A Derivative Product Provider Could Reduce The Amount Of Funds Available To Pay Principal And Interest On Your Notes

Our ability to make principal and interest payments on the notes may be affected by the ability of a derivative product provider to meet its payment obligation under a derivative product, such as an interest rate cap agreement or a swap. Developing an effective strategy for dealing with movements in interest rates is complex, and no strategy can completely insulate an issuing entity from risks associated with interest rate fluctuations. As a result, there can be no assurance that the derivative product agreement will effectively mitigate interest rate exposure.

The Notes May Be Issued Only In Book-Entry Form

We expect that each class of notes of each series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee.  If we elect to issue definitive notes registered in the name of the holder for a class or series of the notes, we will so state in the related prospectus supplement. Unless and until definitive notes are issued, holders of the notes will not be recognized by the indenture trustee or the indenture administrator as registered owners as that term is used in the related indenture.  Unless and until definitive notes are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations.  See “Certain Information Regarding the Notes—Book-Entry Registration” in this prospectus.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes

The prospectus supplement for your notes will specify the minimum required ratings for the notes.  The rating of notes is not a recommendation to buy, sell or hold those notes.  Similar ratings on different types of securities do not necessarily mean the same thing.  You should analyze the significance of each rating independently from any other rating.  A rating agency may revise, withdraw or qualify its rating at any time if it believes circumstances have changed.  A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

Certain Actions Can Be Taken Without Noteholder Approval

The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of confirmation from each of the rating agencies then rating the notes that the then current ratings assigned by those rating agencies will not be impaired by those actions. To the extent those actions are taken after issuance of the notes, investors in the notes will be depending on the evaluation by the rating agencies of those actions and the impact of those actions on credit quality.

The United States Military Build-Up May Result In Delayed Payments From Borrowers Called To Active Military Service

The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act, as amended, or the Relief Act, was signed into law by the President on December 19, 2003 and updates and replaces the Solders’ and Sailors’ Civil Relief Act of 1940. The Relief Act limits the ability of a lender under FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. In addition, the U.S. Department of Education has issued guidelines that would extend the in-school status, in school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty.

We do not know how many FFELP student loans have been or may be affected by the application of the Relief Act and the U.S. Department of Education’s guidelines. Payments on FFELP student loans acquired by us may be delayed as a result of these requirements, which may reduce the funds available to us to pay principal and interest on the notes.

The Higher Education Relief Opportunities for Students Act of 2003 (HEROES Act of 2003) authorizes the Secretary of Education, during the period ending September 30, 2007, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary to ensure that FFELP student loan borrowers who: are serving on active military duty during a war or other military operation or national emergency, are serving on National Guard duty during a war or other military operation or national emergency, reside or are employed in an area that is declared by any federal, state, or local official to be a disaster area in connection with a national emergency, or suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary, to ensure that such recipients of federal student financial assistance are not placed in a worse financial position in relation to that assistance, to ensure that administrative requirements in relation to that assistance are minimized, to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals, to provide for amended calculations of overpayment, and to ensure that institutions of higher education, eligible lenders, guarantee agencies and other entities participating in those student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.  The Secretary was given this same authority under Public Law 107-122, signed by the President on January 15, 2001 but the Secretary has yet to use this authority to provide specific relief to servicepersons with FFELP student loan obligations who are called to active duty.

The number and aggregate principal balance of FFELP student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time.  Accordingly, payments received by us on financed FFELP student loans made to a borrower who qualifies for such relief may be subject to certain limitations.  If a substantial number of borrowers of the financed FFELP student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the financed FFELP student loans and our ability to pay interest in the notes if there are insufficient funds in the reserve account.

Consumer Protection Laws May Affect Enforceability Of Private Credit Student Loans

Numerous federal and state consumer protection laws, including various state usury laws and related regulations, impose substantial requirements upon lenders and servicers involved in consumer finance. Some states impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee’s ability to enforce consumer finance contracts such as the private credit student loans. In addition, the remedies available to the indenture trustee or the applicable noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Risk of Bankruptcy Discharge of Private Credit Student Loans

Student loans are generally not dischargeable by a borrower in bankruptcy; however, they can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents. If you own any notes issued by an issuing entity relating to private credit student loans that do not have the benefit of a guarantee, you will bear any risk of loss resulting from the discharge of any borrower of those private credit student loans to the extent the amount of the default is not covered by the issuing entity’s credit enhancement.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty

To the extent described in the related prospectus supplement, when a class of notes bears interest at a fixed rate, an issuing entity may enter into one or more interest rate swap agreements to hedge basis risk. If at any time a class of notes is denominated in a currency other than U.S. Dollars, the issuing entity will be required to enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency risk.

A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the issuing entity or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the issuing entity owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related notes, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of those notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated.  If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates that the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement.  In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates

To the extent described in the related prospectus supplement, when a class of notes is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks.  The currency swap agreements will be intended to convert:

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principal and interest payments on the related class of notes from U.S. Dollars to the applicable currency; and

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the interest rate on the related class of notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.

Among other events, a currency swap agreement may terminate in the event that either:

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the issuing entity or the related swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

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within 30 calendar days of the date on which the credit ratings of that swap counterparty fall below the required ratings, the related swap counterparty fails to:

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obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

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obtain a rating affirmation on the notes; or

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post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the applicable rating agencies.

Upon an early termination of any currency swap agreement, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the issuing entity is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of notes denominated in a currency other than U.S. Dollars.

In addition, the issuing entity may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your notes and you may suffer loss.

If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if a currency swap agreement is terminated and the issuing entity is not able to enter into a substitute currency swap agreement, all of the notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the issuing entity under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity’s ability to pay principal and interest on your class of notes.

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be Able To Reinvest In A Comparable Note

If specified in the related prospectus supplement, the servicer will have, or may transfer to certain of its affiliates, the option to call, in full, one or more classes of notes. If this option is exercised, the affected class of notes will either remain outstanding and be entitled to all of the benefits of the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the affected class of notes, subject to satisfaction of the rating agency condition set forth in the related prospectus supplement. In addition, if specified in the related prospectus supplement and subject to satisfaction of the rating agency condition, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes. If the note call option or collateral call option is exercised with respect to your class of notes, you will receive a payment of principal equal to the outstanding principal balance of your notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on that distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield

The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate, generally 18% per annum, or, in certain circumstances, the student loan rate, which is based on the rates of return on the trust student loans, less specified administrative costs.  If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

For a distribution date on which the interest rate for a class of auction rate notes is equal to the student loan rate, the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate over (b) the student loan rate will become a carryover amount, and will be allocated to the applicable notes on succeeding distribution dates, and paid on the succeeding distribution date, only to the extent that there are funds available for that purpose and other conditions are met.  It is possible that such carryover amount may never be paid.  Any carryover amount not paid at the time of redemption of an auction rate note will be extinguished.

If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid

To the extent described in the related prospectus supplement, a currency swap agreement supporting payment of reset rate notes denominated in a currency other than U.S. Dollars may provide for the payment to all reset rate noteholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream. If a currency swap agreement is terminated, however, the issuing entity, in turn, will make payments in respect of those reset rate notes, but will not make payments for those additional days of interest resulting from the required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream.

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Notes

Unless notice of the exercise of the call option described below has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will inform DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents, whether that class of notes is subject to automatic tender on the upcoming reset date, unless a holder elects not to tender its reset rate notes, or whether that class of notes is subject to mandatory tender by all of the holders.  The administrator also will request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate notes wishes to retain its notes or inform them of any procedures to be followed in connection with a mandatory tender of those notes.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate notes may not receive timely notifications of the reset terms for any reset date.  Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss

During any reset period when an accumulation account is being maintained for a class of reset rate notes, the administrator, on behalf of the issuing entity, will invest any funds on deposit in that accumulation account in eligible investments, as defined in the indenture.  Eligible investments include, among other things, asset-backed securities and repurchase obligations under repurchase agreements entered into with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the applicable rating agencies and have an expected maturity at least one business day before the next reset date for the related class of reset rate notes.

There can be no assurance that these investments will not default or that they will always retain their initial ratings.  Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the issuing entity sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss. Furthermore, there is no certainty that these investments will pay interest and principal at the rates, at the times or in the full amounts owed.  As a result, it is possible that, absent sufficient cash flow from the assets of the issuing entity, other than the accumulation account, to offset these losses, you could suffer a loss on your notes.

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated

On and after the date on which the senior notes have been paid in full, or on and after any earlier date described in the related prospectus supplement, your subordinated notes may be entitled to principal distributions.  However, if amounts on deposit in an accumulation account for a class of reset rate notes bearing interest at a fixed rate become sufficiently large, it is possible that required deposits into the related supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

In addition, amounts required to be deposited into a related investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to the subordinated notes. If there are insufficient available funds following any such deposit, principal payments to your subordinated notes may be delayed.

In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments, and there are insufficient available funds to both replenish the related accumulation account and make payments of principal to the subordinated noteholders, you may suffer a loss.

If The Holder Of The Call Option On the Reset Rate Notes Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Security

The Student Loan Corporation and any other sellers will have, or may transfer to certain of its subsidiaries, the option to call, in full, any class of reset rate notes on each related reset date, even if you have delivered a hold notice.  If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on that distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Notes

In connection with the remarketing of your class of reset rate notes, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing.  In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate notes, independent of the remarketing process.

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest

If a failed remarketing is declared, your class of reset rate notes will become subject to the applicable failed remarketing rate.  If your class is then denominated in U.S. Dollars, you will receive interest until the next reset date at the related failed remarketing rate of three-month LIBOR plus a related spread.  If your class is then denominated in a non-U.S. Dollar currency, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will always be a floating rate of interest, or at the related initial failed remarketing rate established for your class of reset rate notes on the closing date, as described in the related prospectus supplement.  The failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period, which may have been at a fixed rate or based on an index different than three-month LIBOR or the applicable index established on the spread determination date, or on the related closing date, as applicable, with respect to a class of reset rate notes.  We cannot assure you that the failed remarketing rate will always be at least as high as the prevailing market rate of interest for similar securities and you may suffer a loss in yield.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements in this prospectus and the prospectus supplement relating to your notes, including those concerning our expectations as to our ability to acquire eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement relating to your notes, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from our expectations.  For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled “Risk Factors” in this prospectus and in the prospectus supplement relating to your notes.

FORMATION OF THE ISSUING ENTITIES

The Issuing Entities

The depositor will establish a separate issuing entity in the form of a Delaware statutory trust for each series of notes.  Each issuing entity will be formed under a trust agreement.  It will perform only the following activities:

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acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

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issue the notes;

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enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

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make payments on the notes; and

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engage in other incidental or related activities.

Unless otherwise specified in a related prospectus supplement, the permitted activities of the issuing entity may be modified only by amending the related trust agreement.  The trust agreement may be amended without noteholder consent if an opinion of counsel is provided to the effect that such action would not adversely affect in any material respect the interests of any noteholder and provided that such action would not result in or cause a significant change to the permissible activities of the issuing entity.

Each issuing entity will have only nominal initial capital.  Each issuing entity or, if applicable, the eligible lender trustee, on behalf of the issuing entity, will use the net proceeds from the sale of the related notes to purchase the trust student loans.

Following the purchase of the trust student loans, the assets of the issuing entity will include:

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the trust student loans themselves, legal title to which either the issuing entity or the eligible lender trustee, as applicable, will hold;

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all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor, surety or U.S. Department of Education payments;

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all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

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all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;

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rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions; and

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rights under the guarantee or surety agreements with guarantors or insurers.

The notes will represent indebtedness of the issuing entity secured by its assets.  To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the issuing entity and the eligible lender trustee.

The Eligible Lender Trustee

If the trust student loans for your notes include FFELP student loans, we will specify the eligible lender trustee for that issuing entity in the prospectus supplement for your notes.  Each eligible lender trustee for an issuing entity will be the bank or trust company as specified in the related prospectus supplement.  It will acquire legal title to all trust student loans that are FFELP student loans on behalf of that issuing entity and will enter into a guarantee agreement with each of the guarantors of those loans.  The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

If the trust student loans for your notes include private credit student loans, in lieu of an eligible lender trustee, the issuing entity will acquire legal title to all such trust student loans.

The liability of the eligible lender trustee in connection with the issuance and sale of any notes will consist solely of its express obligations in the trust agreement and sale agreement.  An eligible lender trustee may resign at any time.  If it does, the administrator must appoint a successor.  The administrator may also remove an eligible lender trustee if that eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee.  In that event, the administrator must appoint a successor.  The resignation or removal of an eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment.

The prospectus supplement will specify the principal office of each issuing entity and eligible lender trustee.

USE OF PROCEEDS

On the closing date specified in the applicable prospectus supplement, the issuing entity or the eligible lender trustee on behalf of the issuing entity will use the net proceeds of the sale of the notes to purchase student loans from the depositor.  The issuing entity or the eligible lender trustee, as applicable, may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement.  The depositor will use the money it receives for general corporate purposes, including purchasing the student loans and acquiring any credit or liquidity enhancement specified in the related prospectus supplement.

THE STUDENT LOAN CORPORATION, THE DEPOSITOR,
THE SUB-SERVICER AND THE SUB-ADMINISTRATOR

The Sponsor, Primary Seller, Servicer and Administrator

The Student Loan Corporation sponsors the depositor’s securitization programs and is the primary seller of student loans to the issuing entities.  SLC also acts as servicer and administrator.  SLC is an 80% owned subsidiary of Citibank N.A., which is an indirect wholly owned subsidiary of Citigroup Inc.  SLC was incorporated in Delaware on November 4, 1992 and commenced operations on December 22, 1992.  For more than 25 years prior to December 22, 1992, SLC operated as a division of Citibank, N.A. and its predecessors in interest.  SLC has a principal executive offices at 750 Washington Boulevard, Stamford, CT 06901.  Its telephone number is (203) 975-6861.

SLC is the parent of the depositor and an affiliate of the sub-administrator.

SLC originates, manages and services federally insured student loans through a trust agreement with Citibank, N.A. SLC is one of the nation’s leading originators and holders of student loans guaranteed under FFELP, authorized by the U.S. Department of Education under the Higher Education Act.

SLC also originates and holds student loans that are not insured under the Higher Education Act, primarily CitiAssist Loans.   SLC serves a diverse range of clients that includes numerous educational and financial institutions and state agencies.  The private CitiAssist Loan program is designed to assist undergraduate, graduate, health professions students, and others, by providing education financing that is intended to supplement any financial aid that may be available under the FFELP.  CitiAssist Loans are installment loans that are credit based and subject to state laws and federal consumer banking regulations.  Most of these loans are insured by private insurers and are not reinsured by the federal government.

In order to comply with certain legal and regulatory requirements, CitiAssist Loans are originated by Citibank, N.A., SLC’s principal shareholder, and are serviced by SLC or a related party servicer in accordance with the provisions of intercompany agreements. Following full disbursement, SLC purchases all qualified CitiAssist Loans at Citibank, N.A.’s carrying value, plus contractual fees.

As the sponsor and administrator of the depositor’s securitization program, SLC selects portfolios of loans from its own portfolio to securitize. SLC is also responsible for structuring each transaction.

SLC provides education loan servicing to schools and other lending institutions. As servicer, SLC may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve the servicer of liability under the servicing agreement. These services include processing loan documents, disbursing loans, reporting and computing loan origination fees and interest including special allowance, preparing and filing the ED Form 799 report, applying customer payments, accounting for loan status changes, performing due diligence according to the U.S. Department of Education rules and regulations, preparing and filing claims, and providing customer service, among other services.

As administrator, SLC may delegate or subcontract its duties as administrator, but no delegation or subcontract will relieve the administrator of liability under the administration agreement.

The prospectus supplement for a series may contain additional information concerning The Student Loan Corporation as the sponsor, primary seller, servicer or administrator.

The Depositor

SLC Student Loan Receivables I, Inc., the depositor, is a bankruptcy remote wholly-owned, special purpose subsidiary of The Student Loan Corporation, formed to purchase student loans originated or acquired by The Student Loan Corporation or any other seller of student loans and to transfer these student loans to the issuing entity.  The depositor was incorporated in Delaware on December 20, 2001.  Because the depositor is not an institution eligible to hold legal title to FFELP student loans, an eligible lender trustee specified in the related prospectus supplement will hold legal title to the FFELP student loans on behalf of the depositor.

By forming the depositor to acquire the student loans being transferred to the issuing entity, The Student Loan Corporation has taken steps intended to prevent any application for relief under any insolvency law from resulting in consolidation of the assets and liabilities of the depositor with those of The Student Loan Corporation.  As a separate, limited-purpose entity, the depositor’s incorporation documents contain limitations including:

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restrictions on the nature of its business; and

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a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

Among other things, the depositor will maintain its separate corporate identity by:

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maintaining records and books of accounts separate from those of SLC;

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refraining from commingling its assets with the assets of SLC; and

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refraining from holding itself out as having agreed to pay, or being liable for, the debts of SLC.

Each transaction agreement will also contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

We have structured the transactions described in this prospectus to assure that the transfer of the student loans by SLC or any other seller to the depositor constitutes a “true sale” of the student loans to the depositor.  If the transfer constitutes a “true sale” the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency proceeding.

Upon each issuance of notes, the transferring depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

The transferring depositor will also represent and warrant that each transfer of student loans by the depositor to the issuing entity is a valid sale of those loans.  The transferring depositor, SLC and each applicable seller will take all actions that are required so the eligible lender trustee or the owner trustee, as applicable, will be treated as the legal owner of the trust student loans while they are held beneficially by either the depositor or the issuing entity.

The depositor’s obligations after issuance of a series of notes include the sale of any trust student loans to the related issuing entity to be purchased with amounts on deposit in any pre-funding account and delivery of certain related documents and instruments, repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the eligible lender trustee or owner trustee, as applicable, and maintaining the eligible lender trustee’s or owner trustee’s first priority perfected security interest in the assets of the related issuing entity.

The prospectus supplement for a series may contain additional information concerning the depositor.

The Sub-Servicer

For each series of notes, SLC is expected to contract with a sub-servicer to sub-service the trust student loans on behalf of the related issuing entity.  The related prospectus supplement will specify the sub-servicer for your notes.

The Sub-Administrator

CitiMortgage, Inc. will act as sub-administrator of each issuing entity.  CitiMortgage, Inc. will provide various notices and perform other administrative obligations required by the administration agreement and the indenture. These services include directing the indenture administrator to make the required distributions from the trust accounts, preparing and providing, based on periodic data received from the servicer, periodic distribution statements to the owner trustee, the eligible lender trustee, if applicable, the indenture trustee and the indenture administrator and providing any related federal income tax reporting information.

CitiMortgage, Inc. was incorporated in Delaware in 1979 and began making mortgage loans in 1980. On March 1, 2003, following Citigroup’s 2002 acquisition of Golden State Bancorp, First Nationwide Mortgage Corporation, which had been a subsidiary of Golden State Bancorp, was merged into CitiMortgage, Inc. CitiMortgage, Inc. derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges. CitiMortgage, Inc. has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, Fannie Mae, Ginnie Mae, and Freddie Mac.

The prospectus supplement for a series may contain additional information concerning the sub-administrator.

THE STUDENT LOAN POOLS

The depositor will purchase the trust student loans from SLC and any other sellers described in the applicable prospectus supplement out of the portfolio of student loans held by the applicable sellers.  Each pool of trust student loans owned by any issuing entity may contain FFELP student loans or private credit student loans, as specified in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement for any issuing entity, the trust student loans must meet several criteria, including:

For each FFELP student loan:

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The principal and interest of each FFELP student loan is guaranteed by a guarantor and is reinsured by the U.S. Department of Education under FFELP.

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Each FFELP student loan was originated in the United States, its territories or its possessions in accordance with FFELP.

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Each FFELP student loan contains terms required by FFELP and the applicable guarantee agreements.

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Each FFELP student loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

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Each FFELP student loan satisfies any other criteria described in the related prospectus supplement.

For each private credit student loan:

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The principal and interest of the private credit student loan may be guaranteed or insured by a guarantor or insurer identified in the related prospectus supplement.

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Each private credit student loan was originated in the United States, its territories or its possessions in accordance with the rules of the specific loan program.

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Each private credit student loan contains terms required by the program and the applicable guarantee agreements.

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Each private credit student loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

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Each private credit student loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the trust student loans in the related issuing entity that will include:

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the composition of the pool,

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the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

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the borrowers’ states of residence, and

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the percentages of the student loans guaranteed or insured by the applicable guarantors and insurers.

FFELP Delinquencies, Defaults, Claims and Net Losses

Information about delinquencies, defaults, guarantee claims and net losses on FFELP student loans is available in the U.S. Department of Education’s Loan Programs Data Books, called DOE Data Books.  The delinquency, default, claim and net loss experience on any pool of FFELP trust student loans may not be comparable to this information.

Static Pool Data

If so specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the issuing entities formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

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information regarding prior securitized pools of student loans sold to issuing entities that were formed by the depositor before January 1, 2006 or vintage years prior to January 1, 2006; and

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with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.

Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement. Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Prepayments and Yield

Prepayments on student loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of notes will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of notes of that series based on the assumptions stated in the prospectus supplement (including assumptions that prepayments on the student loans included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in that prospectus supplement).

We cannot give any assurance that the prepayment of the trust student loans included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of student loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The yield to an investor who purchases notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the student loans is actually different than the rate anticipated by the investor at the time the notes were purchased.

The prospectus supplement relating to a series of notes will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and expected maturities of the notes.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee or owner trustee, as applicable, will succeed to all the rights of the indenture trustee, on behalf of the holder of the trust certificate.

Termination

For each issuing entity, the obligations of the depositor, the servicer, the administrator, the indenture trustee, the indenture administrator and the eligible lender trustee, as applicable, under the transfer and servicing agreements will terminate upon:

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the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

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the payment to the noteholders of all amounts required to be paid to them.

If the outstanding pool balance is 10% or less than the initial pool balance or otherwise on a date described in the related prospectus supplement, the servicer or another entity specified in the related prospectus supplement may, at its option, purchase, or arrange for the purchase of, or the indenture administrator may auction for sale, all remaining trust student loans.  Either of the exercise of the purchase option or the auction will result in the early termination of the notes issued by that issuing entity.  The related prospectus supplement will describe the procedures relating to the purchase option and the auction.

The Student Loan Corporation’s Student Loan Business

Student Loan Portfolio.  SLC securitizes its own portfolio of student loans.  SLC’s student loan portfolio is composed of both FFELP student loans and loans originated through alternative programs, such as CitiAssist.  SLC is currently eligible to make the following types of FFELP student loans:  subsidized Federal Stafford, unsubsidized Federal Stafford, Parent Federal PLUS, Graduate Federal PLUS and Federal Consolidation Loans. Subsidized Federal Stafford Loans are generally made to students who pass certain need criteria. Unsubsidized Federal Stafford Loans are designed for students who do not qualify for subsidized Federal Stafford Loans for reasons such as parental and/or student income and assets in excess of permitted amounts or whose need exceeds the basic Stafford limit.  Parent Federal PLUS Loans are made to parents of students who are dependents.  Graduate Federal PLUS Loans are made to graduate students.  The Federal Consolidation Loan Program allows multiple federal loans, including those of both FFELP and the Federal Direct Student Loan Program, to be combined into one single aggregate insured loan. Federal Consolidation Loans may include government-guaranteed loans formerly held by other lenders. Prior to consolidation, any loan balances that are not already owned by SLC are purchased at face value from other lenders. A Federal Consolidation Loan is allowed an extended repayment term of up to 30 years, depending on the loan balance.

In addition, SLC’s portfolio includes Federal Supplemental Loans for Students (SLS Loans). SLS Loans were originated prior to July 1994, when new loan disbursements through this program were discontinued. Federal SLS Loans include loans to graduate, professional and independent undergraduate students, and, under certain circumstances, dependent undergraduate students. In 1994, the SLS Program was replaced with an expanded unsubsidized Federal Stafford Loan program. SLC also owns a portfolio of Health Education Assistance Loans (HEAL Loans), composed of guaranteed student loans for borrowers in designated health professions under a federally insured loan program administered by the U.S. Department of Health and Human Services. Although no new loans are being originated under this program, SLC has pursued acquisition of HEAL Loans from other holders.

The Department administers FFELP under Title IV of the Act. In order to comply with the provisions of the Act, all of SLC’s FFELP student loans are held, and all new FFELP student loans are originated, by SLC through a trust established solely for the benefit of SLC. An institution, such as SLC, that does not fall within the Act’s definition of “eligible lender” may hold and originate FFELP student loans only through a trust or similar arrangement with an eligible lender. SLC’s trust agreement is with Citibank, N.A., a national banking association and an eligible lender under the provisions of the Act.

As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through FFELP will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by that borrower’s school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between those federal guarantors specified in the related prospectus supplement (each a “Federal Guarantor” and collectively, the “Federal Guarantors”) and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the “Federal Guarantee Agreements”).  See “Appendix A—Federal Family Education Loan Program,” which is hereby incorporated into this prospectus.

In addition to the FFELP student loans originated under the Higher Education Act, SLC has developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents and graduate students.  SLC’s alternative loan programs, such as CitiAssist, are available for students who either do not qualify for government student loan programs or need additional financial assistance beyond that available through government programs. Alternative loans are offered based on the borrower’s or co-signer’s creditworthiness, in addition to financial need as established by the educational institution. Most are insured by private insurers. The holders of private credit loans are not entitled to receive any federal assistance with respect thereto.

SLC also participates in the secondary student loan market through purchases of loans that consist of subsidized Federal Stafford Loans, unsubsidized Federal Stafford Loans, PLUS Loans, Federal Consolidation Loans and HEAL Loans. Most Federal Consolidation Loans are generated through third party marketing channels. Loans acquired through these channels generally have lower yields than student loans sourced through school lender lists and other primary channels.

Each issuing entity may consist of FFELP student loans or private credit student loans.  The prospectus supplement for your notes will identify the specific types of trust student loans related to your notes and will provide more specific details of the loan  program involved.

Origination of FFELP Student Loans. SLC is one of the nation’s largest originators and holders of student loans guaranteed under FFELP.  SLC’s student loan volume primarily results from SLC’s marketing efforts, repeat borrowers, Internet leads and college fair participants.

A student must attend an eligible educational institution in order to participate in FFELP. Eligible institutions can be divided into three categories:  four-year colleges and universities, two-year institutions and proprietary (vocational) schools. In addition to other criteria, school eligibility is determined by the default rate on guaranteed loans to its students. Under the Act, eligible lenders, subject to certain restrictions, may choose not to make loans to students attending certain schools, defined by school type, geographic location or default experience.

For Stafford Loans, the student and school complete a Master Promissory Note and send it either to SLC or directly to the guarantee agency (guarantor). For PLUS Loans, the school, parent (if Parent PLUS) and student complete a combined application/promissory note. The loan application process is either completed online at www.studentloan.com or through submission of a paper application. Both the guarantor and SLC must approve the loan request. The school certifies the amount and the student’s eligibility and the guarantor provides approval.  PLUS loans require a basic credit screen and are approved by SLC.  Upon guarantor approval, the guarantor sends a notice of guarantee to SLC. After receiving the notice of guarantee, SLC makes disbursements of the loan directly to the school and sends a disclosure statement to the borrower confirming the terms of the loan.

SLC also originates loans under “blanket guarantee” agreements with certain guarantors, under which SLC is eligible to retain guarantees on certain loan originations without having to obtain loan approval on each individual loan.

CitiAssist Loan Program

The CitiAssist Loan Program (“CitiAssist”), launched by SLC in 1997, offers unsecured installment loans for education designed to bridge the gap between the cost of education and the Federal funds available under the FFELP program and other student aid programs.  CitiAssist loans are floating rate loans.  SLC began using risk-based pricing in April 2004.  The maximum loan amount per year for any CitiAssist loan is the total cost of education less other financial aid, subject to an aggregate lifetime cap per borrower.  Generally, loan balances are certified by the school prior to disbursement.

Origination of CitiAssist Loans. In order to comply with certain legal requirements, CitiAssist Loans are originated by Citibank, N.A., SLC’s principal shareholder, and are serviced by Citibank (South Dakota), National Association (originations, collections, claims and customer service). Expenses incurred by SLC to underwrite, disburse and service CitiAssist Loans for Citibank, N.A. are charged to Citibank, N.A. in an origination and servicing fee in accordance with the provisions of an intercompany agreement. Following full disbursement, SLC purchases all qualified CitiAssist Loans at the amount of Citibank, N.A.’s carrying value at the time of purchase, plus contractual fees.

The CitiAssist Loan program is designed to assist undergraduate, graduate, and health professions students, as well as others, by providing education financing in addition to financial aid available under FFELP and other student aid programs. In order to meet the needs of medical students, additional products, such as the CitiAssist Health Professions Loan and the CitiAssist Health Professions Residency Loan are also available. The CitiAssist K-12 Loan program was designed to assist parents in financing their children’s private primary or secondary school education. The CitiAssist Bar Study Loan is offered to law students in their final year of law school and for a certain post-graduation period.

CitiAssist Loans are installment loans that are credit based and subject to state laws and federal consumer banking regulations. Most loans are insured by a private insurer and are not reinsured by the federal government.

Students and co-signers, if applicable, complete and submit CitiAssist Loan applications either online at www.studentloan.com or by mail. In addition to general eligibility criteria, a certification of enrollment from the school is required and a co-signer may also be necessary.  Upon initial credit approval by SLC, most loans are submitted to a private third party insurer, which insures SLC against loss in cases of default, bankruptcy or death of the borrower.  These insured loans are subject to risk-sharing losses of 5% - 20% of the default claim amount, depending on the insurer and the type of loan.  Some CitiAssist Loans are not insured against loss.  However, a majority of the uninsured CitiAssist Loans are covered for between 50% and 100% of cumulative losses in excess of various loss rate thresholds under risk-sharing agreements with creditworthy schools.  SLC is at risk for the non-insured and non-risk-shared portions of the CitiAssist Loan portfolio. SLC makes the majority of the loan disbursements directly to the school and sends a disclosure statement to the borrower and co-signer confirming the terms of the loan.

Schools.  CitiAssist loan programs are offered to students enrolled in colleges eligible under Title IV, Part B of the Higher Education Act of 1965 and universities or other educational institutions that have been approved by SLC’s credit department (the “Approved Schools”).  The current Approved School list includes numerous schools.

CitiAssist Loan Overview.  The eligibility requirements for CitiAssist loans are:

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Co-signer required for non-US students and students less than 18 years of age.

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Maximum loan - cost of education less other aid (subject to lifetime aggregates).

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Minimum income - $1,500 / month gross combined income (income amounts required for all freshman / non freshman from most schools and for Graduate, Health Professions, Residency and Law/Bar Study students where the loan is decisioned on the co-signer’s score).

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Debt Burden – 45% (with higher acceptable levels if the FICO score or custom credit score meet certain criteria).  In May 2006, debt burden was removed as an eligibility requirement if the FICO score meets certain criteria and the applicant is enrolled in specific schools (schools are tiered based on historical credit performance).

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School certification of final loan amount (must be certified within 90 to 180 days of credit approval).

Loan Limits.  While annual loan limits are only capped by cost of education less other aid, aggregate limits (life of loan) are maximum amounts per borrower over the borrower’s life and include all student loan debt.  The aggregate limits are:

Program Type	Loan Limits
Undergraduate	$75,000 – $120,000
Graduate	$110,000 – $150,000
Law	$150,000 – $180,000
Health Professions	$220,000
Residency Loan	$12,000
Bar Study Loan	$11,000

Interest.  The interest rate on a CitiAssist loan resets quarterly on the first day of each calendar quarter (i.e. January 1, April 1, July 1, and October 1 of each year throughout the life of a CitiAssist loan).  The interest rate paid by the borrower is calculated by reference to (i) the prime rate (published in the Wall Street Journal on the first day that is at least 30 days prior to the first day of each calendar quarter) plus (ii) a fixed spread, the sum of which is typically rounded to the nearest half or quarter percentage.  Interest on a CitiAssist loan is calculated on an actual-over-actual basis.  The interest rate of the CitiAssist loans may be capped.

While a borrower is in-school, no payments are required, however, a borrower may elect to make either interest only or regular installment payments.  In the case where a borrower elects not to make any payments while in school, interest is capitalized upon the loan entering repayment.  During deferment and forbearance periods, interest may be capitalized no more frequently than quarterly and at the end of the period.

In-School Period

Although the average actual in-school periods are substantially lower, listed below are the maximum permissible in-school periods including any in-school deferments but excluding grace periods:

Program Type	Maximum In-School Period
Undergraduate	10 Years
Graduate & Law	4 Years
Health Professions & Residency	9 Years (4 years in-school and 5 years residency requirement)

Repayment Terms

Once a borrower enters repayment, regular monthly payments are calculated using a simple interest method amortization schedule with a minimum payment per month of $50.

Borrowers may elect a graduated repayment option whereby the borrower makes interest payments only for a period of up to 24 or 48 months and then commences making principal and interest payments.  The maximum repayment term does not change which results in an increase in the later payment requirements.

For CitiAssist loans, the first due date is within 45 days of the repayment period start date; the repayment period starts after the applicable grace period ends:

	Undergraduate(1)	Graduate(1)	Law/Bar Study	Health Professions / Residency
Term — Max Repay Period (years)	12	15	20	25
Grace Period (months)	6	6	9	9

____________________

(1)

Undergraduate and Graduate CitiAssist loans originated after July 1, 2006 at most schools will have a maximum repayment period of 20 years.

Marketing Channels

Applications are primarily submitted online but may also be submitted on paper, via fax, or phone.  The student borrower generally completes the application which may be co-signed.  The borrower’s financial aid office can submit the application on behalf of the borrower through a proprietary program called FAAonline.  If credit approved, the financial aid office will print the application and have the borrower sign.  While a borrower may complete an application online without the help of the applicable financial aid office, all applications are generally certified by the school prior to disbursement.  Certification requests are generally initiated by SLC operations.  Many of the certifications are done electronically.  The school may certify electronically before the student applies, thereby initiating the loan process.  The school can also submit paper certification and faxed documents.

Application Processing.  Applications are reviewed on the company’s Automated Credit Application Processing System (“ACAPS”) and other systems.  A credit bureau report is automatically obtained for each borrower on an application and, in addition, a number of items are reviewed including minimum age, credit score, aggregate loan limits and debt burden.  If any of these items do not pass automatic review, the application is denied or routed for manual review depending on the item.

Should a loan application be declined, all appeals must be initiated by the applicant.  Declined loans from applicants without a co-signer could be re-reviewed with the addition of a credit worthy co-signer.

Historically, a negligible part of the CitiAssist portfolio has been originated with overrides (experience has been approximately 1%).  Even though an application may be declined in ACAPS, there is a possibility that upon manual review the application may be approved.  Some common examples of overrides are waiver of income/employment verification or exception for aggregate loan limit, credit score or debt burden.

Pricing Strategy.  Since April 2004 SLC has originated CitiAssist loans using risk-based pricing.  With risk-based pricing, borrowers with lower credit may be approved at higher interest rates.  SLC employs a system of four credit levels that any borrow may fall under: Superior, Excellent, Good, and Fair.  These credit levels vary based on the Approved School the borrower attends and the borrower’s custom credit score.  Prior to May 2006, SLC used a custom scorecard built with third-party data.  Since April 2006, SLC has used a custom scorecard built for SLC with SLC data.

Insurance.  The CitiAssist loans are not guaranteed by the FFELP program or any of its guarantors.  To help reduce its credit risk, SLC obtains third party insurance for many of the CitiAssist loans.

Forbearance Policy.  SLC grants forbearance to help borrowers through periods of economic hardship where the ability to make payments may be difficult.  There are 2 options for forbearance: “Lender Option Forbearance” and “Administrative Forbearance.”

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Under the Lender Option Forbearance option, SLC may permit a borrower to postpone principal and/or interest payments for up to 370 days in six-month increments.  Lender Option Forbearance is capped at 12 months.

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Under the Administrative Forbearance option, SLC may postpone principal and/or interest payments for up to 1 year in 90 day increments, except for borrowers under the Servicemembers Civil Relief Act of 2003 (the “Service Members Relief Act”) which has no cap on the length of forbearance.  Forbearance under this option is granted under the following circumstances:

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To cure pre-deferment/post-deferment delinquency.

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To cover periods created as a result of canceling or shortening deferments as graduation date changes are processed.

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To account for systematic or processor errors (with credit and compliance approval).

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To allow time for official documentation when SLC receives notice of bankruptcy or death (capped at 60 days).

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To cover any approved Service Members Relief Act requests.

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To cover recognized natural disaster situations.

Deferment Policy.  SLC grants a deferral of payments to borrowers that return or remain enrolled at Approved Schools   A requirement for this deferral is a certification by the Approved School that the student is enrolled at least part-time and schools typically certify on no longer than an annual basis.   The periods of in-school deferment are limited to the maximum lifetime in-school period by loan type (undergraduate, graduate, law, medical, etc.).   Interest accruing during payment deferred periods may be capitalized no more frequently than quarterly and also on the date that any applicable loan moves into the repayment period.

Collections.  The Servicer uses the Computer Aided Collections Systems (“CACS”) for its CitiAssist loan collection functions.  Borrowers flow into CACS on the first day of delinquency.  An autodialer is utilized.  Calling strategies include priority calling times and pre-repayment calls.

Delinquency is measured in days past due and pooled into 30-day buckets.  Calls begin at 10 days past due for insured loans (and 1 day past due for uninsured loans) to both the borrower and co-signer.  Specific targets for borrowers per collector are set to ensure appropriate collection intensity.  At 90 days past due (or 60 days past due for uninsured loans), loans are transferred to the late-stage CitiAssist collection team where additional manual calls and skip trace efforts are completed until claim submission or loan charge-off.

All collections activity prior to charge-off is handled in-house.  Uninsured accounts are sent to approved third party collection agencies for recovery efforts post charge-off.  There is no additional recovery effort on insured loans by SLC once claim payments have been received from the insurer.

Loss Recognition.  Charge-off policy varies depending on whether the loan is insured or uninsured.  For uninsured loans, loans are charged-off in the calendar month in which the loan becomes 120 days past due.  For insured loans, the deductible (5% to 20%) is charged-off at 120 days past due.  Claims are filed when a loan is between 150 and 180 days past due.  Any remaining balance for which an insurance claim has not yet been paid is charged-off at 210 days past due.

Allocation of Collections.  The Servicer is making collections of all loans originated by SLC.  The borrowers are generally billed for all of their SLC loans on one statement.  All collections are applied first to fees, then to interest and then to principal.  The payments are applied to the most delinquent loan first and then by product type.  Amounts collected are allocated first to FFELP loans, then to insured loans and then to uninsured loans.

TRANSFER AGREEMENTS

General

The following is a summary of the important and material terms of the sale agreements under which the issuing entities will purchase student loans from the depositor and the purchase agreements under which the depositor will acquire the student loans from the sellers. We refer to the purchase agreements and the sale agreements, collectively, as the “transfer agreements.”  We have filed forms of the transfer agreements as exhibits to the registration statement of which this prospectus is a part.  The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the transfer agreements.

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement.  An exhibit to the purchase agreement will list each student loan.

In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it.  These include, among other things, that:

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each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

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the information provided about the student loans is true and correct as of the cutoff date;

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each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by FFELP, if applicable, or under any applicable guarantee agreement or insurance agreement; and

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with respect to FFELP student loans, each loan is guaranteed by the applicable guarantor or will be guaranteed by the applicable guarantor within the timeframe specified in the related prospectus supplement.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect (individually or in the aggregate) on the noteholders, the applicable seller will repurchase the affected student loan unless the breach is cured or the issuing entity is reimbursed within the applicable cure period specified in the related prospectus supplement.  The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest.  Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan.  In addition, the affected seller will have an obligation to reimburse the depositor:

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for any shortfall between the purchase amount of the qualified substitute student loans and the purchase amount of the trust student loans being replaced; and

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for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

The repurchase or substitution and reimbursement obligations of each seller constitute the sole remedy available to the depositor for any uncured breach.  A seller’s repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or issuing entity may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture.  In cases where the obligations the issuing entity is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the issuing entity being able to enforce the agreement.

Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor

On the closing date, the depositor will sell to the issuing entity or eligible lender trustee on behalf of the issuing entity, as applicable, without recourse, its entire interest in the student loans acquired by the depositor from the sellers.  Each student loan will be listed in an exhibit to the sale agreement.  Concurrently with that sale, the issuing entity will issue the notes and will apply net proceeds from the sale of the notes to purchase the student loans from the depositor.

In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related issuing entity for the benefit of noteholders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect (individually or in the aggregate) on the noteholders, the depositor will have cure, reimbursement, repurchase or substitution obligations with respect to affected trust student loans that are substantially the same as those of the sellers.

The cure, repurchase, reimbursement or substitution obligations of the depositor will constitute the sole remedy available to the noteholders for any uncured material breach.  The depositor’s cure, repurchase, reimbursement or substitution obligations are contractual obligations that the issuing entity may enforce against the depositor, but the breach of these obligations will not constitute an event of default under the indenture.  In cases where the obligations the issuing entity is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the issuing entity being able to enforce the agreement.

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the related issuing entity (including the expenses of accountants, attorneys and rating agencies) are not paid from proceeds from the resale of the related notes.

Custodian of Promissory Notes

To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes representing the student loans and any other related documents, in physical or electronic form, through its own facilities or through other sub-custodians, representing the student loans and any other related documents.  The depositor’s and the servicer’s records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the issuing entity.

Additional Fundings

Pre-funding.  The related prospectus supplement will indicate whether a pre-funding account will exist for a particular issuing entity.  Each pre-funding account will be in the form of a supplemental purchase account or an add-on consolidation loan account.  The prospectus supplement will also indicate:

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the amount in the pre-funding account on the closing date, which will not exceed 50% of the net proceeds of the offering of the related series of notes; provided, however, that to the extent that a supplemental purchase account, prefunding account and/or consolidation loan add-on account have been established with respect to a series of notes, the aggregate amounts on deposit in such accounts will not be greater than 50% of the net proceeds of the offering of the related series of notes,

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the length of the funding period, which will not extend for more than one year from the date of the issuance of the related series of notes,

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the percentage of the asset pool and the balance of the notes represented by the pre-funding account, and

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the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

With respect to issuing entities where the trust student loans contain consolidation loans, the related prospectus supplement will also indicate the length of the funding period (not to exceed the lesser of (i) the maximum number of days from the closing date when borrowers may add additional student loans to an existing consolidation loan pursuant to the terms of the Higher Education Act, or (ii) the maximum permitted pre-funding period).

If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the noteholders will receive any remaining amounts.

Information with respect to the additional student loans eligible to be acquired by the related issuing entity in the prefunding period, including the requisite underwriting criteria and any differences from the criteria used to select the trust student loans acquired on the closing date, will be set forth in the related prospectus supplement.

Revolving Period.  The related prospectus supplement will indicate whether there is a revolving period for a particular issuing entity to acquire additional student loans with the cash flows from the related pool of trust student loans.  The related prospectus supplement will also indicate:

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the length of the revolving period, which will not extend for more than three years from the date of issuance of the related series,

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the maximum amount of additional assets that may be acquired during the revolving period,

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the percentage of the asset pool represented by the amount of additional assets acquired during the revolving period, and

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the use to which such cash flows may be applied and the conditions to the application of those cash flows.

Information with respect to the additional student loans eligible to be acquired by the related issuing entity in the revolving period, including the requisite underwriting criteria and any differences from the criteria used to select the trust student loans acquired on the closing date, will be set forth in the related prospectus supplement.

Amendments to Transfer Agreements

The parties to the transfer agreements may amend them without the consent of noteholders or trust certificateholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, as applicable, the amendment will not materially and adversely affect the interests of the noteholders or trust certificateholders and provided that such amendment would not result in or cause a significant change to the permissible activities of the issuing entity.  The parties also may amend the transfer agreements with the consent of a majority in interest of noteholders and trust certificateholders.  However, such an amendment may not (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to trust student loans or distributions that shall be required to be made for the benefit of the noteholders or the trust certificateholders or (b) reduce the aforesaid percentage of the outstanding principal balance of the notes or percentage of trust certificateholders which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and the trust certificateholders.

SERVICING AND ADMINISTRATION

General

The following is a summary of the important and material terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for an issuing entity and its trust student loans.  We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part.  This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

For each issuing entity, the indenture administrator will establish one or more collection accounts into which all payments on the related trust student loans will be deposited.  The related prospectus supplement will describe any other accounts established for an issuing entity, including any pre-funding account and any reserve account.

For any series of notes, the indenture administrator will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the issuing entity in eligible investments as provided in the administration agreement and the indenture.  The administrator will instruct the indenture administrator concerning investment decisions.

In general, eligible investments will be those which would not result in the downgrading or withdrawal of any rating of any of the notes.  They will mature on the dates specified in the related prospectus supplement.  A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

Each trust account will be either:

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a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating as set forth in the indenture or (B) a short-term unsecured debt rating or certificate of deposit rating as set forth in the indenture; or

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a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Eligible investments will be limited to the investments set forth in the definition of “Eligible Investments” in the indenture.  Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee.  Eligible investments may include book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

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direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be eligible investments only if, at the time of investment, they meet the criteria of each of the applicable rating agencies for collateral for securities having ratings equivalent to the respective ratings of the related series of notes in effect at the related closing date;

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demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of the applicable rating agencies in the highest investment category granted thereby;

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commercial paper having, at the time of the investment, a rating from each of the applicable rating agencies in the highest investment category granted thereby;

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investments in money market funds having a rating from each of the rating agencies in the highest investment category granted thereby (including funds for which the indenture trustee, the administrator, the owner trustee or the indenture administrator or any of their respective affiliates is investment manager or advisor);

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bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

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repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet point above;

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asset-backed securities, including asset-backed securities issued by affiliates or entities formed by affiliates of SLC, but excluding mortgage-backed securities that, at the time of investment, have a rating in the highest investment category granted by each of the applicable rating agencies, but not at a purchase price in excess of par; and

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any other investment which would not result in the downgrading or withdrawal of any rating of the notes by any of the applicable rating agencies as affirmed in writing delivered to the indenture trustee.

The servicer will prepare an account reconciliation; however, there will be no independent verification of the accounts or the transaction activity therein by the indenture trustee, the indenture administrator or any eligible lender trustee.

Servicing Procedures

Under each servicing agreement, the servicer will agree to service all the trust student loans.  The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices.  It must use the same standard of care as it uses to service similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.

The duties of the servicer include the following:

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collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

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responding to inquiries from borrowers;

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attempting to collect delinquent payments; and

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sending out statements and payment coupons to borrowers.

In addition, the servicer will keep ongoing records on the loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.  It will also furnish periodic statements to the indenture trustee, the issuing entity or the eligible lender trustee, as applicable, the indenture administrator and the noteholders in accordance with the servicer’s customary practices.  See “–Statements to Indenture Trustee, Indenture Administrator and Issuing Entity” below.

Under the sub-servicing agreement, the sub-servicer will agree to perform some or most all of the obligations of the servicer under the servicing agreement.

Prior to the purchase of a FFELP student loan by the depositor, the servicer or a third party servicing agent reviews the related loan documents for compliance with U.S. Department of Education and guarantor requirements. Once acquired, FFELP student loans are serviced through the servicer or third party servicers, in each case under contractual arrangements with affiliates of the servicer.

The U.S. Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor’s guarantee agreement require strict adherence to these stated due diligence and collection procedures.

Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the FFELP student loan is deemed to be in default status. During the delinquency period, the holder of the FFELP student loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP student loans are considered to be in default when they become 270 days delinquent.  Claims for guarantee payments must be filed with the guarantor no later than 360 days of delinquency to prevent loss of guarantee.

A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected FFELP student loans may be reinstated by following specified procedures, called “curing the defect.” Interest penalties are commonly incurred on loans that are cured. The servicer’s recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

The servicer’s internal procedures support compliance with existing U.S. Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. SLC’s servicing is heavily dependent on computer-based information and data processing systems.  SLC uses a computerized collections system to track the due diligence process and maintain phone call and demand letter history.  This collections system automatically generates delinquency mailings based on guarantor and the U.S. Department of Education regulations.  The timing of mailing delinquency notices is automatically updated in the collection system based on the number of days a payment is past due.  Moreover, the collection system identifies customer accounts that require other due diligence in accordance with the U.S. Department of Education regulations.

For a description of the servicing procedures pertaining to the private credit student loans, see “The Student Loan Pools—CitiAssist Loan Program,” above.

Payments on Student Loans

The servicer will deposit all identifiable payments on trust student loans and all proceeds of the trust student loans that it collects or receives from a subservicer during each collection period specified in the related prospectus supplement into the related collection account within three or four business days of the servicer’s receipt.  Any subservicer will be required to remit to the servicer all identifiable payments on trust student loans and all proceeds of the trust student loans collected by the subservicer within four business days of receipt.

However, if specified in the related prospectus supplement, for so long as no administrator default has occurred and is continuing, and provided that any other condition described in the related prospectus supplement is satisfied, the servicer will remit these amounts to the administrator within three business days of receipt.  The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date.

A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds.  The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances as specified in the related prospectus supplement.  The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by the depositor or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

No servicing agreement will require the servicer to make advances to any issuing entity and no such advances have been made by the servicer with respect to any trust student loans.

Servicer Covenants

For each issuing entity, the servicer will agree that:

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it will manage, service, administer and make collections on the trust student loans with reasonable care, using that degree of skill and attention that the servicer exercises with respect to similar student loans that it services on behalf of SLC and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the issuing entity;

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it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to in writing by the eligible lender trustee or owner trustee, as applicable, and the indenture trustee and the indenture administrator, except that it may write off any delinquent loan if the remaining balance of the borrower’s account is less than $50 or, with respect to private student loans, such write off is in accordance with established servicing procedures;

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it will do nothing to impair the rights of the issuing entity, the indenture trustee, the indenture administrator, the noteholders or, if applicable, the owner trustee, in the trust student loans; and

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it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.

Upon the discovery of a breach of any covenant that has a materially adverse effect (individually or in the aggregate) on the noteholders, the servicer will purchase the affected trust student loans unless the breach is cured or the issuing entity is reimbursed within the applicable cure period specified on the related prospectus supplement.  However, with respect to FFELP student loans, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan that is a FFELP student loan will not be considered to have a material adverse effect.  In addition, a finding by the U.S. Department of Education that the Higher Education Act was violated or that a FFELP student loan is no longer insured because of a violation of the Higher Education Act may be required prior to the issuing entity being able to enforce the agreement.

The purchase price of the trust student loan will equal the unpaid principal amount of that trust student loan plus any accrued interest.  If the trust student loan to be purchased is a FFELP student loan, the purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act—generally, 97% for trust student loans first disbursed on or after July 1, 2006 (98% for trust student loans made prior to July 1, 2006)—plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the U.S. Department of Education for that trust student loan as a result of a breach of any covenant of the servicer.  The related trust’s interest in that purchased trust student loan will be assigned to the servicer or its designee.  Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

In addition, the servicer will be obligated to reimburse the related trust:

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for the shortfall, if any, between

(1)

the purchase amount of any qualified substitute student loans and

(2)

the purchase amount of the trust student loans being replaced; and

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for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the issuing entity for any uncured breach.  The servicer’s purchase or substitution and reimbursement obligations are contractual obligations that the issuing entity may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

For each issuing entity, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement.  The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement.  The servicing fee may consist of:

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a specified annual percentage of the pool balance;

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a unit amount based on the number of accounts and other activity or event related fees;

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any combination of these; or

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any other formulation described in the related prospectus supplement.

The servicing fee may also include specified amounts payable to the servicer for tasks it performs.  The servicing fee may be subject to a maximum monthly amount.  If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application.  The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the notes, to the extent specified in the applicable prospectus supplement.

The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

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collecting and posting all payments,

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responding to inquiries of borrowers on the trust student loans,

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investigating delinquencies,

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pursuing, filing and collecting any program payments,

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accounting for collections,

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furnishing monthly and annual statements to the trustees, and

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paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Net Deposits

If specified in the related prospectus supplement, for so long as no administrator default has occurred and is continuing, and provided that any other condition described in the related prospectus supplement is satisfied, the servicer will remit collections to the administrator within three business days of receipt as an administrative convenience.  The administrator will deposit collections for any collection period net of servicing and administration fees for the same period.  The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date.  The administrator, however, will account to the indenture trustee, the indenture administrator, the eligible lender trustee, as applicable, and the noteholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the issuing entity, the indenture trustee and the indenture administrator an annual report attesting to the servicer’s compliance with the terms of that administration agreement and the servicing agreement, including all statutory provisions incorporated into those agreements.  The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the servicer to deliver to the issuing entity, the indenture trustee and the indenture administrator, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement in all material respects.  If there has been a material default, the officer’s certificate for that period will describe the default.  The servicer has agreed to give the indenture trustee and to the eligible lender trustee or the issuing entity, as applicable, notice of servicer defaults under the servicing agreement.

You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee or issuing entity, as applicable.

Certain Matters Regarding the Servicer

The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the issuing entities.

Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible.  No resignation will become effective until the indenture administrator or a successor servicer has assumed the servicer’s duties.  The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

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the successor to the servicer’s operations assumes in writing all of the obligations of the servicer,

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the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

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the applicable rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

All expenses related to the resignation or removal for cause of any servicer will be paid solely by the servicer being replaced.

Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity or to noteholders for taking or not taking any action under the servicing agreement, or for errors in judgment.  However, the servicer will not be protected against:

•

its obligation to purchase trust student loans from an issuing entity as required in the related servicing agreement or to pay to the issuing entity the amount of any program payment which a guarantor or the U.S. Department of Education refuses to pay, or requires the issuing entity to refund, as a result of the servicer’s actions, or

•

any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or because of reckless disregard of its obligations and duties.

In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

A servicer default under each servicing agreement will consist of:

•

any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the eligible lender trustee, as applicable, or five business days after discovery of such failure by an officer of the servicer;

•

any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the servicing agreement, or any other agreement to which the servicer is a signatory, that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee or the eligible lender trustee, as applicable, or the administrator or (2) to the servicer, the indenture trustee and the eligible lender trustee, as applicable, by holders of 50% or more of the notes;

•

the occurrence of an insolvency event involving the servicer; and

•

any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

A servicer default will generally not include any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the servicing agreement, or any other agreement to which the servicer is a signatory, so long as the servicer is in compliance with its obligations under the servicing agreement to cure, reimburse for, repurchase or substitute for adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer’s actions in the case of affected trust student loans that are FFELP student loans.

Rights Upon Servicer Default

As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes may terminate all the rights and obligations of the servicer, except for the obligation to purchase a trust student loan as a result of a covenant breach or to indemnify under certain circumstances.  Only the indenture trustee or the noteholders and not the eligible lender trustee, if applicable, will have the ability to remove the servicer if a default occurs while the notes are outstanding.  Following a termination, a successor servicer appointed by the indenture administrator or the indenture administrator itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.  The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes.  If the indenture administrator is unwilling or legally unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans.  If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or similar official may have the power to prevent the indenture administrator or the noteholders from effecting the transfer.

Waiver of Past Defaults

For each issuing entity, the holders of a majority of the outstanding notes in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts (or giving instruction regarding the same) in accordance with the servicing agreement.  No waiver will extend to any subsequent default or impair the noteholders’ rights as to such subsequent defaults.

Administration Agreement

The Student Loan Corporation, as administrator, will enter into an administration agreement with each issuing entity, the depositor, the servicer, the eligible lender trustee, if applicable, the indenture trustee and the indenture administrator.  Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement.  These services include:

•

directing the indenture administrator to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

•

preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee or issuing entity, as applicable, and the indenture trustee and the indenture administrator and any related U.S. federal income tax reporting information; and

•

providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement.  Except as described in the next paragraph, SLC may not resign as administrator unless its performance is no longer legally permissible.  No resignation will become effective until a successor administrator has assumed SLC’s duties under the administration agreement.

Each administration agreement will provide that SLC may assign its obligations and duties as administrator to an affiliate if the applicable rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

Administrator Default

An administrator default under the administration agreement will consist of:

•

any failure by the administrator to deliver to the indenture administrator for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

•

any failure by the administrator to direct the indenture administrator to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

•

any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure, requiring the failure to be remedied, is given:

(1)

to the administrator by the indenture trustee, the indenture administrator or the eligible lender trustee or issuing entity, as applicable, or

(2)

to the administrator, the indenture trustee, the indenture administrator and the eligible lender trustee or issuing entity, as applicable, by holders of 50% or more of the notes; and

•

the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes, by written notice to the administrator, may terminate all the rights and obligations of the administrator, except for certain indemnification obligations of the administrator pursuant to the administration agreement.  In the case of FFELP student loans, only the indenture trustee or the noteholders and not the eligible lender trustee may remove the administrator if an administrator default occurs while the notes are outstanding.  Following the termination of the administrator, a successor administrator appointed by the indenture administrator or the indenture administrator itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement and will be entitled to similar compensation arrangements. The indenture administrator may make arrangements for compensation to be paid, which compensation may not be greater than the compensation to the administrator under the administration agreement unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings on the notes. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the bankruptcy trustee or similar official may have the power to prevent the indenture administrator or the noteholders from effecting the transfer.  If the indenture administrator is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans.

Statements to Indenture Trustee, Indenture Administrator and Issuing Entity

Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee, the indenture administrator and the eligible lender trustee or issuing entity, as applicable, as of the end of the preceding collection period.  The statement will include:

•

the amount of principal distributions for each class;

•

the amount of interest distributions for each class and the applicable interest rates;

•

the pool balance at the beginning and at the end of the preceding collection period;

•

the outstanding principal amount and the note pool factor for each class of the notes for that distribution date;

•

the servicing and the administration fees for that collection period;

•

the interest rates, if available, for the next period for each class;

•

the amount of any aggregate realized losses for that collection period;

•

the amount of any note interest shortfall, note principal shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

•

the amount of any carryover servicing fee for that collection period;

•

the amount of any note interest carryover, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;

•

the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer or any seller from the issuing entity in that collection period;

•

the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period;

•

any amounts paid to any credit enhancement provider or swap counterparty;

•

the balance of any reserve account or capitalized interest account, after giving effect to changes in the balance on that distribution date;

•

to the extent applicable, any amount of available credit enhancement drawn upon with respect to that distribution date;

•

any material modifications, extensions or waivers to the terms of the trust student loans, fees, penalties or payments during the related collection period or that cumulatively become material over time;

•

any material breaches of representations and warranties regarding the trust student loans or if any applicable triggers or asset tests are then in effect;

•

if applicable, the amount of trust student loans added during a pre-funding period (including any add-on consolidation loans) or a revolving period and the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and

•

amounts distributed to the holders of the trust certificates and the uses of available funds to the extent not otherwise set forth above.

Evidence as to Compliance

Each administration agreement will provide that a firm of independent public accountants will furnish to the issuing entity, the indenture trustee and the indenture administrator an annual report attesting to the administrator’s compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement.  The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the administrator to deliver to the issuing entity, the indenture trustee and the indenture administrator, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement in all material respects.  If there has been a material default, the officer’s certificate will describe the default.  The administrator has agreed to give the indenture trustee, the indenture administrator and the eligible lender trustee or owner trustee, as applicable, notice of administrator defaults under the administration agreement.

You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee or owner trustee, as applicable.

TRADING INFORMATION

The weighted average lives of the notes of any series generally will depend on the rate at which the principal balances of the related student loans are paid.  Payments may be in the form of scheduled amortization or prepayments.  For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

•

default of the borrower;

•

the death, bankruptcy or permanent, total disability of the borrower;

•

closing of the borrower’s school prior to the end of the academic period;

•

false certification by the borrower’s school of his eligibility for the loan;

•

an unpaid school refund;

•

liquidation of the student loan or collection of the related guarantee payments; and

•

purchase of a student loan by the depositor or the servicer.

All of the student loans are prepayable at any time, in whole or in part, without penalty.

A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay.  In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available.  However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons.  The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the notes.  The rate of default also may affect the ability of the guarantors to make guarantee payments.

Some of the terms of payment that a seller offers to borrowers may extend principal payments on the notes. The sellers may offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. The sellers may also offer income-sensitive repayment plans, under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related notes could be affected. If provided in the related prospectus supplement, an issuing entity may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by an issuing entity could increase the average lives of the notes and reduce the effective yield on student loans included in the issuing entity.

The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, incentive payment programs or repayment programs currently or in the future made available by that seller or the administrator.  If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans.  We cannot predict how many borrowers will participate in these programs.

In light of the above considerations, we cannot guarantee that principal payments will be made on the notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period.  As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date.  Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class.  Each pool factor will initially be 1.0000000.  Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class.  Your portion of the aggregate outstanding balance of a class of notes will be the product of:

•

the original denomination of your note; and

•

the applicable pool factor.

Noteholders will receive reports on or about each distribution date concerning various matters, including the payments the issuing entity has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information.  See “Certain Information Regarding the Notes—Reports to Noteholders” in this prospectus.

DESCRIPTION OF THE NOTES

General

Each issuing entity may issue one or more classes of notes under an indenture.  We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part.  The following summary describes the important terms of the notes and the indenture.  It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, société anonyme (known as Clearstream), formerly known as Cedel Bank, société anonyme, and the Euroclear System in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes.  The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series.  Payments of interest on the notes will be made prior to payments of principal.  Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, reset, auction-determined rate or any combination of these rates.  The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate.  See also “Certain Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes” in this prospectus.  One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor’s exercising its option to purchase the related trust student loans.

Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes.  See “Certain Information Regarding the Notes—Distributions” and “—Credit and Liquidity  or other Enhancement or Derivative Arrangements” in this prospectus.

In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class.  Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

Call Option on the Notes

If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes.  If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on that class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition.  Each class of reset rate notes will be subject to the call option described under “Certain Information Regarding  the Notes—The Reset Rate Notes—Call Option.”

Collateral Call

If specified in the related prospectus supplement, the servicer or one of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes, subject to satisfaction of the rating agency condition.  The related prospectus supplement will identify which class or classes of notes will be subject to the collateral call.

The Indenture

General.  The notes will be issued under and secured by an indenture entered into by the issuing entity, the indenture administrator, the indenture trustee, and, if any portion of the trust student loans are FFELP student loans, the eligible lender trustee.  If specified in the related prospectus supplement, the voting rights of noteholders may be limited only to the holders of the most senior class or classes of outstanding notes (except with respect to those matters requiring consent of 100% of all noteholders); and if not so specified, all noteholders will have voting rights regarding any actions requiring the consent of noteholders as set forth below.

Modification of Indenture.  With the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the eligible lender trustee or the issuing entity, as applicable, may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of the noteholders.

However, without the consent of the holder of each affected note, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

•

change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

•

change the place of payment or the payment currency for any note;

•

impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

•

reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture, waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•

modify the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor or an affiliate;

•

reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

•

modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

•

modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•

permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

The issuing entity, the indenture trustee and the indenture administrator may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as that action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

Events of Default; Rights Upon Event of Default.  An “event of default” under the indenture will consist of the following:

•

a default for five days or more in the due or punctual payment of interest on any note when due, provided that, so long as any senior class of notes is outstanding, the failure to pay interest on any notes subordinate to that senior class of notes will not constitute an event of default;

•

a default in the due or punctual payment of the principal of any note at maturity;

•

a default in the performance of any covenant or agreement of the issuing entity in the indenture, or a material breach of any representation or warranty made by the issuing entity in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes; or

•

the occurrence of an insolvency event involving the issuing entity.

The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the issuing entity.  Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes may declare the principal of those notes to be immediately due and payable.  This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes. No such rescission shall affect any subsequent default or impair any right of the noteholders as a consequence of such default.

If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

•

exercise remedies as a secured party against the trust student loans and other properties of the issuing entity that are subject to the lien of the indenture,

•

sell those properties; or

•

elect to have the eligible lender trustee or issuing entity, as applicable, maintain ownership of the trust student loans that are FFELP student loans and continue to apply collections on them as if there had been no declaration of acceleration.

However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

•

the holders of all the outstanding notes consent to the sale,

•

the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes at the date of the sale, or

•

the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66⅔% of the outstanding notes.

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request.  Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

•

the holder previously has given to the indenture trustee written notice of a continuing event of default,

•

the holders of not less than 25% of the outstanding notes have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

•

the holder or holders have offered the indenture trustee reasonable indemnity,

•

the indenture trustee has for 60 days after receipt of notice, request and offer of indemnity failed to institute the proceeding, and

•

no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The indenture trustee, each seller, the depositor, the administrator, the servicer, the indenture administrator, the eligible lender trustee or the issuing entity, as applicable, in its individual capacity, the noteholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.

Certain Covenants.  Each indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

•

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•

the surviving entity expressly assumes the issuing entity’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture,

•

no default will occur and be continuing immediately after the merger or consolidation,

•

the issuing entity has been advised that the ratings of the notes would not be reduced or withdrawn as a result of the merger or consolidation, and

•

the issuing entity has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the issuing entity or to any holder of the notes.

Each issuing entity will not:

•

except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that issuing entity,

•

claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity,

•

except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

•

permit any lien, charge or other encumbrance to be created on the assets of the issuing entity, except as expressly permitted by the indenture and the related documents.

No issuing entity may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Trust—The Trust.” In addition, no issuing entity will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

Indenture Trustee’s Annual Report.  Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

The Indenture Trustee.  The prospectus supplement will specify the indenture trustee for each series.  The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the related indenture.  The indenture trustee may resign at any time, in which event the issuing entity must appoint a successor.  Holders of a majority of the outstanding notes may also remove an indenture trustee by notifying the indenture trustee and each applicable rating agency, and appoint a successor.  The issuing entity shall remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent.  In those circumstances, the issuing entity must appoint a successor trustee.  Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.  The Depositor will be responsible for the payment of expenses incurred in connection with the replacement of an indenture trustee.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The indenture trustee will be entitled to be indemnified by the administrator for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.

Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

The prospectus supplement will specify the principal office of each indenture trustee.

The Indenture Administrator.  The prospectus supplement will specify the indenture administrator for each series.  The indenture administrator will act solely as agent for the indenture trustee, including, without limitation, as paying agent for the notes.

CERTAIN INFORMATION REGARDING THE NOTES

Each class of notes may be fixed rate notes that bear interest at a fixed annual rate or floating rate notes that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Notes

Each class of fixed rate notes will bear interest or return at the annual rate specified in the applicable prospectus supplement.  Unless otherwise specified in the related prospectus supplement interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.  See “Description of the Notes—Principal and Interest on the Notes” in this prospectus.

Floating Rate Notes

Each class of floating rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement.  The applicable prospectus supplement will designate the interest rate index for a floating rate note.  The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate that is an interest rate for debt instruments. See “—Determination  of Indices” below for a more detailed description of potential indices and how they are calculated.

Floating rate notes also may have either or both of the following:

•

a maximum limitation, or ceiling, on its interest rate, and

•

a minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate notes will in no event be higher than any maximum rate permitted by law.

Each issuing entity that issues a class of floating rate notes will appoint, and enter into agreements with, a calculation agent to calculate interest on that class.  The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee, if applicable, the indenture trustee or the indenture administrator for that series.  In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate notes.  All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

The Auction Rate Notes

Each class of auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear the interest of the rate per annum specified in the prospectus supplement through the first auction date.  The interest period for auction rate notes will initially consist of the number of days set forth in the applicable prospectus supplement.  The interest rate for the auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described in the applicable prospectus supplement, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or as otherwise specified in the related prospectus supplement. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each interest period for the auction rate notes.

Determination of Note Interest Rates.  The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs and in the related prospectus supplement.

The interest rate on each class of auction rate notes will be determined periodically by means of a “Dutch Auction.” In the Dutch Auction, investors and potential investors submit orders through one or more registered broker-dealers, which have been engaged to perform this function for the related issuing entity, as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates.  The broker-dealers submit their clients’ orders to the auction agent.  The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period.  The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes.  Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.  For each series of notes, the related prospectus supplement will specify the auction agent and the broker-dealer(s), unless otherwise specified in the related prospectus supplement.  The related prospectus supplement will also set forth the fees of the auction agent and the broker dealers.

In the auction, the following types of orders may be submitted:

•

“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

•

“sell orders”—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•

“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.  See the related prospectus supplement for future information on how the auction procedures are used in determining the interest rate on the auction rate notes.

Regardless of the results of an auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement. If an auction is not completely successful, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale.  In these circumstances, the interest rate for the upcoming interest period will equal the maximum auction rate.  Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%, or as otherwise specified in the related prospectus supplement.

If a payment default on the notes has occurred (which is a failure to pay interest or principal when due and owing), the rate will be the non-payment rate that will be set forth in the related prospectus supplement.

Maximum Auction Rate And Interest Carryovers.  If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

In such event, if the interest rate for a class of auction rate notes is set at the student loan rate (which is the weighted average interest rate of the trust student loans minus the rate of administrative expenses), the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate, over (b) the student loan rate will, be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class of auction rate notes offered for sale in an auction and the interest rate for that class of auction rate notes is set at the student loan rate, the excess of the maximum auction rate which would have been applied if the student loan rate was not a component of the maximum auction rate over the student loan rate will be carried over for that class of auction rate notes. The carryover amount will bear interest calculated at the one-month LIBOR rate, or as otherwise specified in the related prospectus supplement. The ratings of the notes do not address the payment of carryover amounts or interest accrued on carryover amounts.

The carryover amount, and interest accrued thereon, for any class of auction rate notes will be paid on an interest payment date if there are sufficient amounts in the Revenue Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carryover on more senior notes plus any interest accrued thereon.  Any carryover amount, and any interest accrued on the carryover amount, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that amounts are available.  The prospectus supplement for a series of notes will specify whether or not the carryover amount will be included in the redemption price if an auction rate note is redeemed.

The carryover amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a distribution date to the extent funds are available as described in the prospectus supplement on that distribution date.  Any carryover amount and interest accrued on the carryover amount so allocated will be paid to the registered owner on the record date with respect to which the carryover amount accrued on the immediately succeeding auction rate distribution date.

Changes in the Auction Period.  The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture administrator, the auction agent, each applicable rating agency and the registered owners of the notes as described in the prospectus supplement. Any adjusted auction period, unless otherwise set forth in the prospectus supplement, will be at least 7 days but not more than 270 days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

Changes in the Auction Date.  The applicable broker-dealer, with the written consent of the administrator on behalf of the issuing entity, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes.  If the administrator consents to the change, the broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture administrator, the auction agent, the issuing entity, each applicable rating agency and the registered owner.

The Reset Rate Notes

General. The applicable currency and interest rate for a class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.

Interest. Interest will be payable on the reset rate notes on each applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•

if a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•

if a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method as described in “—Determination of Indices” below or such other day-count convention as will be set forth in the related remarketing terms determination date notice and in the related prospectus supplement. See, “—Determination of Indices; Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below for a description of potential day-count conventions including Actual/Actual (ISMA).

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, GBP-LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described below under “—Determination of Indices; Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below.

Interest on a class of reset rate notes during any reset period when they bear interest determined pursuant to the auction procedures will be computed as described under “Certain Information Regarding the Notes—Auction Rate Notes.”

Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable distribution date and end on the day before the next applicable distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars, may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice as described under “—Reset Periods” below.

Principal. In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period a class of reset rate notes may be structured not to receive a payment of principal until the end of the reset period. If a class of reset rate notes is structured in this manner, amounts that otherwise would have been paid to the reset rate noteholders of that class as principal will instead be deposited into an accumulation account established for that class. In that case, those funds will remain in the accumulation account until the next reset date (unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the indenture administrator) as described in the related prospectus supplement. If structured in this manner, on each reset date, the issuing entity will pay as a distribution of principal all amounts, less any investment earnings, on deposit in an accumulation account, including any amounts deposited on that reset date, to the reset rate noteholders of that class, or to the related swap counterparty for payment to the reset rate noteholders of that class, if the reset rate notes are then denominated in a currency other than U.S. Dollars.

Reset Periods. During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period in between the reset dates as a “reset period.” All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the related maturity date for the applicable class of reset rate notes.

The applicable currency and interest rate on each class of reset rate notes will be reset as of each reset date as determined by:

•

the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e. U.S. Dollars, Pounds Sterling, Euros or another currency, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•

the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the issuing entity, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. In the event that a class of reset rate notes is reset to bear or continues to bear a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the issuing entity, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See “—Fixed Rate Mode” below. The spread for each reset period will be determined in the manner described under “—Spread Determination Date” below.

Each reset period will be no less than three months and will always end on the day before a distribution date. The applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below.

Interest on each class of reset rate notes during each reset period after the initial reset period will accrue and be payable either:

•

at a floating interest rate, in which case those reset rate notes are said to be in floating rate mode, or

•

at a fixed interest rate, in which case those reset rate notes are said to be in fixed rate mode, in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the “remarketing terms determination date,” unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the related reset rate noteholders whether tender is deemed mandatory or optional as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below. In consultation with the administrator, the remarketing agents will also establish certain terms for the reset rate notes on or prior to the remarketing terms determination date, which terms will be set forth in the related prospectus supplement:

If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the related all-hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If a class of reset rate notes is in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the related noteholders will be deemed to have tendered their reset rate notes on the related reset date, regardless of any desire by those holders to retain their ownership thereof, and no all-hold rate will be applicable.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate as previously determined in the related prospectus supplement will apply, and a reset period of three months will be established as described under “—Failed Remarketing” below.

In addition, unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below.

If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable holders on the related reset date at the failed remarketing rate regardless of any desire to tender their notes or any mandatory tender of their notes. With respect to any failed remarketing, the next reset period will be established as a three-month period.

Call Option. Each class of reset rate notes will be subject, as of each reset date, to a call option, held by SLC or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class of reset rate notes, less all amounts distributed to the related noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the issuing entity through the applicable reset date. The call option may be exercised by SLC or one of its subsidiaries by giving notice to the administrator of its exercise of the option. This notice may be given at any time during the period beginning on the first day following the distribution date immediately preceding the next applicable reset date until the determination of the related spread or fixed rate of interest on the related spread determination date or upon the declaration of a failed remarketing if declared prior to that date. If exercised, the purchase under the call option will be made effective as of the related reset date. Once notice is given, the holder of the call option may not rescind its exercise of that call option.

If a call option is exercised, the interest rate for the related class of reset rate notes following the reset date of the purchase under the call option will be:

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if no swap agreement was in effect for that class during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

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if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the issuing entity paid to the related swap counterparties hedging currency and/or basis risk for that class during the preceding reset period; and

•

a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class for one or more successive three-month reset periods at the existing call rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the related reset rate notes.

In addition, for reset rate notes listed on the Irish Stock Exchange, the administrator will notify the Irish Stock Exchange of the exercise of a call option.

Spread Determination Date. Three business days prior to the related reset date, which we refer to as the “spread determination date,” the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate notes that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate notes that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the eligible swap counterparty or counterparties, with which the issuing entity will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date the administrator will arrange for new or additional securities identification codes to be obtained as described under “—Reset Rate Notes—Identification Numbers” below.

Failed Remarketing.  There will be a failed remarketing if:

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the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•

the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

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either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•

one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under “—Foreign Exchange Mode” “—Floating Rate Mode” and
“—Fixed Rate Mode” below;

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the issuing entity is unable to obtain a favorable tax opinion with respect to certain tax related matters;

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certain conditions specified in the related remarketing agreement are not satisfied; or

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any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if that confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when those notes are denominated in U.S. Dollars:

•

all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

•

the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

•

the related reset period will be three months; and

•

any existing interest rate swap agreement will be terminated in accordance with its terms.

In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when those notes are denominated in a currency other than U.S. Dollars:

•

all holders of that class will retain their reset rate notes;

•

that class will remain denominated in the then-current non-U.S. Dollar currency;

•

each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the issuing entity at an increased LIBOR-based rate, which we refer to in this prospectus as the “extension rate”;

•

the issuing entity will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•

the related reset period will be three months.

If there is a failed remarketing of a class of reset rate notes, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

Foreign Exchange Mode. A class of reset rate noteholders will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the issuing entity, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•

to hedge the currency exchange risk that results from the required payment of principal and interest by the issuing entity in the applicable currency during the upcoming reset period;

•

to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•

to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

Under any currency swap agreement between the issuing entity and one or more swap counterparties, each related swap counterparty will be obligated to pay to the issuing entity or a paying agent on behalf of the issuing entity, as applicable:

•

on the effective date of that currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related class of reset rate notes using the exchange rate established on the effective date of that currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•

on or before each distribution date, (1) the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars that swap counterparty concurrently receives from the issuing entity as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the related class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the related class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the issuing entity on that date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•

with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•

on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each related swap counterparty will receive from the issuing entity:

•

on the effective date of that currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the related class of reset rate notes in the applicable currency;

•

on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and (2) that swap counterparty’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the related class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to those notes on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•

on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the related class of reset rate notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

All such currency swap agreements will terminate, generally, on the earliest to occur of:

•

the next succeeding related reset date resulting in a successful remarketing;

•

the purchase of all outstanding notes on a reset date, following the exercise of a call option;

•

the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•

the maturity date of the related class of reset rate notes.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture administrator. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.

The terms of all currency swap agreements must satisfy the rating agency condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the rating agency condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the issuing entity for the applicable reset period following an exercise of the call option.

If the related class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes is to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the related class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

If a distribution date for that class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the issuing entity will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the issuing entity will not pay to the related noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes as described below, payments of interest and principal to the related reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

In such event, the issuing entity, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the issuing entity will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the issuing entity obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers are strongly encouraged to consult with their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate notes.

Floating Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the issuing entity based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the issuing entity will enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the issuing entity at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the issuing entity equal to three-month LIBOR plus or minus a spread, which must satisfy the rating agency condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

Principal payments on a class of reset rate notes in floating rate mode generally will be made on each applicable distribution date. However, if so provided in the related prospectus supplement, principal payments may be allocated to a related accumulation account in the manner described under “—Fixed Rate Mode” below.

Fixed Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•

the applicable spread as determined by the remarketing agents on the spread determination date; and

•

the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

Interest on a class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in U.S. Dollars will be computed on the basis of a 360-day year of twelve 30-day months unless the related prospectus supplement states otherwise. Interest on the related class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under
“—Determination of Indices” below, or such other day-count convention as is established on the related remarketing terms determination date or in the related prospectus supplement. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

Principal on a class of reset rate notes during any reset period when the class bears a fixed rate of interest, both when the class is denominated in U.S. Dollars and when in foreign exchange mode, generally is not payable on distribution dates. Instead, principal that would be payable on a distribution date will be allocated to that class of reset rate notes and deposited into the related accumulation account, where it will remain until the next reset date for that class, unless there occurs prior to the related reset date (but not earlier than the initial reset date), an optional termination of the issuing entity, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the related indenture administrator. When the class is denominated in U.S. Dollars, all amounts then on deposit in the related accumulation account, less any investment earnings, including any allocation of principal made on the same distribution date, will be distributed as a payment in reduction of principal on that reset date to the reset rate noteholders, as of the related record date. When a class is denominated in foreign exchange mode, such amounts will be distributed on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related holders on that reset date, subject to any delay in payments through the applicable European clearing agencies.

However, in the event that on any distribution date the amount, less any investment earnings, on deposit in the related accumulation account would equal the outstanding principal balance, or if in foreign exchange mode, the U.S. Dollar equivalent thereof, of the related class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related holders, or if in foreign exchange mode, on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to related holders on or about that reset date. On such reset date the principal balance of related class of reset rate notes will be reduced to zero. Amounts, less any investment earnings, on deposit in the related accumulation account may be used only to pay principal on related class of reset rate notes, or to make payments to the related swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement, and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

The related indenture administrator, subject to sufficient available funds therefor and based solely upon the written instructions of the administrator, will deposit into the supplemental interest account the related supplemental interest account deposit amount as described in the related prospectus supplement.

In addition, if a class of reset rate notes is to be remarketed to bear interest at a fixed rate, the issuing entity will enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the issuing entity’s ability to pay interest at a fixed rate, and such interest rate swap will be made as part of any required currency swap agreement as described in “—Foreign Exchange Mode” above. Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

•

the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if that class is then in foreign exchange mode;

•

the related reset date of an exercise of the call option;

•

the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, including as the result of the optional purchase of the remaining trust student loans by the related servicer or an auction of the trust student loans by the related indenture administrator; or

•

the maturity date of the related class of reset rate notes.

No interest rate swap agreement with respect to a class of reset rate notes then in foreign exchange mode will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the issuing entity for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

In exchange for providing a payment equal to interest at the fixed rate due to a class of reset rate notes, the related swap counterparty will be entitled to receive on each distribution date a payment from the issuing entity, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.

Tender of Reset Rate Notes; Remarketing Procedures. On the date specified in the prospectus supplement, the issuing entity, the administrator and the remarketing agents named therein will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

Unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•

inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and immediately following reset period, that such class of notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•

request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such notes, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

On each remarketing terms determination date, the issuing entity, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing described under “—Remarketing Terms Determination Date” above, and on the related spread determination date, unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or an exercise of the related call option has occurred, such remarketing agency agreement will be supplemented to include the other required terms of the related remarketing described under “—Spread Determination Date” above.

On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate note. If the related class of reset rate notes are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the reset rate notes pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate notes will be deemed to have elected to tender such notes for remarketing by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the notes subject to remarketing in fact were not called, none of the notes have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the notes have occurred, and no material adverse change in the issuing entity’s financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those reset rate notes, then the remarketing agents will declare a failed remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.

No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the issuing entity, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the issuing entity, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. Unless otherwise specified in a related prospectus supplement, on each distribution date that is one year or less prior to a reset date, available funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related supplement. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees there from, exceeds the reset period target amount as specified in the related supplement or, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in available funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in available funds for that distribution date. Also, if on any distribution date a senior security interest shortfall would exist, or if on the maturity date for any class of senior notes, available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such senior security interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the senior notes.

Determination of Indices; Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. If a class of notes bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period generally will be determined on the basis of a 30/360 day year. If a class of reset rate notes bears interest at a floating rate that is not LIBOR-based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day-count basis for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate noteholders on the related remarketing terms determination date. The applicable day-count basis will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•

“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•

“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•

“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•

“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•

“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•

“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

•

where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•

where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)

the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)

the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of notes that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR determination dates, as described under “—LIBOR” below. If the reset rate notes bear interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate noteholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR. LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on the Reuters LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR determination date.  If an applicable rate does not appear on the Reuters LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•

“LIBOR determination date” means, for each accrual period, the second business day before the beginning of that accrual period.

•

“Reference Banks” means four major banks in the London interbank market selected by the administrator.

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“Reuters LIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

GBP-LIBOR. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on the Reuters LIBOR01 Page as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on the Reuters LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than lb. 1,000,000 are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than lb. 1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period. For any GBP-LIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 365-day year.

EURIBOR. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period, which appears on the Reuters EURIBOR01 Page as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on the Reuters EURIBOR01 Page, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and in a principal amount of not less than EUR1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the Reference Banks. The administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than EUR1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

For this purpose:

•

“EURIBOR determination date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•

“Settlement Day” means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

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“Reference Banks” means four major banks in the Euro-zone interbank market selected by the administrator.

•

“Reuters EURIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

For any EURIBOR-based reset rate notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Commercial Paper Rate. If the reset rate notes bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial.”

The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial.”

The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield = N x D x 100

360 (D x 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

•

If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•

The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the reset rate notes bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

•

If the Designated CMT Reuters Page is FRBCMT, the rate on that interest determination date; or

•

If the Designated CMT Reuters Page is FEDCMT, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•

If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in (519) or another recognized electronic source for displaying the rate.

•

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15(519).

•

If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the U.S. Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

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If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary U.S. government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

•

If three or four but not five leading primary U.S. government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary U.S. government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If any class of notes bears interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the Reuters FEDFUNDS1 Page under the heading “Federal Funds Rate.”

The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

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If the rate described above does not appear on the Reuters FEDFUNDS1 Page or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective).”

•

If the rate described above does not appear on the Reuters FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

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If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If any class of notes bears interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If any class of notes bears interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

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If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

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If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest determination date.

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If fewer than four rates appear on the Reuters USPRIME1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

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If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Auction Rate.  If any class of notes bears interest based on an auction rate, the auction rate will be determined as described in “Certain  Information Regarding the Notes—Auction Rate Notes.”

Other Indices. If the reset rate notes are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the rating agency condition. In addition, each related prospectus supplement may also set forth additional interest rate indices and accrual methods that may be applicable for any class of reset rate notes.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of notes.

To the extent specified in the related prospectus supplement, one or more classes of notes of the issuing entity may have targeted scheduled distribution dates on which the notes will be paid in full or in part to the extent the issuing entity is able to issue in sufficient amount additional notes in order to pay in full or in part the original notes issued by the issuing entity. The proceeds of such additional notes, which may be issued publicly or privately, will be applied to pay the specified class of original notes in the manner set forth in the related prospectus supplement, and the additional notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

Credit and Liquidity or other Enhancement or Derivative Arrangements

General.  The related prospectus supplement will describe the amounts and types of credit or liquidity enhancement arrangements for each series.  If provided in the related prospectus supplement, credit or liquidity enhancement may take the form of:

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subordination of one or more classes of notes,

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reserve accounts,

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capitalized interest accounts,

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supplemental interest accounts,

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investment premium purchase accounts,

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investment reserve accounts,

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overcollateralization,

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letters of credit, credit or liquidity facilities,

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cash capitalization or cash collateral accounts,

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pool insurance policies,

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financial insurance,

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surety bonds,

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repurchase bonds,

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interest rate swap agreements, currency swap agreements, cap agreements, floor agreements, collar agreements (each as described below), or

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any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of distributions when due and to decrease the likelihood that the noteholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Subordination of Notes. If specified in the related prospectus supplement one or more classes of notes of a series may be subordinate notes.  The rights of the holders of subordinate notes to receive distributions of principal and interest from the collection account on any distribution date will be subordinated, to the extent provided in the related prospectus supplement, to those rights of the holders of senior notes.  The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate notes in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Reserve Account.  If so provided in the related prospectus supplement, the indenture administrator will establish and maintain a reserve account for one or more series of notes issued by the issuing entity.  It may be funded by an initial deposit by the issuing entity.  As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date.  The increase will be funded by deposits into the reserve account of some or all of the amount of collections on the related trust student loans remaining on each distribution date after all other required payments.  The related prospectus supplement will describe how amounts in any reserve account will be available to cover shortfalls in payments due on the notes.   The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Capitalized Interest Account.  If so provided in the related prospectus supplement, the indenture administrator will establish and maintain a capitalized interest account for each series of notes.  It will be funded by an initial deposit by the issuing entity.  Capitalized interest accounts will be available for a specified period of time to provide liquidity requirements resulting from a portion of an issuing entity’s assets earning interest below the rate of interest borne by the related notes issued by the issuing entity and transaction costs.  The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the capitalized interest account.

Supplemental Interest Account.  If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable distribution date, the indenture administrator, subject to sufficient available funds therefor and based solely upon the written instructions of the administrator, will deposit into one or more supplemental interest accounts the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the notes.  Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement.

Investment Premium Purchase Account.  If specified in the related prospectus supplement and with respect to one or more classes of reset notes, on each applicable payment date, the indenture administrator, subject to sufficient available funds therefor and based solely upon the written instructions of the administrator, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par. Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.

Investment Reserve Account.  If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, amounts may be required to be deposited into an investment reserve account to offset the effect of a downgrade of eligible investments in a related accumulation account.  Such amounts will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to classes of subordinated notes.  If there are insufficient available funds following any such deposit, principal payments to subordinated notes may be delayed.

Overcollateralization.  If specified in the prospectus supplement, on the closing date for an issuing entity its assets may exceed the principal amount of notes issued by the issuing entity.  Also, excess interest collected on the related trust student loans may be applied to pay principal of one or more classes of notes.  This acceleration feature creates overcollateralization, which is the excess of the total assets of the related trust estate over the principal balance of the related class or classes of notes.  This acceleration may continue for the life of the related issuing entity, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Letters of Credit, Credit or Liquidity Facilities.  If so specified in the related prospectus supplement, deficiencies in amounts otherwise payable on the notes or certain series of notes will be covered by one or more letters of credit or by a credit or liquidity facility. The bank or financial institution issuing the letter of credit or party to the credit or liquidity facility will be identified in the related prospectus supplement.  Under a letter of credit, credit or liquidity facility the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes.  If so specified in the related prospectus supplement, the letter of credit, credit or liquidity facility may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit, credit or liquidity facility will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit, credit or liquidity facility and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the issuer of the letter of credit, credit or liquidity facility will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

Cash Capitalization or Cash Collateral Account.  If so specified in the related prospectus supplement, the indenture administrator will establish and maintain a cash capitalization or cash collateral account for one or more series of notes issued by the issuing entity.  The purpose of the cash capitalization and cash collateral account is to assure the availability of funds to pay interest on the notes.  The cash capitalization account or the cash collateral account may (i) be funded initially with cash or (ii) may be used to retain some or all of the collections on the collateral until such funds can be invested in other eligible student loans or paid to investors.  The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the cash capitalization account or cash collateral account.

Pool Insurance Policies.  If specified in the related prospectus supplement, a pool insurance policy for the trust student loans may be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related trust student loan is not covered by any guarantee agency or guarantor.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement. All required disclosure regarding the provider of such policy will be presented in the related prospectus supplement.

Financial Insurance and Surety Bonds.  If so specified in the related prospectus supplement, deficiencies in amounts otherwise payable on one or more series of notes issued by the issuing entity will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties.  The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Repurchase Bonds. If specified in the prospectus supplement, the depositor or servicer will be obligated to repurchase any trust student loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the trust student loan.  This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the servicer.

Derivative Products.  If so specified in the related prospectus supplement, the related issuing entity will enter into, or obtain an assignment of, one or more interest rate and/or currency swap agreements, cap agreements, floor agreements and/or collar agreements pursuant to which the issuing entity will have the right to receive particular payments of interest or foreign currency, as set forth or determined in the related derivative agreement and as described in the related prospectus supplement.  The related prospectus supplement will describe the material terms of each such derivative agreement and the particular risks associated with the derivative feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating of the applicable class of notes.  The related prospectus supplement also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative agreement in accordance the provisions of Regulation AB.

To the extent specified in the related prospectus supplement, the issuing entity will enter into one or more interest rate swap agreements with eligible swap counterparties to hedge against basis risk.  A derivative product constituting an interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical “notional” principal amount.  No principal amount is exchanged between the parties to an interest rate swap.  Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount.  The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate – such as LIBOR – for a floating rate obligation based on another referenced interest rate – such as U.S. Treasury Bill rates.  Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.

To the extent specified in the related prospectus supplement, when a class of notes is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks.  In the case of a currency swap agreement, the issuing entity will pay amounts in U.S. Dollars to the swap counterparty in exchange for amounts in the foreign currency of one or more classes of notes, based on a specified currency exchange rate and either a scheduled notional amount or a notional amount equal to the actual balance of the related class of notes or trust student loans, as applicable.  In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the issuing entity will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency.  The issuing entity would make an initial payment to the other party for this right.

To the extent specified in the related prospectus supplement, the issuing entity may enter into one or more cap agreements with eligible counterparties to hedge against interest rates rising above a specified cap.  In the case of a cap agreement, the issuing entity will pay the counterparty a fee in exchange for the counterparty making payments to the issuing entity when the interest rate on one or more classes of notes or a specified interest rate index exceeds the interest rate cap specified in the cap agreement, based on either a scheduled notional amount or a notional amount equal to the actual balance of the related class of notes or trust student loans, as applicable.

To the extent specified in the related prospectus supplement, the issuing entity may enter into one or more floor agreements with eligible counterparties to hedge against interest rates falling below a specified floor.  In the case of a floor agreement, the issuing entity will pay the counterparty a fee in exchange for the counterparty making payments to the issuing entity when a specified interest rate index relating to the trust student loans falls below the interest rate floor specified in the floor agreement, based on either a scheduled notional amount or a notional amount equal to the actual balance of the related class of notes or trust student loans, as applicable.  An issuing entity also may sell an interest rate cap to a party from which the issuing entity has simultaneously purchased an interest rate cap.  The interest rate cap sold by the issuing entity will require the issuing entity to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the issuing entity.  Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party’s exposure to the interest rate differential between the amounts specified in the caps.  Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time.  In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

To the extent specified in the related prospectus supplement, the issuing entity may enter into one or more collar agreements with eligible counterparties to hedge against interest rates rising above a specified cap or falling below a specified floor.  In the case of a collar agreement, the issuing entity will pay the counterparty a fee in exchange for the counterparty making payments to the issuing entity when the specified interest rate exceeds the specified interest rate cap or falls below the specified interest rate floor, in each case based on either a scheduled notional amount or a notional amount equal to the actual balance of the related class of notes or trust student loans, as applicable.

An issuing entity’s obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate.  An issuing entity will not enter into a derivative product after the closing date unless the indenture trustee and the indenture administrator have received a confirmation from each rating agency providing a rating for the issuing entity’s notes that the derivative product will not adversely affect the rating on any of the notes.  The related prospectus supplement will describe the terms of any derivatives to be entered into by the issuing entity.

Book-Entry Registration

Investors in notes in book-entry form may, directly or indirectly, hold their notes through DTC in the U.S. or, if so provided in the related prospectus supplement, through Clearstream Banking, société anonyme (known as Clearstream), formerly known as Cedelbank, société anonyme, or the Euroclear System in Europe.

Cede & Co., as nominee for DTC, will hold one or more global notes.  Unless the related prospectus supplement provides otherwise, Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories, which in turn will hold these positions in the depositories’ names on the books of DTC.  Transfers between DTC participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For additional information regarding clearance and settlement procedures for the notes, and for information on tax documentation procedures relating to the notes, see Appendix B, which is hereby incorporated into this prospectus.

DTC has advised us that it is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act.  DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Noteholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants.  Noteholders will receive all distributions of principal and interest from the indenture trustee, the indenture administrator or the eligible lender trustee, as applicable, through participants and indirect participants.  Under a book-entry format, noteholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC’s nominee.  DTC will forward those payments to its participants, which will forward them to indirect participants or noteholders.  Noteholders will not be recognized by the applicable trustee as noteholders under the indenture or trust agreement, as applicable, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities.  Participants and indirect participants with which noteholders have accounts with respect to the notes are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the notes on behalf of their customers.  Accordingly, although noteholders will not possess notes, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the notes, may be limited since noteholders will not possess physical certificates for their notes.

DTC has advised us that it will take any action that a noteholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the notes are credited.  DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

Except as required by law, neither the administrator nor the applicable trustee for any issuing entity will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the notes held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Clearstream has advised us that it is organized under the laws of Luxembourg as a professional depositary.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants.  Thus, the need for physical movement of certificates is eliminated.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in numerous currencies, including United States dollars.  The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  The Euroclear System is operated by Euroclear Bank S.A./N.V.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis.  As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.  Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.  These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Certain U.S. Federal Income Tax Considerations” in this prospectus.  Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to these procedures to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures.  The procedures may therefore be discontinued at any time.

Reset Rate Notes

Form and Denomination. Interests in the reset rate notes will be represented by one or more of the following types of global notes:

•

for reset rate notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a “U.S. global note certificate”); or

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for reset rate notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a “non-U.S. global note certificate”).

On or about the closing date for the issuance of any class of reset rate notes, the administrator on behalf of the issuing entity will deposit:

•

a U.S. global note certificate for each class of reset rate notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

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one or more corresponding non-U.S. global note certificates with respect to each class of reset rate notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream.

On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate notes. At all times, with respect to each class of reset rate notes, there will be only one U.S. and one non-U.S. global note certificate for such reset rate notes.

Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate only (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary.

Investors may hold their interests in a class of reset rate notes represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers’ securities accounts in the European clearing systems’ respective names on the books of their respective depositaries.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream as applicable, and their respective direct and indirect participants.

Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders’ interests are held indirectly through participants in European clearing systems.

The reset rate notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes. With respect to reset rate notes denominated in a non-U.S. Dollar currency, the administrator will notify the Irish Stock Exchange of the applicable exchange rate and denominations for each class of reset rate notes.

On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.

Identification Numbers. Each related issuing entity will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate notes denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream for acceptance in their respective book-entry settlement systems of each class or reset rate notes denominated in a currency other than U.S. Dollars. Each class of reset rate notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.

On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.

Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the issuing entity as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

Except with respect to a related reset date, the issuing entity expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system’s participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The issuing entity also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the issuing entity, the administrator, any registrar, the indenture trustee, the indenture administrator, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the issuing entity, the administrator, any registrar, the indenture trustee, the indenture administrator, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Non-U.S. Dollar Denominated Notes

We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream and Euroclear and will settle in same-day funds.

Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in non-U.S. Dollar  denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the administrator pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar  denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their non-U.S. Dollar  denominated notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form.  Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Notes

The notes of a given series will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee, only if:

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the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the notes and the administrator is unable to locate a successor;

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the administrator, at its option, elects to terminate the book-entry system through DTC; or

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after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these notes.

Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable noteholders, through DTC participants, of the availability of definitive notes.  When DTC surrenders the definitive notes, the applicable trustee will reissue to the noteholders the corresponding notes as definitive notes upon receipt of instructions for re-registration.  From then on, payments of principal and interest on the definitive notes will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified in the related prospectus supplement.  Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

However, the final payment on any definitive note will be made only upon presentation and surrender of that definitive note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive notes.  No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Noteholders

Three or more noteholders of any series or one or more holders of notes of that series evidencing no less than 25% of the outstanding balance of notes may, by written request to the indenture trustee obtain access to the list of all noteholders for the purpose of communicating with other noteholders regarding their rights under the indenture or under the notes.

Reports to Noteholders

On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee, the indenture administrator and the issuing entity described under “Servicing and Administration—Statements to  Indenture Trustee, Indenture Administrator and Issuing Entity” in this prospectus.  These statements and reports will be included with filings to be made with the SEC in accordance with the Securities Exchange Act and the rules promulgated thereunder.  The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that issuing entity, a statement containing certain information to enable it to prepare its federal income tax return.  See “Certain U.S. Federal Income Tax Considerations” in this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans.  We intend that the transfer of the student loans by us to the eligible lender trustee or issuing entity, as applicable, on behalf of each issuing entity will also constitute a valid sale and assignment of those loans.  Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the eligible lender trustee or issuing entity, as applicable, is deemed to be an assignment of collateral as security, then a security interest in those student loans may be perfected under the provisions of the Higher Education Act, by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts.  Accordingly,

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A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

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A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the issuing entity or the eligible lender trustee, as applicable in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or an issuing entity, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related trustee’s or eligible lender trustee’s, as the case may be, interest. A tax or other government lien on property of the seller or the depositor arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the issuing entity or the eligible lender trustee, as applicable, in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the issuing entity or the eligible lender trustee, as applicable, free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by an issuing entity or any interest in that loan other than to the depositor or the issuing entity or the eligible lender trustee, as applicable.  The administrator will be required to maintain the perfected security interest status by filing all requisite continuation statements.

Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer will be marked to indicate the sale and although, each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the issuing entity or the eligible lender trustee, as applicable. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

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purchased the student loans in the ordinary course of its business,

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took possession of the student loans, and

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acquired the student loans for new value and without actual knowledge of the related eligible lender trustee’s or issuing entity’s interest, as the case may be, then that purchaser might acquire an interest in the FFELP student loans superior to the interest of the depositor and the issuing entity or the eligible lender trustee, if applicable.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions.  The requirements generally do not apply to federally sponsored student loans.  The depositor or an issuing entity, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer.  For a discussion of an issuing entity’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see “Transfer Agreements—Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor” and “Servicing and Administration—Servicer Covenants” in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

FFELP Student Loans.  The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans.  Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan.  If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the issuing entities.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the FFELP student loans could result in adverse consequences.  Any failure could result in the U.S. Department of Education’s refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Private Credit Student Loans.  If the private credit loans on any issuing entity are insured, the surety bond, including the rules and regulations for that program, imposes specific requirements and procedures for originating and servicing those student loans.  Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan.  If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the issuing entities.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.

See “The Student Loan Corporation, The Depositor, The Sub-servicer and The Sub-administrator – The Sponsor, Primary Seller, Servicer and Administrator,” “Student Loan Corporation’s Student Loan Financing Business” and “Servicing and Administration – Servicing Procedures.”

Student Loans Generally Not Subject to Discharge in Bankruptcy

Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion, which is based on the advice of McKee Nelson LLP, as federal tax counsel, summarizes certain of the U.S. federal income tax consequences of the purchase, ownership and disposition of notes.  For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that is:

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an individual who is a citizen or a resident of the United States, for U.S. federal income tax purposes;

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a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions and certain eligible trusts that have elected to be treated as U.S. persons.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that is:

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a nonresident alien individual for U.S. federal income tax purposes;

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a foreign corporation for U.S. federal income tax purposes;

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an estate whose income is not subject to U.S. federal income tax on a net income basis; or

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a trust that does not qualify as a U.S. Holder.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).  Special rules apply for entities treated as partnerships.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change.  Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein.  This summary addresses only U.S. Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a “straddle,” “hedge,” “synthetic security” or a “conversion transaction” for federal income tax purposes, or as part of some other integrated investment.  This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; entities treated as partnerships for U.S. federal income tax purposes, and investors that hold their notes through a partnership or other entity treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or persons holding the notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or a “passive foreign investment companies” for U.S. federal income tax purposes).  This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Characterization of the Trust

Except as disclosed in the related prospectus supplement, McKee Nelson LLP will render an opinion to the effect that a trust, which issues one or more classes of notes to investors and all of the equity interests of which are retained by a single beneficial owner, will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming compliance with the terms of the trust agreement and related documents will be complied with.

However, if one or more classes of notes are treated as equity rather than indebtedness for federal income tax purposes the trust could be treated as a partnership or publicly traded partnership taxable as a corporation, as described below.

Tax Consequences to U.S. Holders

Treatment of the Notes as Indebtedness. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of notes with terms substantially the same as the terms of the notes.  The Indenture requires the trust and all noteholders to treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes.  Based on a number of factors including certain representations of the trust, certain information provided by the underwriters regarding the student loans to be acquired by the trust, and the assumption that the noteholders will in fact treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, unless otherwise provided in a related prospectus supplement, except as disclosed in the related prospectus supplement, McKee Nelson LLP will render an opinion to the effect that the notes will be treated as indebtedness for U.S. federal income tax purposes.

The trust’s characterization of the notes as indebtedness for U.S. federal income tax purposes will be binding on U.S. Holders.  Except as otherwise indicated, the balance of this summary assumes that the notes are treated as indebtedness for U.S. federal, state and local income and franchise tax purposes.

Stated Interest.  Except as otherwise provided in a related prospectus supplement, stated interest on the notes will be taxable to a U.S. Holder as ordinary interest income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of tax accounting).

Original Issue Discount.  If so provided in a related prospectus supplement, a note may be issued with original issue discount.  A debt instrument has original issue discount to the extent its “stated redemption price at maturity” exceeds its “issue price” (each as defined below) by more than a de minimis amount (generally 0.25% of the note’s stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes and weighing each payment by reference to the number of full years elapsed from the closing date to the anticipated date of such payment).  A note’s “stated redemption price at maturity” includes all payments thereon other than payments of “qualified stated interest,” and its “remaining stated redemption price at maturity” at any time is the sum of all future payments to be made thereon other than payments of “qualified stated interest.”  Qualified stated interest is interest that must be paid at least annually and for which reasonable remedies exist to compel payment or the terms of the instrument make late payment or non-payment sufficiently remote.  Except as otherwise provided in a related prospectus supplement, the trust intends to take the position that all stated interest on the notes will be treated as qualified stated interest.  It is possible that the Internal Revenue Service (the “IRS”) will disagree with such assessment with respect to a class of notes.  The term “issue price” generally means the first price (excluding any pre-issuance accrued interest) at which a substantial portion of such debt instruments is sold to investors other than placement agents, underwriters, brokers, or wholesalers.

U.S. Holders generally will be required to include non-de minimis original issue discount on the notes in income as it accrues, without regard to the timing of receipt of the cash attributable to such income or to the U.S. Holder’s method of accounting.  Such discount would accrue under a constant yield method based on the original yield to maturity of the instrument calculated by reference to its issue price.  The amount of original issue discount generally includible in income is the sum of the daily portions of original issue discount with respect to a note for each day during the taxable year or portion thereof in which the U.S. Holder holds the note.  Special provisions apply to notes on which payments may be accelerated due to prepayments of other obligations securing those notes.  Under these provisions, the computation of original issue discount on the notes is determined by taking into account both the prepayment assumption, if any, used in pricing the notes and the actual prepayment experience.  As a result of these special provisions, the amount of original issue discount on the notes that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

If a U.S. Holder is considered to purchase a note issued with original issue discount at a price that exceeds its “adjusted issue price” (as defined below), the U.S. Holder is treated as acquiring the note with “acquisition premium” and may reduce its original issue discount income by the proportion of the aggregate amount of original issue discount remaining to be accrued as of the time of the purchase that is represented by such excess.  No amount of original issue discount need be included in income if the purchase price equals or exceeds the remaining stated redemption price at maturity.  The “adjusted issue price” of notes at any time is the sum of their issue price and the amount of previously accrued original issue discount, reduced by the sum of all prior payments of amounts other than qualified stated interest.

Premium and Market Discount.  In the event that a note is treated as purchased by a U.S. Holder at a price greater than its remaining stated redemption price at maturity, the note will be considered to have been purchased with amortizable bond premium.  The U.S. Holder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the note.  Special rules apply to determine the amount of premium on a “variable rate debt instrument” and certain other debt instruments.  Prospective U.S. Holders should consult their tax advisors regarding the amortization of bond premium.

In the event that a note is treated as purchased by a U.S. Holder at a price that is lower than its stated redemption price at maturity, or in the case of notes issued with original issue discount, their adjusted issue price, by more than a de minimis amount (generally 0.25% of their stated redemption price at maturity multiplied by the number of remaining complete years to maturity (or weighted average maturity in the case of notes paying any amounts other than qualified stated interest prior to maturity), the notes will be considered to have “market discount” in the hands of such U.S. Holder.  In that event, unless the U.S. Holder elects to include such market discount in income as it accrues, gain realized by the U.S. Holder on the sale or retirement of the notes will be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such U.S. Holder.  In addition, the U.S. Holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the note unless the U.S. Holder has made an election to include market discount in income currently.  Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS.  In general terms, market discount on notes will accrue ratably over the term of such notes or, at the election of the U.S. Holder, under a constant yield method.

Election to Treat All Interest as Original Issue Discount.  A U.S. Holder may elect to include in income all interest and discount (including de minimis OID and de minimis market discount), as adjusted by any acquisition premium with respect to the note, as original issue discount on a constant yield method, as described above under “—Original Issue Discount.”  The election is made for the taxable year in which the U.S. Holder acquired the note, and it may not be revoked without the consent of the IRS.  If the election is made with respect to a note having market discount, the U.S. Holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter.  If the election made with respect to a note having amortizable bond premium, the U.S. Holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. Holder during the year of election or thereafter.

Auction Rate Notes and Reset Rate Notes.  Unless otherwise provided in a related prospectus supplement, the trust intends to treat all stated interest on auction rate notes and reset rate notes as described above under “—Stated Interest.”  In addition, solely for purposes of determining OID, the trust intends to treat auction rate notes and reset rate notes as maturing on each auction date or reset date, as applicable, for an amount equal to the face amount of the notes as determined pursuant to the auction or reset procedure, and reissued on the same date for the same amount.  However, there are uncertainties regarding the U.S. federal income tax treatment of auction rate notes and reset rate notes, and other treatments are possible.  In this case, the timing and character of U.S. Holders’ income, gain, loss, and deduction in respect of such notes could differ from the treatment described above.  For example, it is possible that the auction or reset procedures could be treated as modifications of the notes for U.S. federal income tax purposes that cause the notes to be treated as retired and exchanged for new notes on the auction or reset dates.  In this case, a U.S. Holder that retains a note over an auction date or reset date may be treated as having sold the note for its fair market value on such date, and may be required to recognize taxable gain, even though the U.S. Holder did not receive any proceeds.  See generally “—Sale, Exchange, and Retirement of Notes.”  Alternatively, the notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDI”).  In this case, a U.S. Holder would be required to include in income in each year an amount equal to the “comparable yield” of the notes, which is generally equal to the yield at which we would issue a noncontingent debt instrument with terms and conditions similar to the notes, subject to certain adjustments for the actual payments on the notes.  Furthermore, any gain realized on the maturity date or upon an earlier sale or exchange of the notes would generally be treated as ordinary income, and all or a portion of any loss realized on the maturity date or upon a sale or other disposition of the Notes may be treated as capital loss.  Other treatments are possible.  U.S. Holders should consult their tax advisors as to the U.S. federal income tax consequences to them of auction notes or reset notes, including possible alternative treatments.

Non-U.S. Dollar Denominated Notes.  The following summary applies to “Non-U.S. Dollar Denominated Notes.”  This summary does not apply to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a currency that is considered “hyperinflationary,” are CPDIs or are dual currency notes.  Special U.S. federal income tax considerations applicable to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a hyperinflationary currency, are CPDIs, or are dual currency notes will be discussed in the related prospectus supplement.

The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a Non-U.S. Dollar Denominated Note generally will not result in a taxable gain or loss for a U.S. Holder.

In general, a U.S. Holder that uses the cash method of accounting and holds a Non-U.S. Dollar Denominated Note will be required to include in income the U.S. dollar value of the interest income received, even if the payment is not received in U.S. dollars or converted into U.S. dollars.  The U.S. dollar value of the interest received is the amount of foreign currency interest received, translated into U.S. dollars at the spot rate on the date received.  The U.S. Holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A U.S. Holder that uses the accrual method of accounting is generally required to include in income the U.S. dollar value of interest accrued during the accrual period.  Accrual basis U.S. Holders may elect to determine the U.S. dollar value of accrued interest in accordance with either of two methods.  Under the first method, the U.S. dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year).  For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the U.S. Holder.  Under the second method, the U.S. dollar value of accrued interest is translated at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt.  The election will apply to all debt instruments held by the U.S. Holder and is irrevocable without the consent of the IRS.  An accrual method U.S. Holder will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment in an amount equal to the difference between the U.S. dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual.  The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A U.S. Holder accrues OID on a Non-U.S. Dollar Denominated Note in the same manner that an accrual basis U.S. Holder accrues stated interest on a Non-U.S. Dollar Denominated Note, as described in the preceding paragraph.  A U.S. Holder will recognize foreign currency gain or loss, as the case may be, on the receipt of amounts representing accrued OID, in an amount equal to the difference between the U.S. dollar value of the foreign  currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual.  The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A U.S. Holder that does not accrue market discount currently should compute the amount of market discount in the foreign currency and translate that amount into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Note is retired or otherwise disposed of.  A U.S. Holder that accrues market discount currently is generally required to include in income the U.S. dollar value of the market discount, translated at the average exchange rate in effect during the accrual period.  A U.S. Holder will recognize foreign currency exchange gain or loss, as the case may be, with respect to market discount on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note in an amount equal to the difference between the U.S. dollar value of the accrued market discount, translated at the spot rate on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note and the U.S. dollar amount of the accrual.  The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Amortizable bond premium on a Non-U.S. Dollar Denominated Note is determined in the foreign currency and, if the U.S. Holder elects, reduces interest income in the foreign currency.  At the time the amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), a U.S. Holder will recognize exchange gain or loss, as the case may be, with respect to amortized bond premium in an amount equal to the difference between the spot rate of the amortizable bond premium at such time and the U.S. dollar value of the amortizable bond premium, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired or deemed acquired.  The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A U.S. Holder will recognize foreign currency gain or loss, as the case may be, on the receipt of principal, equal to the difference between the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date received or the date of disposition, and the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired, or deemed acquired.  The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Exchange gain or loss computed on accrued interest, OID, market discount and principal is realized only to the extent of total gain or loss on the transaction.  Amounts received upon the sale, exchange, retirement or other disposition of a Non-U.S. Dollar Denominated Note will be treated first, as the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid OID (on which exchange gain or loss is recognized as described above); and, finally, principal.

Tax Basis.  A U.S. Holder’s initial tax basis in the notes will equal the purchase price, and generally will be increased by any amounts of original issue discount or market discount includible in income with respect thereto, and reduced by any payments other than qualified stated interest and by any amortized premium with respect thereto.

Sale, Exchange and Retirement of Notes.  Upon the sale, exchange or retirement of notes, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the notes and the U.S. Holder’s tax basis in the notes.

Except as discussed above with respect to market discount, gain or loss recognized by a U.S. Holder in respect of the sale, exchange, redemption or other disposition of notes generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder is treated as having held the notes for more than one year at the time of such disposition.  The ability to use capital losses to offset ordinary income in determining taxable income generally is limited.

Waivers and Amendments.  An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders.  Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.

Tax-Exempt Organizations

Except as otherwise provided in a related prospectus supplement, income or gain from the notes held by a tax-exempt organization will not be subject to the tax on unrelated business taxable income if the notes are not “debt financed” property.

Tax Treatment of Non-U.S. Holders

Treatment of Interest.  A Non-U.S. Holder that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a note should not be subject to U.S. federal income or withholding tax in respect of the notes so long as (1) the Non-U.S. Holder provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a United States person, (2) the Non-U.S. Holder is not a bank that has purchased the notes in the ordinary course of its trade or business of making loans, as described in section 881(c)(3)(A) of the Code, (3) the Non-U.S. Holder is not a “10-percent shareholder” within the meaning of section 871(h)(3)(B) of the Code or a “related controlled foreign corporation” within the meaning of section 881(c)(3)(C) of the Code with respect to any trust, and (4) interest payable on the notes is not described in section 871(h)(4)(A) of the Code which, subject to certain exceptions, generally describes interest determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by the trust or a person related to the trust.  Except as otherwise disclosed in the related prospectus supplement, interest payable on the notes will not be determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by the trust or a person related to the trust, within the meaning of section 871(h)(4)(A) of the Code.

To the extent these conditions are not met, a 30% withholding tax may apply to payments on the notes, unless an income tax treaty reduces or eliminates such tax or the income is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder.  In the latter case, such Non-U.S. Holder should be subject to United States federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers.  If such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Treatment of Disposition of Notes.  In general, the gain realized on the sale, exchange or retirement of the notes by a Non-U.S. Holder should not be subject to U.S. federal income tax with respect to the notes.  However, if the amount realized upon the sale, exchange or settlement of a note is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, the Non-U.S. Holder will generally be subject to U.S. federal income tax on any income or gain in respect of the note at the regular rates applicable to U.S. taxpayers, and, for a foreign corporation, possibly branch profits tax, unless an applicable treaty reduces or eliminates such tax.  Additionally, if the Non-U.S. Holder is an individual that is present in the United States for 183 days or more in the year the gain is recognized and certain other conditions are satisfied, the Non-U.S. Holder generally will be subject to tax at a rate of 30% on the amount by which the gains derived from the sale, exchange or settlement that are from U.S. sources exceed capital losses allocable to U.S. sources.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The Notes may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the Notes at the time of his or her death.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Notes at death.

Alternative Characterizations and Treatments

Because no specific authority exists with respect to the characterization for U.S. federal income tax purposes of notes having terms substantially similar to the notes, the IRS could assert, and a court could ultimately hold, that the notes constitute equity in the trust for U.S. federal income tax purposes.  If the notes are treated as equity in, rather than debt of, the trust for U.S. federal tax purposes, the trust could be treated as a publicly traded partnership that would be taxable as a corporation.  In this case, the trust would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by student loans.  An entity-level tax could result in reduced distributions to noteholders.

Furthermore, even if the trust is not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to noteholders.  For example, income from classes of notes to tax-exempt entities (including pension funds) might be “unrelated business taxable income,” individual U.S. Holders might be subject to limitations on their ability to deduct their share of trust expenses, U.S. Holders would be required to report income from the trust for each of their own taxable years in which the taxable year of the trust ends and Non-U.S. Holders could be subject to substantial withholding taxes.  In addition, a U.S. Holder that is a cash basis taxpayer would be required to report income with respect to the trust when it accrues, rather than under the cash method of accounting.

Information Reporting and Backup Withholding

Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the noteholder complies with certain procedures or is an exempt recipient.  Any amounts so withheld from distributions on the notes generally would be refunded by the IRS or allowed as a credit against the noteholder’s federal income tax, provided the noteholder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the IRS and to noteholders that are not excepted from the reporting requirements.

State, Local And Foreign Taxes

The above discussion does not address the tax treatment of the related trust, the notes, or the holders of the notes of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the notes. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes.

The above discussion is only a summary of the U.S. federal tax considerations in respect of an investment in the notes.  We may modify or supplement this discussion in a related prospectus supplement.

THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER’S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

General

Section 406 of The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan, including a so-called “Keogh” plan, an individual retirement account or an educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a “Plan”), and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, at the time of their issuance, those notes so designated in the prospectus supplement should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of either such class that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are considered to be an “equity interest” or debt for purposes of the Plan Assets Regulation, the acquisition or holding of the notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if an underwriter, the issuing entity, the indenture trustee or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, certain exemptions (“prohibited transaction class exemptions” or “PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”) (each an “Investor-Based Exemption”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value, as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the Department of Labor.  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided might not cover all acts that might be construed as prohibited transactions. There can be no assurance that these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to federal, state, local or foreign laws substantially similar to ERISA or the Code (“Similar Law”).  Such plans, together with Plans, are referred to herein as “Benefit Plans.”

The notes should not be purchased with the assets of a Benefit Plan if the owner trustee, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, any provider of credit support, the administrator or any of their affiliates has fiduciary or investment discretion with respect to such Benefit Plan assets or is an employer maintaining or contributing to such Benefit Plan unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

Each purchaser and transferee of a note will be deemed to represent that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such note will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code which is not covered under an applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law and will be deemed to further represent that it will not transfer such note in violation of the foregoing.

Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other substantially similar applicable law, the effect of the assets of the issuing entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the notes. Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

AVAILABLE INFORMATION

SLC Student Loan Receivables I, Inc., as the originator of each trust and the depositor, has filed with the SEC a registration statement for the notes under the Securities Act of 1933 as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement.  You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at

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100 F Street, N.E., Washington, D.C. 20549;

and at the SEC’s regional offices at

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175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

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3 World Financial Center, New York, New York 10281.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees.  You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-732-0330.

The registration statement may also be accessed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov.

REPORTS TO NOTEHOLDERS

The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series.  These periodic unaudited reports will contain information concerning the trust student loans in the related trust.  They will be sent only to Cede & Co., as nominee of DTC.  The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed by registering at the following website: http://citimortgagembs.com (or such other website as specified in the related prospectus supplement).  The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The issuing entity will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended.  The reports concerning the issuing entity are required to be delivered to the holders of the notes.  These reports include, but are not limited to:

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Reports on Form 8-K (Current Report), following the issuance of the series of notes of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

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Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

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Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

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Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Act.

Each trust will have a separate Central Index Key assigned by the SEC for the trust.  Reports filed with respect to an issuing entity with the SEC after the prospectus supplement is filed will be available under that trust’s Central Index Key, which will be a serial company number assigned to the file number of the depositor shown above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by or for an issuing entity pursuant to the Exchange Act on Form 8-K or Form 10-D after the date of this prospectus and before the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus.  Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

At such time as may be required under relevant SEC rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet website. If the depositor decides to provide such information through an Internet website, the applicable prospectus supplement accompanying this prospectus will disclose the specific website address where such information is posted.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to SLC Student Loan Receivables I, Inc., 750 Washington Boulevard, 9th Floor, Stamford, Connecticut 06901.  Telephone requests for copies should be directed to (203) 975-6923.

THE PLAN OF DISTRIBUTION

The depositor and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and/or a separate placement agreement for the notes of that series.  Under the underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of notes listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of their underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement.  In some series, the depositor or an affiliate may offer some or all of the notes for sale directly.

The underwriters or other offerors may offer the notes to potential investors in person, by telephone, over the Internet or by other means.

Each prospectus supplement will either:

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show the price at which each class of notes is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

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specify that the notes will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes, the offering prices and concessions may be changed.

Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes.  These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If an underwriter creates a short position in the notes in connection with the offering—that is, if it sells more notes than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing notes in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members.  This means that if the underwriter purchases notes in the open market to reduce the underwriters’ short position or to stabilize the price of the notes, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those notes as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.  In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The underwriters may assist in resales of the notes but are not required to do so.  The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the notes offered by that prospectus supplement.  No underwriter will be obligated to make a secondary market.

This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by SLC or its affiliate after its exercise of the related call option with respect to that class.

In connection with any remarketing of a class of reset rate notes, unless the all hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

If SLC or one of its subsidiaries exercises its call option with respect to any class of reset rate notes previously publicly offered by any trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the related pool of trust student loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

Each underwriting agreement will provide that the depositor and SLC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from one or more of the underwriters.

Under each of the underwriting agreements for a given series of notes, the closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the notes will appear in the related prospectus supplement.

LEGAL MATTERS

The validity of the notes will be passed upon by McKee Nelson LLP, as counsel to each trust, the depositor and SLC.

Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters, any other sellers and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act of 1965, as amended, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs.  Payment of principal and interest on the FFELP student loans is guaranteed by a state or not-for-profit guarantee agency against:

•

default of the borrower;

•

death, total and permanent disability, or discharge in bankruptcy;

•

closing of the borrower’s school prior to the end of the academic period;

•

false certification by the borrower’s school of the borrower’s eligibility for the student loan, as well as false certification as a result of the crime of identity theft; and

•

an unpaid school refund.

In addition to the guarantee payments, the holder of FFELP student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

Special allowance payments raise the interest rate of return to FFELP student loan lenders when the statutory borrower interest rate is below an indexed market value.  Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the U.S. Department of Education for between 75% and 100% of the amount of each guarantee payment.

Four types of FFELP student loans are currently authorized under the Higher Education Act:

•

Subsidized Stafford Loans to students who demonstrate requisite financial need;

•

Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

•

PLUS Loans to parents of dependent undergraduate students and, after July 1, 2006, to graduate and professional students whose estimated costs of attending school exceed other available financial aid; and

•

Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.

Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans.  The Unsubsidized Stafford Loan program replaced the SLS program.

This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, FFELP and related statutes and regulations.  They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation.  Both the Higher Education Act and the related regulations have been subject to extensive amendment since 1965.  Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

FFELP is subject to comprehensive reauthorization every 5 years and to frequent statutory and regulatory changes.  The most recent amendments to the Higher Education Act are contained in the College Cost Reduction and Access Act (Public Law 110-84) and the Higher Education Reconciliation Act of 2005 (Public Law 109-171).  Before then, the Higher Education Act of 1965 (Pub. L. No. 89-329) was reauthorized in 1968, 1972, 1976, 1980, 1986, 1992 and 1998. Furthermore, The Higher Education Act was amended by Public Law 106-170 in 1999, Public Law 106-554 in 2001, Public Law 107-139 in 2002 and Public Law 108-366 in 2004.

In 1993 Congress created the William D. Ford Federal Direct Loan Program (“FDLP”) pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury.  The Direct Lending Program operates in competition with the FFELP, under which loans are offered by private lenders under FFELP.

The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2004, which was extended through federal fiscal year 2005 by Public Law 108-366.  The 1998 reauthorization, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.30% (1.70% during in-school, grace and deferment periods), capped at 8.25%, and the lender’s rate after special allowance payments to the 91-day Treasury bill rate plus 2.80% (2.20% during in-school, grace and deferment periods) for loans originated on or after July 1, 1998 and before July 1, 2003.  The borrower interest rate on PLUS Loans originated during this period is equal to the 91-day Treasury bill rate plus 3.10%, capped at 9%.

The 1999 revisions to the Higher Education Act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP student loans disbursed on or after January 1, 2000 and before July 1, 2003.  For these FFELP student loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34% (1.74% during in-school, grace and deferment periods).  The 1999 revisions to the Higher Education Act did not change the rate that borrowers pay on FFELP student loans.

The 2001 revisions to the Higher Education Act changed the financial index on which the interest rate for some borrowers of SLS and PLUS Loans are computed.  The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield.  This change was effective beginning in July 2001.

The 2002 revisions to the Higher Education Act amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006, and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

While the Higher Education Act has been amended multiple times since 1965, the most recent changes have been the result of the legislative activity described in the following two paragraphs.

On February 8, 2006, the President of the United States signed the Deficit Reduction Act of 2005 into law.  Included in the Deficit Reduction Act of 2005 is the Higher Education Reconciliation Act of 2005, which extends the Department of Education's authority to provide federal insurance on loans, make subsidized loans and make consolidation loans through September 30, 2012.  Several provisions of the Higher Education Act governing FFELP were also amended, including (i) an increase in the annual Stafford Loan limits for first and second year undergraduate students, (ii) the reduction of  reimbursement due to servicers deemed as exceptional performers from 100% to 99%, (iii) requiring lenders to pay the Department of Education interest paid by borrowers that exceed the special allowance support levels applicable to such loans, (iv) authorizing a deferment for eligible borrowers serving on active military or performing other qualifying service, (v) an increase in forgiveness amounts for certain teachers and (vi) extending PLUS Loan eligibility to graduate and professional students.

On September 27, 2007, the President of the United States signed the College Cost Reduction and Access Act of 2007 into law, which, by amending the Higher Education Act, eliminates certain government subsidies to education lenders.  The legislation also includes provisions that: (1) reduce the undergraduate subsidized Stafford Loan interest rate from 6.8% to 3.4% over then next five years, with the rate returning to 6.8% on July 1, 2012, (2) reduce special allowance payments made to FFELP lenders by between 0.55% and 0.85% per annum, depending on the loan type, for loans first disbursed on or after October 1, 2007, (3) limit lender reimbursement to 97% of the unpaid balance of FFELP loans for most claims filed on or after October 1, 2007 by eliminating the exceptional performer program, with a further reduction to 95% reimbursement for loans first disbursed on or after October 1, 2012, (4) increase the lender fee from 0.50% to 1.00% for FFELP loans first disbursed on or after October 1, 2007, (5) extend eligibility for the military deferment and (6) introduce an income-based repayment option.

We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such additional legislation on the sponsor’s student loan program or the trust student loans.

Eligible Lenders, Students and Educational Institutions

Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors.  A FFELP student loan may be made to, or on behalf of, a “qualified student.”  A “qualified student” is an individual who:

•

is a United States citizen, national or permanent resident;

•

has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

•

is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

•

meets the financial need requirements for the particular loan program.

Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act.  For a school to participate in the program, the U.S. Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, student loans generally are made up to amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution.  Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis.  This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor.  The federal processor evaluates the parents’ and student’s financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student’s cost of education.  After receiving information on the family contribution, the institution then subtracts the family contribution from the student’s costs to attend the institution to determine the student’s need for financial aid.  Some of this need is met by grants, scholarships, institutional loans and work assistance.  A student’s “unmet need” is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

The Higher Education Act provides for quarterly special allowance payments to be made by the U.S. Department of Education to holders of FFELP student loans to the extent necessary to ensure that they receive at least specified market interest rates of return.  The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan.  The Department makes a special allowance payment for each calendar quarter, generally within 15 to 30 days after the receipt of a bill from the lender.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For FFELP student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1)

determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2)

subtracting the applicable borrower interest rate;

(3)

adding the applicable special allowance margin described in the table below; and

(4)

dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment 3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment 2.80% for Stafford Loans that are in Repayment and Forbearance 3.10% for PLUS, SLS and Consolidation Loans

For FFELP student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1)

determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

(2)

subtracting the applicable borrower interest rate;

(3)

adding the applicable special allowance margin described in the table below; and

(4)

dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00	1.74% for Stafford Loans that are in In-School, Grace or Deferment 2.34% for Stafford Loans that are in Repayment and Forbearance 2.64% for PLUS and Consolidation Loans

For FFELP student loans first disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans.

The College Cost Reduction and Access Act reduces the special allowance payments for loans held by for-profit lenders and first disbursed on or after October 1, 2007 as follows:

•

0.55% reduction for Subsidized and Unsubsidized Stafford Loans and Consolidation Loans; and

•

0.85% reduction for PLUS Loans.

Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate.  The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

For Stafford Loans, the Higher Education Act provides for:

•

federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

•

federal interest subsidy payments on Subsidized Stafford Loans paid by the U.S. Department of Education to holders of the loans in lieu of the borrowers’ making interest payments; and

•

special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

We refer to all three types of assistance as “federal assistance.”

Interest.  The borrower’s interest rate on a Stafford Loan can be fixed or variable.  Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06	6.8%	N/A	N/A

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

•

the applicable maximum borrower rate

and

•

the sum of:

•

the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

and

•

the applicable interest rate margin.

Under the 2005 amendments to the Higher Education Act, Stafford Loans with a first disbursement on or after July 1, 2006 moved to a fixed annual interest rate of 6.80%.

Under the College Cost Reduction and Access Act, the fixed interest rate throughout the life of undergraduate Subsidized Stafford Loans first disbursed during the four year period beginning on July 1, 2008 and ending on June 30, 2012, will decrease as follows:

•

for a loan first disbursed between July 1, 2008 and June 30, 2009, the fixed interest rate will be 6.0%;

•

for a loan first disbursed between July 1, 2009 and June 30, 2010, the fixed interest rate will be 5.6%;

•

for a loan first disbursed between July 1, 2010 and June 30, 2011, the fixed interest rate will be 4.5%:

•

for a loan first disbursed between July 1, 2011 and June 30, 2012, the fixed interest rate will be 3.4%

For undergraduate Subsidized Stafford Loans first disbursed on or after July 1, 2012, the fixed interest rate will revert to 6.8%.  The above changes do not apply to Unsubsidized Stafford Loans.

Interest Subsidy Payments.  The U.S. Department of Education is responsible for paying interest on Subsidized Stafford Loans:

•

while the borrower is a qualified student,

•

during the grace period, and

•

during prescribed deferment periods.

The U.S. Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during prescribed deferment periods.  The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments.  However, receipt of interest subsidy and special allowance payments is conditional upon compliance with the requirements of the Higher Education Act, including the following:

•

satisfaction of need criteria, and

•

continued eligibility of the loan for federal insurance or reinsurance.

If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee or insurance agreement, the loan may lose its eligibility for federal insurance.

Lenders generally receive interest subsidy payments within 15 days to 30 days after the submission of the applicable data for any given calendar quarter to the U.S. Department of Education.  However, there can be no assurance that payments will, in fact, be received from the Department within that period.

Loan Limits.  The Higher Education Act generally requires that lenders disburse FFELP student loans in at least two equal disbursements.  The Act limits the amount a student can borrow in any academic year.  The following chart shows current and historic loan limits.

	Dependent Students	Independent Students
Borrower’s Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Additional Unsubsidized only on or after 7/1/94	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$ 2,625	$ 4,000	$ 6,625
2nd year	$ 3,500	$ 4,000	$ 7,500
3rd year and above	$ 5,500	$ 5,000	$ 10,500
Graduate (per year)	$ 8,500	$ 10,000	$ 18,500
Aggregate Limit:
Undergraduate	$ 23,000	$ 23,000	$ 46,000
Graduate (including undergraduate)	$ 65,500	$ 73,000	$ 138,500

Beginning July 1, 2007, annual Stafford Loan limits for first-year dependent students increase from $2,625 to $3,500 and second-year students from $3,500 to $4,500 and the annual unsubsidized Stafford Loan limit from $10,000 to $12,000 for graduate and professional students.

For the purposes of the table above:

•

The loan limits include both FFELP and FDLP loans.

•

The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans.  Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•

Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the middle column.  Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and they do not qualify for a PLUS Loan.

•

Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

•

The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

Repayment.  Repayment of principal on a Stafford Loan begins six months after the borrower graduates, withdraws or drops to less than half-time enrollment status.  In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins.  New borrowers on or after October 7, 1998 who accumulate an outstanding loan balance under FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts.  Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness.  The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed.  The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.

Graces, Deferment and Forbearance Periods.  After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay the principal and interest of a Stafford Loan following the grace period.  However, no principal payments need to be made, subject to certain conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:

•

while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

•

when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years;

•

when the lender determines that repayment will cause the borrower “economic hardship,” as defined in the Act, subject to a maximum deferment of 3 years; or

•

while the borrower is serving on active duty or performing other qualifying service during a war or other military operation or national emergency.

Interest that accrues during a deferment is paid by the U.S. Department of Education on Subsidized Stafford Loans or is deferred and capitalized on Unsubsidized Stafford Loans.

The Higher Education Act also permits, and in some cases requires, “forbearance” of payment of principal in some circumstances.  Interest that accrues during a forbearance period is never subsidized.

The College Cost Reduction and Access Act eliminated the three-year limitation on the period for which certain members of the armed forces may receive deferments on their loan payments and allows deferments until 180 days after such member is demobilized.  It also provides that such benefits are available regardless of when the loan was originated.  As under prior law, members of the armed forces who qualify for this deferment are limited to those who are serving on active duty or performing qualifying National Guard duty during a war or other military operation in a national emergency.  The College Cost Reduction and Access Act also allow members of the armed forces, including members of the National Guard or other reserve component of the armed forces, who were enrolled in college or left college within six months of deployment to receive a deferment of up to 13 months upon return from active duty.

PLUS and SLS Loan Programs

The Higher Education Act authorizes (i) PLUS Loans to be made to parents of eligible dependent students and  to graduate and professional students.  The Higher Education Act previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program.  Only parents or graduate or professional students who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans.  The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance.  However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits.  PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000.  The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest.  The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

•

the applicable maximum borrower rate

and

•

the sum of:

(1)

the applicable 1-year index or the bond equivalent rate of 91-day Treasury bills, as applicable,

and

(2)

the applicable interest rate margin.

Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will bear a fixed annual interest rate of 8.5%.

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1.  Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	8.5%	8.5%	N/A

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

•

the borrower rate is set at the maximum borrower rate; and

•

the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter or commercial paper rates, as applicable and the applicable interest rate margin exceeds the maximum borrower rate.

Repayment, Deferment and Forbearance.  Borrowers must begin to repay principal and interest on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions.  Borrowers may defer payment of principal during periods of educational enrollment, unemployment, economic hardship, or military duty as defined in the Act.  Interest will continue to accrue during such periods; any unpaid interest will be capitalized.  Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.  Periods of forbearance are also permitted and in some cases required whereby payment of principal is postponed.  Interest that accrues during a forbearance period is never subsidized.

Consolidation Loan Program

The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their federal student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS Loans.  Consolidation Loans are made by paying off the outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders.  Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it.  Under certain circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount.  Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500.  For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding FFELP student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins.  For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation.  Since January 1, 1993 and until July 1, 2006, married couples who agreed to be jointly and severally liable were able to apply for one Consolidation Loan.  In some cases borrowers may have entered repayment status while still in school and thereby became eligible to obtain a Consolidation Loan until July 1, 2006.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994.  For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent.  Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent.  Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.

The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent.  The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent.  This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006.  The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006.  Lenders of FFELP Consolidation Loans pay a reinsurance fee to the U.S. Department of Education.  All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department.  For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods.  Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans.  In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.

No insurance premium or origination fee is charged to a borrower or a lender in connection with a Consolidation Loan.  However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999.  The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP student loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his underlying loans have been paid off and consolidated.  For applications received on or after January 1, 1993, besides the standard schedule, repayment options include graduated and income-sensitive repayment plans.  In addition, a borrower who obtained their first FFELP loan on or after October 7, 1998 and has an accumulated FFELP loan balance of more than $30,000 is also eligible for the extended repayment plan.  Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible FFELP student loans outstanding.  The maximum repayment term is 30 years for indebtedness of $60,000 or more.

Repayment Schedules

Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules.  An issuing entity may implement graduated repayment schedules and income-sensitive repayment schedules.  Use of income-sensitive repayments schedules may extend the ten-year maximum term for up to five years.  In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.  The College Cost Reduction and Access Act provides that a borrower’s FFELP loan payments will be limited to 15% of his or her discretionary income, or 15% of the amount by which the borrower’s adjusted gross income exceeds 150% of the poverty line, divided by 12.  Unpaid interest and principal are capitalized and any outstanding loan balance is forgiven after 25 years of repayment.  The Secretary of Education will pay any unpaid interest on subsidized loans for up to three years.

Guarantee Agencies under FFELP

Under FFELP, guaranty agencies guarantee loans made by eligible lending institutions.  FFELP student loans are guaranteed for 100% of principal and accrued interest against death, disability, discharge in bankruptcy or the crime of identity theft.  The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies.  Guarantee agencies also guarantee lenders against default.  For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest.  For loans that are made after October 1, 1993, but prior to July 1, 2006, lenders are insured at 98% of principal and accrued interest.  For loans that are made on or after July 1, 2006 and prior to October 1, 2012, the lenders will be insured at 97% of principal and accrued interest.  For loans disbursed on or after October 1, 2012, lenders will be insured against default at 95% of principal and accrued interest.

The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted.  The reimbursement rate on discharged loans is for 100% of the amount paid to the holder.  The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases.  The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year.  The second trigger is when the amount of defaults exceeds 9% of the loans in repayment.  Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 – September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower.  However, the Secretary requires that the defaulted guaranteed loans be assigned to the U.S. Department of Education when the guarantor is not successful.  A guarantor also refers defaulted guaranteed loans to the Secretary to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers.  Some states have similar offset programs.

To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder.  Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower’s account for payments made.  If a borrower becomes delinquent in repaying a loan, a lender must perform collection activities that are defined by the Higher Education Act.  The collection process consists of telephone calls, collection letters, a final demand letter, skip-tracing (when applicable), and requesting default aversion assistance from the guarantor.

A lender must submit a default claim to the guarantor after the related FFELP student loan has been delinquent for at least 270 days.  The guarantor must review and pay the claim within 90 days of receipt of the lender’s claim request.  The guarantor will pay the lender interest accrued on the loan for up to 450 days of delinquency.  Subsequently, the guarantor must file a reimbursement claim with the Secretary of Education within 45 days after having paid the lender for the default claim.

FFELP Student Loan Discharges

FFELP student loans are not generally dischargeable in bankruptcy.  Under the United States Bankruptcy Code, before a FFELP student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship.  When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding.  If the borrower files under the “wage earner” provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guaranty agency which then participates in the bankruptcy proceeding.

When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

FFELP student loans are eligible for discharge if the borrower becomes totally and permanently disabled.  A physician must certify the borrower’s condition in order to be eligible for discharge.  This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.

If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are eligible to be discharged.  Also, if a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged.  Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.  Effective July 1, 2006, a loan is also eligible for discharge if it is determined that the borrower’s eligibility for the loan was falsely certified as a result of a crime of identity theft.

Rehabilitation of Defaulted Loans

The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender.  For a loan to be eligible for rehabilitation, the borrower must make nine on-time, full monthly payments to the guarantor during a period of 10 consecutive months.  Payments must be made voluntarily by the borrower and must be equal to or greater than the amount determined to be reasonable and affordable.  Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged.  No FFELP student loan may be rehabilitated more than once.

Guarantor Funding

In addition to providing the primary guarantee on FFELP student loans, guaranty agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight.  These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Origination Fee	0.40% of the principal amount guaranteed, paid by the U.S. Department of Education
Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the U.S. Department of Education
Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund
Collection Retention Fee

23% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts

The Act requires guaranty agencies to establish two funds:  a Student Loan Reserve Fund and an Agency Operating Fund.  The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee.  The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees.  The Agency Operating Fund is the guarantor’s property and is not subject to strict limitations on its use.

U.S. Department of Education Oversight

The Secretary of Education has oversight authority over guarantors.  If the U.S. Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department.  The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor.  However, the Department’s obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

Recent Developments

For each series of notes, the related prospectus supplement will describe any recent developments that are material to your class of notes.

APPENDIX B

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the notes offered under the related prospectus supplement will be available only in book-entry form as “Global Notes.”  Investors in the Global Notes may hold them through DTC or, if applicable, Clearstream or Euroclear.  The Global Notes are tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades (other than with respect to a reset date as described under “Certain Information Regarding the Notes—Book Entry Registration” in this prospectus) will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clear-stream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Global Notes will be effected on a delivery-against-payment basis through the depositaries of Clearstream and Euroclear and as participants in DTC.

Non-U.S. holders of Global Notes will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All U.S. Dollar denominated Global Notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the U.S. Dollar denominated Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions in the U.S. Dollar denominated Global Notes on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

All non-U.S. Dollar denominated Global Notes will be held in book-entry form by a common depositary for Clearstream and Euroclear in the name of a nominee to be selected by the common depository.  Investors’ interests in the non-U.S. Dollar denominated Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear.  As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Notes on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and the depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading on a Reset Date.  Secondary market trading on a reset date will be settled as described under “Certain Information Regarding the Notes—Book Entry Registration” in this prospectus.

Trading between DTC participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

Trading between Clearstream and/or Euroclear participants.  Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement.  Clearstream or Euroclear will instruct the applicable depositary to receive the Global Notes against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Notes.

Notes.  After settlement has been completed, the Global Notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account.  The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date so that the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts.  However, interest on the Global Notes would accrue from the value date.  Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the applicable depositary for the benefit of Clearstream participants or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant.  The depositor will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement.  In this case, Clearstream or Euroclear will instruct the applicable depositary to deliver the Global Notes to the DTC participant’s account against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the Global Notes in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder of Global Notes may be subject to U.S. withholding tax (currently at 30%) or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

•

that holder takes one of the following steps to obtain an exemption or reduced tax rate:

1.

Exemption for non-U.S. person—Form W-8BEN.  Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax (or a reduced rate) by furnishing to us a correct, complete and executed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and satisfying certain conditions.  For further detail, see “Certain U.S. Federal Income Tax Considerations” in this prospectus.  Non-U.S. government-related entities and entities treated as nominees or non-U.S. partnerships for U.S tax purposes have different certification requirements and such entities should consult their U.S. tax advisors.

2.

Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by furnishing to us a correct, complete and executed Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

3.

Exemption for U.S. persons—Form W-9.  U.S. persons can obtain a complete exemption from the withholding tax and backup withholding by furnishing to us a correct, complete and executed Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The Global Securityholder or his agent files by submitting the appropriate form to the person through which it holds (e.g., a clearing agency).  Form W-8BEN and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year.  If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or W-8ECI, as applicable must be filed within 30 days of the change.

For these purposes, a U.S. person is:

•

an individual who is a citizen or a resident of the United States, for U.S. federal income tax purposes;

•

a corporation or partnership (or other entity that is treated as a corporation or partnership for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•

an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions;

and a non-U.S. person is:

•

a nonresident alien individual for U.S. federal income tax purposes;

•

a foreign corporation for U.S. federal income tax purposes;

•

an estate whose income is not subject to U.S. federal income tax on a net income basis; or

•

a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if United States persons do not have the authority to control all of its substantial decisions.

To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

$1,679,450,000

Student Loan Asset-Backed Notes

SLC Student Loan Trust 2008-1
Issuing Entity

SLC Student Loan Receivables I, Inc.
Depositor

The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

PROSPECTUS SUPPLEMENT

Citi
Lead Manager
Barclays Capital	Credit Suisse	Lehman Brothers
Co-Managers

March 24, 2008

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus.  We have not authorized anyone to provide you with different information.

We are not offering notes in any state or other jurisdiction where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.